     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 5, 1998


                                                      REGISTRATION NO. 333-46359

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-1


                                AMENDMENT NO. 1


                                       TO

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                      ONYX ACCEPTANCE GRANTOR TRUST 1998-1
                     (ISSUER WITH RESPECT TO CERTIFICATES)
                            ------------------------

                     ONYX ACCEPTANCE FINANCIAL CORPORATION
                   (ORIGINATOR OF THE TRUST DESCRIBED HEREIN)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             9999                            33-0639768
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NO.)             IDENTIFICATION NO.)

                            ------------------------

                      8001 IRVINE CENTER DRIVE, 6TH FLOOR
                                IRVINE, CA 92618
                                 (714) 790-5400
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                              REGAN E. KELLY, ESQ.
                            EXECUTIVE VICE PRESIDENT
                      8001 IRVINE CENTER DRIVE, 5TH FLOOR
                                IRVINE, CA 92618
                                 (714) 450-5509
            (NAME, ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

               DAVID A. ALLEN, ESQ.                                SUSAN M. CURTIS, ESQ.
              ANDREWS & KURTH L.L.P.                     SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                 1717 MAIN STREET                                    919 THIRD AVENUE
                    SUITE 3700                                   NEW YORK, NEW YORK 10022
                DALLAS, TEXAS 75201

                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 134, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                         PROPOSED MAXIMUM        PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF          AMOUNT TO BE       OFFERING PRICE PER      AGGREGATE OFFERING        AMOUNT OF
   SECURITIES TO BE REGISTERED        REGISTERED              UNIT(1)                 PRICE          REGISTRATION FEE(1)
------------------------------------------------------------------------------------------------------------------------
____% Auto Loan Pass-Through
Certificates, Series 1998-1......   $173,000,000.00            100%              $173,000,000.00         $51,035.00
========================================================================================================================



(1) $303.03 of which was previously paid.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION

                   PRELIMINARY PROSPECTUS DATED MARCH 5, 1998


PROSPECTUS

[ONYX ACCEPTANCE CORP LOGO]

                                  $173,000,000

                      ONYX ACCEPTANCE GRANTOR TRUST 1998-1
              % AUTO LOAN PASS-THROUGH CERTIFICATES, SERIES 1998-1
                     ONYX ACCEPTANCE FINANCIAL CORPORATION,
                                     Seller
                          ONYX ACCEPTANCE CORPORATION,
                                    Servicer

                            ------------------------


     The      % Auto Loan Pass-Through Certificates (the "Certificates") will represent undivided fractional interests in the Onyx Acceptance Grantor Trust 1998-1 (the "Trust") to be formed by Onyx Acceptance Financial Corporation (the "Seller"), a wholly-owned, limited purpose finance subsidiary of Onyx Acceptance Corporation ("Onyx"). The Trust property will include a pool of fixed rate Rule of 78's and Simple Interest Method motor vehicle retail installment sales contracts (the "Contracts") secured by new and used automobiles and light-duty trucks (the "Financed Vehicles"), certain monies due under certain Contracts on or after March 1, 1998 (the "Cut-Off Date"), security interests in the Financed Vehicles, the benefits of a financial guarantee insurance policy (the "Financial Guarantee Insurance Policy") issued by MBIA Insurance Corporation (the "Insurer") and certain other property, all as more fully described herein. The initial Aggregate Scheduled Balance (as defined herein) of the Contracts as of the Cut-Off Date was $173,000,000. Onyx will act as servicer of the Contracts (the "Servicer").


     Interest on the Certificates at the Pass-Through Rate of      % per annum
(each, an "Interest Distribution"), will be distributed to the Certificateholders on the 15th day of each month (or, if the 15th day is not a Business Day, the following Business Day) (each, a "Distribution Date") commencing April 15, 1998 and ending on July 15, 2004 (the "Final Distribution Date"). Payments of principal, as well as the principal balance of liquidated contracts and contracts repurchased by the Seller and purchased by the Servicer (the "Principal Distribution"), will be distributed to Certificateholders on each Distribution Date as described herein.


     It is a condition of issuance that the Certificates be rated in the highest category by Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. Such ratings will be based primarily on the issuance of the Financial Guarantee Insurance Policy by the Insurer. Under the Financial Guarantee Insurance Policy, the Insurer has unconditionally and irrevocably guaranteed payment of the Interest Distribution and the Principal Distribution on each Distribution Date, including the Final Distribution Date. See "The Certificates and the Agreement -- The Financial Guarantee Insurance Policy."

                            ------------------------

SEE "RISK FACTORS" AT PAGE 8 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE
    CONSIDERED BY PROSPECTIVE PURCHASERS OF THE CERTIFICATES OFFERED HEREBY.

                            ------------------------

         THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST AND ARE NOT
                INSURED OR GUARANTEED BY THE SELLER, ONYX OR ANY
                        OF THEIR RESPECTIVE AFFILIATES.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

======================================================================================================================
                                               PRICE TO                 UNDERWRITING              PROCEEDS TO THE
                                               PUBLIC(1)                  DISCOUNT                 SELLER(1)(2)
----------------------------------------------------------------------------------------------------------------------
Per Certificate......................              %                          %                          %
----------------------------------------------------------------------------------------------------------------------
Total................................              $                          $                          $
======================================================================================================================


(1) Plus accrued interest, if any, calculated from      , 1998.



(2) Before deducting expenses payable by the Seller estimated to be $350,000.

                            ------------------------


     The Certificates are offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to various prior conditions, including their right to reject orders in whole or in part. It is expected that the Certificates will be delivered in book-entry form,
on or about March   , 1998, through the facilities of The Depository Trust
Company ("DTC").

                            ------------------------


MERRILL LYNCH & CO.                                         SALOMON SMITH BARNEY

                            ------------------------

               The date of this Prospectus is             , 1998.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH CERTIFICATES, AND THE IMPOSITION OF PENALTY BIDS, DURING AND AFTER THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                             AVAILABLE INFORMATION

     The Seller, as originator of the Trust, has filed a Registration Statement under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Commission") with respect to the Certificates offered pursuant to this Prospectus. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information included in the Registration Statement and the exhibits thereto. For further information, reference is made to the Registration Statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048 and at the Northwestern Atrium Building, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of which may be obtained from the Commission at prescribed rates. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Servicer and the Trust, and the address is http://www.sec.gov. The Servicer, on behalf of the Trust, will also file or cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission thereunder, and such reports can be obtained as described above. Such reports will include Current Reports on Form 8-K filed after each Distribution Date, and an Annual Report on Form 10-K. Such reports will contain certain financial information regarding the Trust, including the Distribution Date Statement which will be furnished monthly to Certificateholders as described under "Reports to Certificateholders" below. Reports on Form 8-K and Form 10-K will not be filed for any period which ends after December 31, 1998; however, the Certificateholders will continue to receive the Distribution Date Statement monthly, as described below.

                         REPORTS TO CERTIFICATEHOLDERS

     Unless and until Definitive Certificates are issued (which will occur under the limited circumstances described herein), the unaudited monthly Distribution Date Statements and unaudited annual reports concerning the Trust which are described herein under "Additional Provisions of the Agreement -- Statements to Certificateholders" and are prepared by the Servicer, will be sent by the Trustee only to Cede & Co. as the nominee of DTC and the registered holder of the Certificates. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. These reports may be obtained by Certificate Owners by a request in writing to the Trustee. See "The Certificates and the Agreement -- Book-Entry Registration." The Seller does not intend to send any of its financial reports to the Certificateholders.

                                    SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus. See the Index of Principal Definitions for the location herein of the definitions of certain capitalized terms. An investment in the Certificates involves various risks, and potential purchasers should carefully consider the matters discussed under "Risk Factors" herein in considering an investment in the Certificates.

Issuer.....................  Onyx Acceptance Grantor Trust 1998-1 (the "Trust"),
                             to be formed by Onyx Acceptance Financial
                             Corporation (the "Seller") pursuant to the Pooling and Servicing Agreement, to be dated as of March 1, 1998 (the "Agreement"), among the Seller, Onyx Acceptance Corporation (the "Servicer") and Bankers Trust Company (the "Trustee").


Securities Offered.........       % Auto Loan Pass-Through Certificates, Series
                             1998-1 (the "Certificates") representing fractional undivided interests in the Trust. The Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof. See "The Certificates and the Agreement -- General."


Initial Certificate
Balance....................  The initial principal balance of the Certificates is equal to the aggregate principal balance of the Contracts as of the Cut-Off Date calculated in accordance with the Rule of 78's or Simple Interest Method, as applicable. The term "Cut-Off Date Scheduled Balance" means the principal balance of a Contract as of the Cut-Off Date. See "The Contracts."


Seller.....................  Onyx Acceptance Financial Corporation, a
                             wholly-owned, limited purpose subsidiary of Onyx Acceptance Corporation ("Onyx"). The Seller's principal executive offices are located at 8001 Irvine Center Drive, 6th Floor, Irvine, California 92618 and its telephone number is (714) 790-5400. See "The Seller." All of the Contracts will have been purchased by the Seller from Onyx. Substantially all of the Contracts have been purchased by Onyx from new and used car Dealers unaffiliated with Onyx or the Seller, and a limited number of Contracts have been purchased or originated by subsidiaries of Onyx. See "The Onyx Portfolio of Motor Vehicle Contracts."


Servicer...................  Onyx. The Servicer's principal executive offices are located at 8001 Irvine Center Drive, 5th Floor, Irvine California 92618 and its telephone number is
                             (714) 450-5509. See "The Servicer."

Trustee....................  Bankers Trust Company.


Trust Property.............  The Trust's assets (the "Trust Property") will include: (i) a pool of fixed rate motor vehicle retail installment sales contracts (the "Contracts") of which approximately 33.78% of the Aggregate Scheduled Balance as of the Cut-Off Date are Rule of 78's Contracts and approximately 66.22% of the Aggregate Scheduled Balance as of the Cut-Off Date are Simple Interest Contracts, and all of which were purchased from the Seller and secured by new and used automobiles and light-duty trucks (the "Financed Vehicles"), (ii) certain documents relating to the Contracts, (iii) certain monies due under such Contracts on or after the Cut-Off Date,
                             (iv) security interests in the Financed Vehicles and the rights to receive proceeds from claims on certain insurance policies covering the Financed Vehicles or the individual obligors under each related Contract and the right to certain proceeds under the Blanket Insurance Policy,

                             (v) all amounts on deposit in the Collection
                             Account, including all Eligible Investments credited thereto (but excluding any investment income from Eligible Investments, which will be paid to the Servicer), (vi) the benefits of a financial guarantee insurance policy (the "Financial Guarantee Insurance Policy") issued by MBIA Insurance Corporation (the "Insurer"), (vii) the right of the Seller to cause Onyx to repurchase certain Contracts under certain circumstances, and
                             (viii) all proceeds of the foregoing. See "The Trust."


Pass-Through Rate..........       % per annum, payable monthly at one-twelfth
                             the annual rate and calculated on the basis of a 360-day year of twelve 30-day months.

Distribution Date..........  The 15th day of each month (or, if such day is not a Business Day, the next succeeding Business Day) commencing April 15, 1998 (each a "Distribution Date"). A "Business Day" is a day other than a Saturday, Sunday or other day on which commercial banks located in California or New York are authorized or obligated to be closed.

Final Distribution Date....  July 15, 2004.


Interest Distribution......  On each Distribution Date, monthly interest (the
                             "Interest Distribution") in an amount equal to the product of one-twelfth of the Pass-Through Rate and the Pool Balance as of the end of the Collection Period preceding the related Collection Period will be distributed on a pro rata basis to the Certificateholders of record as of the related Record Date; provided that the Interest Distribution with respect to the first Distribution
                             Date will include an additional $       per $1,000
                             of initial principal balance of the Certificates. The "Pool Balance" as of any date is the Aggregate Scheduled Balance of the Contracts as of such date, excluding those Contracts which as of such date have become Liquidated Contracts or have been repurchased by the Seller or purchased by the Servicer. Interest will be paid from collections received on the Contracts on deposit in the Collection Account or previously collected and available for distribution. A "Collection Period" with respect to a Distribution Date will be the calendar month preceding the month in which such Distribution Date occurs; provided, that with respect to Liquidated Contracts (as defined below) the Collection Period will be the period from but excluding the sixth Business Day preceding the immediately preceding Distribution Date to and including the sixth Business Day preceding such Distribution Date. With respect to the first Distribution Date the "Collection Period" for Liquidated Contracts will be the period from and including the Cut-Off Date to and including the sixth Business Day preceding such first Distribution Date. See "The Certificates and the Agreement -- Distributions of Principal and Interest."



Principal Distribution.....  On each Distribution Date, the Principal
                             Distribution for the related Collection Period will be passed through to the Certificateholders. The "Principal Distribution" on any Distribution Date is the Aggregate Scheduled Balance Decline (as defined below) for such Distribution Date. The Principal Distribution on the Final Distribution Date will include the Aggregate Scheduled Balance of all Contracts that are outstanding at the end of the Collection Period immediately prior to the Final Distribution Date. The "Aggregate Scheduled Balance Decline" for any Distribution Date is the amount by which the Aggregate Scheduled Balance of the Contracts as of the beginning of the related Collection Period exceeds the

                             Aggregate Scheduled Balance of such Contracts as of the end of the related Collection Period. The "Aggregate Scheduled Balance" of the Contracts is the sum of the Scheduled Balance of each Contract. The "Scheduled Balance" of a Rule of 78's Contract at any date is equal to the Cut-Off Date Scheduled Balance of such Contract reduced by the portion of each scheduled payment of principal and interest due on such Contract (the "Monthly P&I") on or prior to the date of calculation that is allocated to principal under the Recomputed Actuarial Method. The Scheduled Balance of a Simple Interest Contract at any date is equal to the Cut-Off Date Scheduled Balance of such Contract reduced by the portion of Monthly P&I paid on or prior to the date of calculation that is allocated to principal under the Simple Interest Method. The Scheduled Balance of any Contract that is a Liquidated Contract or that has been purchased by the Servicer or repurchased by the Seller will equal zero. A "Liquidated Contract" is a Contract that (a) is the subject of a Full Prepayment, (b) is a Defaulted Contract and with respect to which Liquidation Proceeds constituting, in the Servicer's reasonable judgment, the final amounts recoverable have been received and deposited in the Collection Account,
                             (c) is paid in full on or after its Maturity Date or (d) has been a Defaulted Contract for four or more Collection Periods and as to which Liquidation Proceeds have not been deposited in the Collection Account; provided, however, that in any event a Contract that is delinquent in the amount of five monthly installments of Monthly P&I at the end of a Collection Period is a Liquidated Contract. A "Defaulted Contract" with respect to any Collection Period is a Contract (a) which is, at the end of such Collection Period, delinquent in the amount of two monthly installments of Monthly P&I or (b) with respect to which the related Financed Vehicle has been repossessed or repossession efforts with respect to the related Financed Vehicle have been commenced. See "The Contracts" and "The Certificates and the Agreement -- Distributions of Principal and Interest."


Servicing Fee..............  The Servicer will be responsible for managing, administering, servicing, and making collections on the Contracts. Compensation to the Servicer will consist of a monthly fee (the "Servicing Fee"), payable from the Trust to the Servicer on each Distribution Date, in an amount equal to the product of one-twelfth of 1.00% per annum (the "Servicing Fee Rate") multiplied by the Pool Balance as of the end of the Collection Period preceding the related Collection Period. As additional compensation, the Servicer will be entitled to any late fees and other administrative fees and expenses or similar charges collected with respect to the Contracts. The Servicer or its designee will also receive as servicing compensation investment earnings on Eligible Investments and the amount, if any, by which the outstanding principal balance of a Rule of 78's Contract that is subject to a Full Prepayment exceeds the Scheduled Balance of such Contract. See "The Certificates and the Agreement -- Servicing Fee."


Financial Guarantee
Insurance Policy...........  On the Closing Date, the Insurer will issue the
                             Financial Guarantee Insurance Policy to the Trustee pursuant to an Insurance and Reimbursement Agreement (the "Insurance Agreement"), dated as of
                             March   , 1998, by and among the Insurer, Onyx, the
                             Seller and the Trustee. Pursuant to the Financial Guarantee Insurance Policy, the

                             Insurer will unconditionally and irrevocably guarantee payment of the Interest Distribution and Principal Distribution on each Distribution Date to the Trustee for the benefit of the Certificateholders. If on the fifth Business Day prior to any Distribution Date (the "Servicer Report Date") the amount on deposit and available in the Collection Account, after giving effect to all amounts deposited or payable from the Payahead Account with respect to such Distribution Date, is less than the sum of the Servicing Fee, the Principal Distribution and Interest Distribution for such Distribution Date, the Trustee, by delivering a notice in accordance with the Financial Guarantee Insurance Policy, shall demand payment under the Financial Guarantee Insurance Policy in an amount equal to such deficiency. The Insurer shall pay or cause to be paid such amount to the Trustee for credit to the Collection Account and the Trustee shall withdraw from the Collection Account and shall pay such amount to the Certificateholders on the related Distribution Date. On the Final Distribution Date, to the extent the amount on deposit and available in the Collection Account is less than all remaining unpaid interest and principal on the Certificates, the Insurer shall pay or cause to be paid an amount equal to such shortfall. See "The Certificates and the Agreement -- The Financial Guarantee Insurance Policy."



Contracts..................  The Aggregate Scheduled Balance of the Contracts as
                             of the Cut-Off Date was $173,000,000. As of the Cut-Off Date the Contracts had a weighted average annual percentage rate of 14.92% and a weighted average remaining term of 56.4 months. Approximately 33.78% of the Aggregate Scheduled Balance of the Contracts as of the Cut-Off Date allocate interest and principal in accordance with the Rule of 78's (the "Rule of 78's Contracts"), and approximately 66.22% in accordance with the Simple Interest Method (the "Simple Interest Contracts"). Approximately 51.92% of the Aggregate Scheduled Balance of the Contracts as of the Cut-Off Date were originated in California, 9.41% in Florida, 8.36% in Washington, 8.14% in Arizona, 7.85% in Illinois, and 5.22% in Nevada. No more than 5.0% of the Contracts were originated in any other single state.



                             Substantially all of the Contracts were originated by automobile dealerships ("Dealers") and assigned to Onyx, and a limited number of Contracts were purchased or originated by subsidiaries of Onyx. All the Contracts will have been purchased by the Seller from Onyx and by the Trust from the Seller. The Seller is required to repurchase certain of the Contracts under certain circumstances if certain representations and warranties made by the Seller are incorrect in a manner that materially and adversely affects the Certificateholders or the Insurer. All of the Contracts have been selected by Onyx from its portfolio of motor vehicle installment sales contracts based upon the criteria specified in the Agreement.



                             All collections of Monthly P&I, all prepayments on the Contracts collected by the Servicer and all amounts paid under the Financial Guarantee Insurance Policy will be deposited in or credited to the Collection Account. Partial prepayments of Monthly P&I ("Payaheads") on Rule of 78's Contracts will be transferred on the Servicer Report Date to the Payahead Account, to be applied against future scheduled payments of Monthly P&I. Partial and full prepayments on Simple Interest Contracts will be passed through to Certifi cateholders on the Distribution Date immediately following the Collection Period in which such prepayments are received. All payments to the Certificateholders will be made from the Collection Account and certain funds remaining in the Collection Account following distributions to Certificateholders and others will be paid to the Insurer to be promptly distributed in accordance with the terms of the Insurance Agreement. See "The Contracts" and "The Certificates and the Agreement -- Payahead Account."

Optional Termination.......  The Servicer may purchase all of the Contracts on any Distribution Date as of which the Pool Balance (after giving effect to the Principal Distribution otherwise to be made on such Distribution Date) has declined to 10% or less of the Cut-Off Date Scheduled Balance for all of the Contracts (the "Original Pool Balance"), subject to certain provisions in the Agreement. See "The Certificates and the Agreement -- Repurchase of Contracts."

Federal Income Tax
Status.....................  In the opinion of counsel to the Seller, the Trust will be treated for Federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Certificateholders must report their respective allocable shares of income earned on Trust assets and, subject to certain limitations applicable to individuals, estates and trusts, may deduct their respective allocable shares of reasonable servicing and other fees. See "Certain Federal Income Tax Consequences."

ERISA Considerations.......  The Certificates may be purchased by employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") upon satisfaction of certain conditions described herein. See "ERISA Considerations."


Rating.....................  It is a condition of issuance of the Certificates that they be rated in the highest rating category by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"). Such ratings will be based primarily on the issuance of the Financial Guarantee Insurance Policy by the Insurer. See "Risk
                             Factors -- Rating."


Registration of the
Certificates...............  The Certificates will initially be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), as the nominee of The Depository Trust Company ("DTC"). No person acquiring an interest in a Certificate through the facilities of DTC (a "Certificate Owner") will be entitled to receive a Definitive Certificate representing such person's interest in the Trust, except in the event that Definitive Certificates are issued in certain limited circumstances. See "The Certificates and the Agreement."

                                  RISK FACTORS

LIMITED LIQUIDITY


     There is currently no secondary market for the Certificates, and there will be no application to list the Certificates on an exchange. The Underwriters currently intend, but are not obligated, to make a market in the Certificates. However, there can be no assurance that the Underwriters will make such a market, that a secondary market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or will continue for the life of the Certificates.


LIMITED OPERATING HISTORY OF ONYX

     All of the Contracts were originally purchased by Onyx from Dealers or originated by Onyx or a subsidiary of Onyx in accordance with credit underwriting criteria established by Onyx. In February 1994, Onyx commenced its operations as a purchaser and servicer of motor vehicle retail installment sales contracts. Thus, Onyx has historical performance data for only a relatively short period with respect to the motor vehicle retail installment sales contracts it purchases and originates. Delinquencies and loan losses may increase from existing levels in the portfolio with the passage of time.

     Onyx is still at an early stage of operations and is subject to all of the risks inherent in the establishment of a new business enterprise and must, among other things, continue to attract, retain and motivate qualified personnel, support and grow its auto lending and contract servicing business, maintain its existing relationships with automobile dealers and develop new relationships with dealers in and beyond Onyx's present market region. Onyx experienced operating losses from inception through December 31, 1995. Onyx's operating losses for the years ended December 31, 1994 and December 31, 1995 were $3.5 million and $3.1 million, respectively. Onyx's net income for the year ended December 31, 1996 was $7.7 million and for the year ended 1997 was $2.6 million.

CERTAIN LEGAL ASPECTS -- THE CONTRACTS


     The transfer of the Contracts to the Trust is subject to the perfection requirements of the Uniform Commercial Code ("UCC"), as in effect in California. The Seller will take or cause to be taken such action as is required to perfect the Trust's rights in the Contracts and will warrant that the Trust has good title free and clear of liens and encumbrances to each Contract on the date the Certificates are issued (the "Closing Date"). The Agreement permits the Servicer with the consent of the Insurer (such consent not to be unreasonably withheld) to hold the Contracts on behalf of the Trustee and the Insurer after the filing of UCC-1 financing statements relating to the perfection of the Trust's security interest in the Contracts. Accordingly, if Onyx or the Seller sell and deliver a Contract to another purchaser, there is a risk that the purchaser could acquire an interest in the Contract superior to the interest of the Trust and the Certificateholders. Onyx will agree in the Agreement to take all necessary action to preserve and protect the Trust's ownership interest in the Contracts. The Seller will represent that each Contract is secured by a Financed Vehicle. After a Contract is purchased by Onyx, or purchased or originated by a subsidiary of Onyx, and the appropriate application is processed by the department of motor vehicles or similar state agency responsible for vehicle records in the state in which the Contract was originated, the certificate of title (or computerized title record in the case of certain of the Contracts originated in California, for which there will be no paper certificates of title) to the Financed Vehicle securing the Contract shows Onyx or such subsidiary as the secured party holding a lien in the Financed Vehicle. When the Contracts are sold to the Seller and then to the Trust, Onyx or such subsidiary remains the secured party named on the related certificates of title (or computerized title records in the case of certain Contracts originated in California), and such certificates (or electronic records) are not endorsed or otherwise marked to identify the Trustee as secured party, due to the administrative burden and expense of applying to the department of motor vehicles or similar state agency in each of the states of Contract origination to identify the Trustee as secured party, and because retaining Onyx's or such subsidiary's name as secured party enables Onyx to more efficiently service the Contracts. Even though the Trust is not identified as secured party, because the Trust has a security interest in the Contracts, it is the beneficial owner of the security interest in the related Financed Vehicles. There exists a risk, however, in not identifying the Trust as the new secured party on the certificate of title (or computerized title record) that, through fraud or negligence, the security interest of the Trust could be released. Moreover, statutory liens for repairs or unpaid taxes may have priority even over perfected security interests in the Financed Vehicles. Notwithstanding the failure of the Trust to have obtained a valid, first priority security interest in a Financed Vehicle, the Insurer will remain unconditionally and irrevocably obligated on its guarantee of the Interest Distribution and the Principal Distribution on each Distribution Date. See "Certain Legal Aspects of the Contracts."

CERTAIN LEGAL ASPECTS -- BANKRUPTCY CONSIDERATIONS

     It is intended by Onyx and the Seller that the transfer of the Contracts by Onyx to the Seller constitute a "true sale" of the Contracts to the Seller. If the transfer constitutes such a "true sale," the Contracts and the proceeds thereof would not be part of Onyx's bankruptcy estate should it become the subject of a bankruptcy case subsequent to the transfer of the Contracts to the Seller.


     The Seller has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by Onyx under the United States Bankruptcy Code or similar state laws ("Insolvency Laws") will not result in consolidation of the assets and liabilities of the Seller with those of Onyx. These steps include the creation of the Seller as a separate, limited purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors). However, there can be no assurance that the activities of the Seller would not result in a court concluding that the assets and liabilities of the Seller should be consolidated with those of Onyx in a proceeding under any Insolvency Law. If a court were to reach such a conclusion, then delays in distributions on the Certificates could occur or reductions in the amounts of such distributions could result. Notwithstanding the holding by a court that the assets and liabilities of the Seller should be consolidated with those of Onyx in a proceeding under any Insolvency Law, the Insurer will remain unconditionally and irrevocably obligated under the Financial Guarantee Insurance Policy to guarantee payment of the Interest Distribution and Principal Distribution on each Distribution Date. See "The Seller."


PREPAYMENT CONSIDERATIONS

     The rate of distribution of principal on the Certificates will depend on the rate of payment (including prepayments, liquidations and repurchases by the Seller or purchases by Onyx under certain conditions) on the Contracts, which is not possible to predict. Any full prepayments and repurchases of the Contracts can reduce the average life of the Contracts and the aggregate interest received by the Certificateholders over the life of the Certificates. Prepayments on Simple Interest Contracts will shorten the average life of such Contracts and, therefore, of the Certificates, because they will be passed through to Certificateholders on the Distribution Date immediately following the Collection Period in which such prepayments are received. Partial prepayments on Rule of 78's Contracts will be treated as Payaheads and accordingly will not affect the average life of the Contracts because such payments will be held in the name of Bankers Trust Company, acting on behalf of the Obligors and the Certificateholders, as their interests may appear, until passed through in accordance with the original schedule of payments for such Contracts. See "The Certificates and Agreement -- Payahead Account."


     Onyx has limited historical experience with respect to prepayments, and is not aware of publicly available industry statistics that set forth principal prepayment experience for retail installment sales contracts similar to the Contracts. Onyx can make no prediction as to the actual prepayment rates that will be experienced on the Contracts in either stable or changing interest rate environments. See "-- Limited Operating History of Onyx" and "Maturity and Prepayment Assumptions." Certificateholders will bear all reinvestment risk resulting from the rate of prepayment of the Contracts.


GEOGRAPHIC CONCENTRATION

     Economic conditions in the states where the obligors under the Contracts (each, an "Obligor") reside may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Contracts.

Approximately 51.92% of the Aggregate Scheduled Balance of the Contracts as of the Cut-Off Date will have been originated in California, 9.41% in Florida, 8.36% in Washington, 8.14% in Arizona, 7.85% in Illinois and 5.22% in Nevada. No more than 5.0% of the Contracts were originated in any other single state. Accordingly, adverse economic conditions or other factors particularly affecting California, Arizona, Washington, Illinois, Florida or Nevada could adversely affect the delinquency, loan loss or repossession experience of the Trust.


LIMITED ASSETS


     The Trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Contracts and the right to receive payments under the Financial Guarantee Insurance Policy. The Certificates represent interests solely in the Trust and will not be insured or guaranteed by the Seller, the Servicer, the Trustee or any other person or entity except the Insurer. Consequently, holders of the Certificates will only be able to look to payments on the Contracts and the Financial Guarantee Insurance Policy for payment.


RATING


     It is a condition of issuance of the Certificates that they be rated in the highest rating category by two nationally recognized rating agencies. A security rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning rating agency. There can be no assurance that a rating will not be lowered or withdrawn if, in the sole judgment of a rating agency, circumstances in the future so warrant, including a downgrading of the Insurer. The Seller cannot predict with certainty what effect any revision or withdrawal of a rating may have on the liquidity or market value of the Certificates. Such ratings of the Certificates address the likelihood of the timely payment of each scheduled Interest Distribution and Principal Distribution, which are guaranteed by the Insurer pursuant to the Financial Guarantee Insurance Policy. Therefore, the ratings are primarily dependent on the rating of the Insurer, and a change in the Insurer's rating may affect the ratings of the Certificates. See "Description of the Insurer" for a description of the Insurer's rating.


CONSUMER PROTECTION LAWS

     The Contracts are subject to federal and state consumer protection laws which impose requirements with respect to the making, transfer, acquisition, enforcement and collection of consumer loans. Such laws, as well as any new laws or rules which may be adopted, may adversely affect the Servicer's ability to collect on the Contracts. Any failure by the originator thereof to have complied, or the Servicer to comply, with such requirements could adversely affect the enforceability of the Contracts. The Seller will make representations and warranties relating to the validity and enforceability of the Contracts and its compliance with applicable law in connection with its performance of the transactions contemplated by the Agreement. Pursuant to the Agreement, if the Trust's interest in a Contract is materially and adversely affected by the failure of such Contract to comply with the applicable requirements of any consumer protection law, the Seller is obligated to repurchase such Contract. The sole remedy if any such representation or warranty is not complied with and such noncompliance continues beyond the applicable cure period is that the Contracts affected thereby will be required to be repurchased by the Seller. See "The Certificates and the Agreement -- Repurchase of Contracts" and "Certain Legal Aspects of the Contracts -- Repurchase Obligation."

                                   THE TRUST


     Pursuant to the Agreement, the Seller will establish the Onyx Acceptance Grantor Trust 1998-1 (the "Trust") by selling and assigning the following property to Bankers Trust Company in its capacity as trustee of the Trust (the "Trustee") in exchange for the Certificates executed and authenticated by the
Trustee: (i) the Contracts, (ii) certain documents relating to the Contracts,
(iii) certain monies due under the Contracts on or after the Cut-Off Date, (iv) security interests in the Financed Vehicles and the rights to receive proceeds from claims on certain insurance policies covering the Financed Vehicles or the Obligors and the right to certain proceeds under the Blanket Insurance Policy,
(v) all amounts on deposit in the Collection Account, including all Eligible Investments credited thereto (but excluding any investment income from Eligible Investments, which will be paid to the Servicer), (vi) the right of the Seller under the Purchase Agreement (as defined under "the Seller") to cause Onyx to repurchase certain Contracts under certain circumstances, and (vii) all proceeds of the foregoing. The Trust Property will also include the benefits of the Financial Guarantee Insurance Policy of the Insurer, proceeds of which will be available to the Trustee in the event collections from Obligors are insufficient to pay the Interest Distributions and Principal Distributions to Certificateholders and unpaid principal and interest on the Certificates on the Final Distribution Date. Each Certificate will represent a fractional undivided interest in the Trust.


     The Trust will be formed for this transaction pursuant to the Agreement and, prior to formation, will have had no assets or obligations. After formation, the Trust will not engage in any activity other than acquiring and holding the Contracts, issuing the Certificates, distributing payments thereon and as otherwise described herein and as provided in the Agreement. The Trust will not acquire any Motor Vehicle Contracts or assets other than the Trust Property and will not have any need for additional capital resources.

                 THE ONYX PORTFOLIO OF MOTOR VEHICLE CONTRACTS

PURCHASE AND ORIGINATION OF MOTOR VEHICLE CONTRACTS


     Onyx's portfolio of retail installment sales contracts and installment loan agreements are secured by new and used automobiles and light-duty trucks ("Motor Vehicle Contracts"). Motor Vehicle Contracts in Onyx's portfolio are purchased by Onyx from Dealers that originate such contracts, purchased by a subsidiary of Onyx from credit unions that originate such contracts, or originated by Onyx or a subsidiary of Onyx. Substantially all of the Contracts have been purchased by Onyx from new and used car Dealers unaffiliated with Onyx and the Seller, and a limited number of Contracts have been purchased or originated by subsidiaries of Onyx. All of the Contracts will have been sold to the Seller and then to the Trust. Onyx currently has agreements with over 3,200 Dealers, of which approximately 88.4% are franchised new car dealerships and approximately 11.6% are independent used car dealerships. The Dealers are located in metropolitan areas in the states in which the Motor Vehicle Contracts are or will be originated, which are Arizona, California, Colorado, Florida, Georgia, Idaho, Illinois, Indiana, New York, Nevada, New Jersey, Oregon, Texas, Utah, Virginia and Washington. Each Dealer or credit union from which Onyx or a subsidiary of Onyx purchases Motor Vehicle Contracts has entered into an agreement with Onyx or such subsidiary whereby the applicable seller represents that it will comply with federal and state laws regarding motor vehicle financing, that such seller will obtain the requisite financial information required of the Obligor in order to extend credit, and that such seller will truthfully disclose to Onyx or such subsidiary such financial information, the identity of the Obligor and other information in connection with the loan transaction. The Dealers with whom Onyx has agreements and Dealers with whom Onyx would like to have agreements are regularly contacted by Onyx account managers by telephone and in person in an effort to obtain a continued supply of Motor Vehicle Contracts for Onyx to purchase. Before purchasing Motor Vehicle Contracts from independent used car Dealers, Onyx completes a credit review of the Dealer's financial condition (including a review of financial information provided by the Dealer and a Dun & Bradstreet report on the Dealer) and a review of the underwriting criteria used by the Dealer.



     Approximately 51.92% of the Aggregate Scheduled Balance of the Contracts as of the Cut-Off Date will have been originated in California, 9.41% in Florida, 8.36% in Washington, 8.14% in Arizona, 7.85% in Illinois and 5.22% in Nevada. No more than 5.0% of the Contracts were originated in any other single state.

See "Risk Factors -- Geographic Concentration." The payment obligations of the Obligor under each Motor Vehicle Contract are secured by the vehicle purchased with the loan proceeds provided under that Motor Vehicle Contract.

     Onyx services all of the Contracts and initially will serve as the primary servicer after the Contracts are sold by the Seller to the Trust. The servicing functions performed by Onyx include customer service, document filekeeping, computerized account recordkeeping, vehicle title processing and collections.

UNDERWRITING OF MOTOR VEHICLE CONTRACTS


     Onyx underwrites the Motor Vehicle Contracts purchased from Dealers through its eleven regional contract purchasing offices ("Auto Finance Centers"), five of which are in California and one in each of Arizona, Florida, Georgia, Nevada, Washington and Illinois. Motor Vehicle Contracts purchased from Dealers located in Oregon are currently underwritten in the Washington Auto Finance Center, and contracts purchased from Dealers located in Indiana are underwritten in the Illinois Auto Finance Center. Motor Vehicle Contracts purchased from Dealers located in Colorado and Utah are underwritten in the Nevada Auto Finance Center and Motor Vehicle Contracts purchased from Dealers located in New York and Virginia are underwritten in the Irvine Auto Finance Center. Each Motor Vehicle Contract is fully amortizing and provides for level payments over its term with the portion of principal and interest of each level payment determined either on the basis of the Rule of 78's or the Simple Interest Method. See "The Contracts."



     To evaluate the potential purchase of a Motor Vehicle Contract originated by a Dealer, Onyx reviews the application package received from such Dealer, or in the case of Motor Vehicle Contracts purchased or originated by a subsidiary of Onyx, such subsidiary reviews the application package received from the originating credit union or the Obligor, that in any case sets forth the Obligor's income, liabilities, credit and employment history, and other personal information, as well as a description of the financed vehicle that secures the Motor Vehicle Contract. Most credit applications are not made on forms provided by Onyx or a subsidiary of Onyx. However, Onyx or a subsidiary of Onyx reviews the related application for completeness and for compliance with Onyx's underwriting guidelines and applicable federal and state consumer statutes and regulations. To evaluate credit applications, Onyx or a subsidiary of Onyx reviews information in the application and from credit bureau reports obtained by Onyx or such subsidiary.



     Each proposed Motor Vehicle Contract is evaluated using uniform underwriting standards developed by Onyx. These underwriting standards are intended to assess the Obligor's ability to repay all amounts due under the Motor Vehicle Contract and the adequacy of the related financed vehicle as collateral, based upon a review of the information contained in the Motor Vehicle Contract application. Among the criteria considered by credit managers of Onyx and its subsidiaries in evaluating the individual applications are (i) stability of the Obligor with specific regard to the Obligor's occupation, length of employment and length of residency, (ii) the Obligor's payment history based on information known directly or as provided by various credit reporting agencies with respect to present and past debt, (iii) a debt service-to-gross monthly income ratio test, and (iv) the principal amount of the Motor Vehicle Contract taking into account the age, type and market value of the related financed vehicle. The general policy of Onyx and its subsidiaries has been not to allow an Obligor's debt service-to-gross monthly income ratio to exceed 45%.



     After review of an application, a credit manager, via an electronic system, communicates an appropriate decision to the applicable Dealer or credit union, or by telephone or otherwise to the Obligor in the case of Motor Vehicle Contracts originated by a subsidiary of Onyx, specifying approval (subject to the receipt of the required documentation), denial or a counter-offer on the proposed Motor Vehicle Contract. If the response to the Dealer, credit union or Obligor requires stipulations to the approval (including an additional downpayment, reduction in the term of the financing, or the addition of a co-signer to the Motor Vehicle Contract), these are communicated concurrently to the Dealer, credit union or Obligor, and become a condition of the approval. Subsequent to approval, if Onyx or a subsidiary of Onyx is the chosen source of financing, Onyx or such subsidiary will obtain the necessary documentation for processing, which consists of the following: (i) a signed application; (ii) the only original and a copy of the executed Motor Vehicle Contract; (iii) an agreement by the Obligor to provide insurance; (iv) a report of sale or guarantee of title; (v) an application for registration; (vi) a co-signer notification (if applicable); (vii) a copy of any supplemental warranty purchased with respect to the financed vehicle; (viii) acceptable vehicle valuation documentation; and (ix) any other required documentation.



     Once the appropriate documentation is in hand for funding, the file relating to the Motor Vehicle Contract is ready to forward to a contract processor for a pre-funding audit. The contract processor (who is employed by Onyx or one of its subsidiaries) then audits such documents for completeness and consistency with the application, providing final approval for purchase of the Motor Vehicle Contract once these requirements have been satisfied (subject to the receipt of the required documentation).



     The amount advanced by Onyx or a subsidiary of Onyx under any Motor Vehicle Contract does not exceed (i) for a new financed vehicle, the manufacturer's suggested retail price plus taxes, title and license fees, extended warranty (if any) and credit insurance, or (ii) for a used financed vehicle, the value assigned by a nationally recognized used car value guide, plus taxes, title and license fees and extended warranty (if any). However, the actual amount advanced for a Motor Vehicle Contract is often less than the maximum permissible amount depending on a number of factors, including the length of the Motor Vehicle Contract term and the model and year of the related financed vehicle. These adjustments are made to assure that the related financed vehicle constitutes adequate collateral to secure the Motor Vehicle Contract. Under no circumstances is the amount advanced for a Motor Vehicle Contract greater than the amount payable by the Obligor with respect to the purchase of the related financed vehicle.



     Periodically, Onyx makes a detailed analysis of its portfolio of Motor Vehicle Contracts (including Motor Vehicle Contracts purchased or originated by its subsidiaries) to evaluate the effectiveness of Onyx's credit guidelines. If external economic factors, credit delinquencies or credit losses change, Onyx adjusts its credit guidelines to maintain the asset quality deemed acceptable by Onyx's management. Onyx reviews, on a daily basis, the quality of its Motor Vehicle Contracts by conducting audits of certain randomly selected Motor Vehicle Contracts to ensure compliance with established policies and procedures.


INSURANCE


     Each related Motor Vehicle Contract requires the Obligor to obtain comprehensive and collision insurance with respect to the related financed vehicle with Onyx or a subsidiary of Onyx as a loss payee. Onyx does not presently track whether Obligors maintain the required insurance. To protect against losses with respect to Obligors who do not obtain or maintain any insurance, or who do not obtain or maintain the right type or level of insurance, Onyx has purchased limited comprehensive and collision insurance, referred to as the "Blanket Insurance Policy" coverage. The Blanket Insurance Policy provides Onyx with protection on each uninsured or underinsured Financed Vehicle against total loss, damage or theft. Onyx has obtained its Blanket Insurance Policy from United Financial Casualty Company, which is rated "A" by A.M. Best & Co. For the Blanket Insurance Policy, Onyx is assessed a one-time premium based on each Motor Vehicle Contract acquired. The insurer under the Blanket Insurance Policy is required to settle any claim complying with the policy conditions within 60 days from the date reported. Onyx has or will have paid the premium for the Blanket Insurance Policy allocable to each Contract sold to the Trust prior to such Contract's sale to the Trust. The proceeds under the Blanket Insurance Policy, to the extent they relate to any Contract, will constitute part of the Trust Property.


COLLECTION PROCEDURES

     Collection activities with respect to delinquent Motor Vehicle Contracts are performed by Onyx at its Irvine collection center. Collection activities include prompt investigation and evaluation of the causes of any delinquency. An Obligor is considered delinquent when he or she has failed to make a scheduled payment under the Motor Vehicle Contract within 30 days of the related due date (each, a "Due Date").

     To automate its collection procedures, Onyx uses features of the computer system of its third party service bureau, Online Computer Systems, Inc. ("OCS"), to provide tracking and notification of delinquencies. The collection system provides relevant Obligor information (for example, current addresses, phone numbers and loan information) and records of all Motor Vehicle Contracts. The system also records an Obligor's promise to pay and affords supervisors the ability to review collection personnel activity and to modify collection priorities with respect to Motor Vehicle Contracts. Onyx utilizes a predictive dialing system centrally located within its Irvine headquarters to make phone calls to Obligors whose payments are past due by more than eight days but less than 30 days. The predictive dialer is a computer-controlled telephone dialing system which dials phone numbers of Obligors from a file of records extracted from Onyx's database. By eliminating time wasted on attempting to reach Obligors, the system gives a single collector, on average, the ability to speak with and work 250 to 300 accounts per day. Once a live voice responds to the automated dialer's call, the system automatically transfers the call to a collector and the relevant account information to the collector's computer screen. The system also tracks and notifies collection management of phone numbers that the system has been unable to reach within a specified number of days, thereby promptly identifying for management all Obligors who cannot be reached by telephone.

     Once an Obligor is 20 days or more delinquent, those accounts are assigned to specific collectors at the Irvine collection center who have primary responsibility for such delinquent account until it is resolved. To expedite collections from late paying Obligors, Onyx uses Western Union "Quick Collect," which allows an Obligor to pay at numerous locations any late payments and Onyx to print at its Irvine headquarters a check evidencing the payment. Onyx also uses an automatic payment system that allows an Obligor to authorize Onyx to present a draft on the Obligor's bank account directly to the Obligor's bank for payment to Onyx.

     Generally, after a scheduled payment under a Motor Vehicle Contract continues to be past due for between 45 and 60 days, Onyx will initiate repossession of the related financed vehicle. However, if the applicable Motor Vehicle Contract is deemed uncollectible, if the related financed vehicle is deemed by collection personnel to be in danger of being damaged, destroyed or made unavailable for repossession, or if the related Obligor voluntarily surrenders the related financed vehicle, Onyx may repossess the related financed vehicle without regard to the length or existence of payment delinquency. Repossessions are conducted by third parties who are engaged in the business of repossessing vehicles for secured parties. Under the laws of California, Arizona and Washington and the other states in which Motor Vehicle Contracts were or will be originated, after repossession the Obligor generally has an additional period of up to 15 days to redeem a financed vehicle before it may be resold by Onyx in an effort to recover the balance due under the Motor Vehicle Contract.

     Losses may occur in connection with delinquent Motor Vehicle Contracts and can arise in several ways, including inability to locate the related financed vehicle or the Obligor, or because of a discharge of the Obligor in a bankruptcy proceeding. The current policy of Onyx is to recognize losses at the time a Motor Vehicle Contract is deemed uncollectible or during the month a scheduled payment under a Motor Vehicle Contract becomes 120 days or more past due, whichever occurs first.

     Upon repossession and sale of a financed vehicle, any deficiency remaining is pursued against the Obligor to the extent deemed practical by Onyx and to the extent permitted by law. The loss recognition and collection policies and practices of Onyx may change over time in accordance with Onyx's business judgment. However, the Agreement requires that Onyx service the Contracts and collect all amounts due using reasonable care and in at least the same manner as it services and collects amounts due with respect to Motor Vehicle Contracts serviced by it for its own account.

MODIFICATIONS AND EXTENSIONS

     Onyx offers certain credit-related extensions to Obligors. Generally, these extensions are offered only when (i) Onyx believes that the Obligor's financial difficulty has been resolved or will no longer impair the Obligor's ability to make future payments, (ii) the extension will result in the Obligor's payments being brought current, (iii) the total number of credit-related extensions granted on the Motor Vehicle Contract will not exceed three and the total credit-related extensions granted on the Motor Vehicle Contract will not exceed three months in the aggregate, (iv) there have been no more than two credit-related extensions granted on the Motor Vehicle Contract in the immediately preceding twelve months, and (v) Onyx (or its assignee) had held the Motor Vehicle Contract for at least six months. Any deviation from this policy requires the concurrence of Onyx's collection manager and an Auto Finance Center manager.

DELINQUENCY AND LOAN LOSS INFORMATION

     The following tables set forth information with respect to the experience of Onyx relating to delinquencies, loan losses and recoveries for the portfolio of Motor Vehicle Contracts owned and serviced by Onyx on an annual basis commencing December 31, 1994. The tables include delinquency information relating to those Motor Vehicle Contracts that were purchased, originated, sold and serviced by Onyx. All of the Motor Vehicle Contracts were originally purchased by Onyx from Dealers, or originated by Onyx or a subsidiary of Onyx, in accordance with credit underwriting criteria established by Onyx. In February 1994, Onyx commenced its operations as a purchaser and servicer of motor vehicle retail installment sales contracts. Thus, Onyx has historical performance for only a limited time period with respect to the Motor Vehicle Contracts it purchases and originates and thus delinquencies and loan losses may increase from existing levels in the portfolio with the passage of time. Delinquency and loan loss experience may be influenced by a variety of economic, social and other factors. See "Risk Factors."


     The delinquency and loss tables set forth below show increases in the delinquency and loss rates experienced by Onyx over the period shown. Management of Onyx believes that this is attributable, in part, to an increase on a national basis in the level of bankruptcies and consumer defaults generally and the tendency of delinquencies and losses, with respect to a pool of automobile loans, to increase after a period of seasoning. Management believes that as the average age of the Motor Vehicle Contracts included in Onyx's portfolio increases, delinquencies and losses may continue to rise somewhat.


     During the fourth quarter of 1996 and first quarter of 1997 management of Onyx enhanced the collections process by completing the centralization of collections at Onyx's Irvine headquarters and hiring a manager with over 25 years of collections experience to head the department. Collections were previously handled at each of Onyx's Auto Finance Centers, each of which was responsible for collections in certain geographic areas. Centralizing collections is intended to reduce cost and enhance effectiveness by enabling personnel to specialize in specific stages of the collections process, rather than focusing on specific geographic areas. For example, a collections officer previously working at a regional Auto Finance Center might have focused on a particular geographic region and covered all stages of collections (e.g., from delinquencies through bankruptcies). In the centralized collections operation, this officer might cover all geographic areas, but focus on a particular stage of collections (e.g., 60-day delinquencies).

        DELINQUENCY EXPERIENCE OF ONYX MOTOR VEHICLE CONTRACT PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                        AT DECEMBER 31,     AT DECEMBER 31,     AT DECEMBER 31,     AT DECEMBER 31,
                              1994               1995                1996                1997
                        ----------------   -----------------   -----------------   -----------------
                        AMOUNT     NO.      AMOUNT     NO.      AMOUNT     NO.      AMOUNT     NO.
                        -------   ------   --------   ------   --------   ------   --------   ------
Servicing portfolio...  $74,581    6,893   $218,207   20,156   $400,665   38,275   $757,277   73,502
Delinquencies
  30-59 days(1)(2)....  $    15        2   $  1,608      153   $  5,022      478   $ 11,902    1,211
  60-89 days(1)(2)....       27        4        470       35      1,816      162      3,370      346
  90+ days(1)(2)......       12        1        547       42      1,279      111      3,742      316
Total delinquencies as
  a percent of
  servicing
  portfolio...........      .07%     .10%      1.20%    1.14%      2.03%    1.96%      2.51%    2.55%

---------------

(1) Delinquencies include principal amounts only, net of repossessed inventory. Repossessed inventory as a percent of the servicing portfolio was .00%, .24%, .56% and 1.05% at December 31, 1994, 1995, 1996 and 1997,
    respectively.


(2) The period of delinquency is based on the number of days payments are contractually past due.


         LOAN LOSS EXPERIENCE OF ONYX MOTOR VEHICLE CONTRACT PORTFOLIO

                             (DOLLARS IN THOUSANDS)


                                                                    YEAR ENDED
                                                  -----------------------------------------------
                                                  DEC. 31,    DEC. 31,    DEC. 31,      DEC. 31,
                                                    1994        1995        1996          1997
                                                  --------    --------    ---------    ----------
Number of Motor Vehicle Contracts outstanding...    6,893       20,156       38,275       73,502
Period end outstanding..........................  $74,581     $218,207    $ 400,665    $ 757,277
Average outstanding.............................  $29,301     $141,029    $ 311,340    $ 563,343
Number of gross charge-offs.....................        0          197          987        2,161
Gross charge-offs...............................  $     0     $  548.2    $ 5,789.2    $13,076.1
Net charge-offs(1)..............................  $     0     $  528.7    $ 5,066.1    $11,433.9
Net charge-offs as a percent of period end
  outstanding...................................      0.0%         .24%        1.26%        1.51%
Net charge-offs as a percent of average
  outstanding...................................      0.0%         .37%        1.63%        2.03%


---------------


(1) Net charge-offs are gross charge-offs minus recoveries of Motor Vehicle Contracts previously charged off.

                                 THE CONTRACTS


     All of the Contracts will have been purchased by the Seller from Onyx. Substantially all of the Contracts have been purchased by Onyx from new and used car Dealers unaffiliated with Onyx or the Seller, and a limited number of Contracts have been purchased or originated by subsidiaries of Onyx. See "The Onyx Portfolio of Motor Vehicle Contracts." Each of the Contracts in the Trust will be a fixed rate contract where the allocation of each payment between interest and principal is calculated using the Rule of 78's or the Simple Interest Method. Approximately 33.78% of the Aggregate Scheduled Balance of the Contracts as of the Cut-Off Date allocate interest and principal in accordance with the Rule of 78's (the "Rule of 78's Contracts"), and approximately 66.22% in accordance with the Simple Interest Method (the "Simple Interest Contracts"). Rule of 78's Contracts provide for the payment by the Obligor of a specified total amount of payments, payable in equal monthly installments, which total represents the principal amount financed plus add-on interest in an amount calculated as if such Contract were a self-amortizing, level-yield Contract bearing interest at a per annum rate equal to the stated annual percentage rate as set forth in the Contract ("APR"). Under the Rule of 78's, the amount of each payment allocable to interest on a Contract is determined by multiplying the total amount of add-on interest payable over the term of the Contract by a fraction derived as described below. The fraction used in the calculation of add-on interest earned each month under a contract governed by the Rule of 78's has as its denominator a number equal to the sum of a series of numbers representing the total number of monthly payments due under the Contract. For example, with a Contract providing for 12 payments, the denominator of each month's fraction will be 78, the sum of a series of numbers from 1 to 12. The numerator of the fraction for a given month is the number of payments remaining before giving effect to the payment to which the fraction is being applied. Accordingly, in the example of a twelve-payment Contract, the fraction for the first payment is 12/78, for the second payment 11/78, for the third payment 10/78, and so on through the final payment, for which the fraction is 1/78. The applicable fraction is then multiplied by the total add-on interest payment over the entire term of the Contract, and the resulting amount is the amount of add-on interest earned that month. The difference between the amount of the monthly payment by the Obligor and the amount of earned add-on interest calculated for the month is applied to principal reduction.


     For Simple Interest Contracts, interest due is calculated on the Due Date based on the actual principal balance of the Contract on that date (the "Simple Interest Method"). For such Contracts, interest accrued as of the Due Date is paid first, and then the remaining payment is applied to the unpaid principal balance. Accordingly, if an Obligor pays the fixed monthly installment in advance of the Due Date, the portion of the payment allocable to interest for the period since the preceding payment will be less than it would be if the payment were made on the Due Date, and the portion of the payment allocable to reduce the principal balance will be correspondingly greater. Conversely, if an Obligor pays the fixed monthly installment after its Due Date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would be if the payment were made on the Due Date, and the portion of the payment allocable to reduce the principal balance will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the Contract to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to the amount financed under the Contract as a result of early or late payments, as the case may be.

     The purchase price paid by the Trust for each Contract will reflect the principal balance of such Contract as of the Cut-Off Date, calculated either under the Rule of 78's or the Simple Interest Method. For each of the Contracts the term "Cut-Off Date Scheduled Balance" means the principal balance of such Contract as of the Cut-Off Date. For Rule of 78's Contracts a greater portion of the early payments under a Contract is allocated to interest than would be the case using the actuarial method. Therefore, the Cut-Off Date Scheduled Balance of each Rule of 78's Contract exceeds the amount that would have been its principal balance as of the Cut-Off Date if each Contract had been amortized from origination under the actuarial method. The Trustee and the Servicer intend to account for interest and principal on the Rule of 78's Contracts using the actuarial method, but based on the Cut-Off Date Scheduled Balance. The remaining payments due on a Rule of 78's Contract are not sufficient to amortize the Cut-Off Date Scheduled Balance of such Contract at a yield equal to its APR. Accordingly, in order to amortize the Cut-Off Date Scheduled

Balance over the remaining term of the Rule of 78's Contract using the actuarial method of accounting, the Servicer will recompute the effective yield of such Contract based on the remaining payments due and the Cut-Off Date Scheduled Balance (such yield, stated as a per annum rate, the "Recomputed Yield") and will allocate each payment of Monthly P&I between principal and interest on each Rule of 78's Contract based on the Cut-Off Date Scheduled Balance and the Recomputed Yield for such Contract (such method, the "Recomputed Actuarial Method").


     The Contracts were selected from the Motor Vehicle Contracts in the portfolio of Onyx using the following criteria (the "Eligibility Requirements"). No selection procedures used with respect to the Contracts were believed by Onyx or the Seller to be adverse to the Certificateholders or the Insurer. Approximately 18.92% of the Aggregate Scheduled Balance of the Contracts are secured by new Financed Vehicles and approximately 81.08% of the Aggregate Scheduled Balance of the Contracts are secured by used Financed Vehicles. The Seller may not substitute other Motor Vehicle Contracts for the Contracts at any time during the term of the Agreement.


     The Seller will represent that all of the Contracts included in the Trust satisfy the following Eligibility Requirements:

          (a) Such Contracts are secured by a new or used automobile or light-duty truck;

          (b) Such Contracts have a remaining maturity as of the Cut-Off Date of not more than 72 months;

          (c) Such Contracts have an original maturity of not more than 72 months;

          (d) Such Contracts (i) are fully-amortizing fixed rate contracts which provide for level scheduled monthly payments determined on the basis of the Rule of 78's or the Simple Interest Method (except for the last payment, which may be minimally different from the level payments) and (ii) have a yield (using the Recomputed Yield for the Rule of 78's Contracts) that
     equals or exceeds      %;

          (e) Such Contracts are secured by Financed Vehicles that, as of the Cut-Off Date, have not been repossessed without reinstatement;

          (f) Such Contracts have no payment more than 30 days past due as of the Cut-Off Date;


          (g) Such Contracts have remaining principal balances as of the Cut-Off Date of at least $500;



          (h) Such Contracts were made to Obligors located in the States of Arizona, California, Colorado, Florida, Georgia, Idaho, Illinois, Indiana, Missouri, Montana, New Jersey, New York, Nevada, Oregon, Texas, Utah, Virginia and Washington; and


          (i) As of the Cut-Off Date, the Seller has not received notice that any Obligor has filed for bankruptcy.

     Set forth below is data concerning the Contracts which, as of the Cut-Off Date, had an Aggregate Scheduled Balance of $173,000,000.



                          COMPOSITION OF THE CONTRACTS



Aggregate principal balance.............................  $173,000,000
Number of Contracts.....................................  14,451
Average principal balance outstanding...................  $11,971.49
Average original amount financed........................  $12,068.18
Original amount financed (range)........................  $1,022.75 to 75,750.00
Weighted average APR....................................  14.92%
APR (range).............................................  7.80% to 39.99%
Weighted average original term..........................  57.3 months
Original term (range)...................................  10 to 72 months
Weighted average remaining term.........................  56.4 months
Remaining term (range)..................................  5 to 72 months

                     DISTRIBUTION BY APRS OF THE CONTRACTS





                                                                                    % OF
                                                                                  AGGREGATE
                                        NUMBER OF      % OF        PRINCIPAL      SCHEDULED
             APR RANGE(1)               CONTRACTS    CONTRACTS      BALANCE        BALANCE
             ------------               ---------    ---------    ------------    ---------
7.001% to 8.000%......................      105         0.73%     $  1,909,159       1.10%
8.001% to 9.000%......................      600         4.15         9,217,361       5.33
9.001% to 10.000%.....................      841         5.82        12,739,957       7.36
10.001% to 11.000%....................      753         5.21        10,829,862       6.26
11.001% to 12.000%....................      895         6.19        11,856,322       6.85
12.001% to 13.000%....................    1,027         7.11        13,397,630       7.74
13.001% to 14.000%....................    1,262         8.73        16,311,765       9.43
14.001% to 15.000%....................    1,372         9.49        17,135,754       9.91
15.001% to 16.000%....................    1,261         8.73        15,221,650       8.80
16.001% to 17.000%....................    1,283         8.88        15,323,546       8.86
17.001% to 18.000%....................    1,264         8.75        13,756,809       7.95
18.001% to 19.000%....................      835         5.78         8,894,615       5.14
19.001% to 20.000%....................      701         4.85         7,221,791       4.17
20.001% to 21.000%....................    1,301         9.00        13,008,819       7.52
21.001% and over......................      951         6.58         6,174,959       3.57
                                         ------       ------      ------------     ------
          Totals......................   14,451       100.00%     $173,000,000     100.00%
                                         ======       ======      ============     ======


---------------


(1) Because the principal balance of each Contract sold to the Trust is the Cut-Off Date Scheduled Balance, which in the case of Rule of 78's Contracts is higher than what the principal balance of the Rule of 78's Contracts would have been had principal and interest been allocated from the date of origination in accordance with the actuarial method, the Recomputed Yield for each Rule of 78's Contract is less than the APR of such Contract specified herein. On a weighted average basis, the yield for all the Contracts, using the Recomputed Yield for the Rule of 78's Contracts, in the aggregate, is 14.83%. See "The Contracts."



                   GEOGRAPHIC CONCENTRATION OF THE CONTRACTS



                                                                                    % OF
                                                                                  AGGREGATE
                                        NUMBER OF      % OF        PRINCIPAL      SCHEDULED
                                        CONTRACTS    CONTRACTS      BALANCE        BALANCE
                                        ---------    ---------    ------------    ---------
Arizona...............................    1,177         8.14      $ 14,085,778       8.14
California............................    7,213        49.91        89,826,822      51.92
Colorado..............................      166         1.15         1,979,028       1.14
Florida...............................    1,380         9.55        16,287,553       9.41
Georgia...............................      328         2.27         3,957,621       2.29
Idaho.................................        6         0.04            70,691       0.04
Illinois..............................    1,149         7.95        13,572,816       7.85
Indiana...............................      285         1.97         3,077,386       1.78
Missouri..............................       15         0.10           173,805       0.10
Montana...............................        6         0.04            84,900       0.05
New Jersey............................        1         0.01            29,214       0.02
Nevada................................      752         5.20         9,022,454       5.22
New York..............................        1         0.01             5,158       0.00
Oregon................................      423         2.93         4,193,251       2.42
Texas.................................      140         0.97         2,036,907       1.18
Utah..................................        6         0.04            60,295       0.03
Virginia..............................        7         0.05            72,340       0.04
Washington............................    1,396         9.66        14,463,982       8.36
                                         ------       ------      ------------     ------
          Total.......................   14,451       100.00%     $173,000,000     100.00%
                                         ======       ======      ============     ======

                      MATURITY AND PREPAYMENT ASSUMPTIONS

     The Contracts are prepayable in full by the Obligors at any time without penalty. Prepayments on Simple Interest Contracts will be passed through to Certificateholders on the Distribution Date following the Collection Period in which they are received. Partial prepayments on Rule of 78's Contracts however will be treated as Payaheads and will not be passed through until the Collection Period in which such payments are due or until the amount of such partial prepayment equals the amount the Obligor would be required to pay in order to prepay the Contract in full. See "The Certificates and the Agreement -- Payahead Account." To the extent that any Contract is prepaid in full ("Full Prepayment"), whether by the Obligor, or as the result of a purchase by the Servicer or a repurchase by the Seller or otherwise, the actual weighted average life of the Contracts will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time in which each dollar of principal on a Contract is repaid. Full Prepayments may also result from liquidations due to default, receipt of proceeds from theft, physical damage, credit life and credit disability insurance policies, repurchases by the Seller as a result of the failure of a Contract to meet certain criteria set forth in the Agreement, purchases by the Servicer as a result of a breach of certain of its covenants with respect to the Contracts made by it in the Agreement or as a result of an exercise by the Servicer of its option to purchase the Trust Property. See "The Certificates and the Agreement -- Repurchases of Contracts."

     The rate of Full Prepayments by Obligors on the Contracts may be influenced by a variety of economic, social and other factors, including the fact that an Obligor may not sell or transfer the Financed Vehicle securing a Contract without the consent of the Servicer. These factors may also include unemployment, servicing decisions, seasoning of loans, destruction of vehicles by accident, sales of vehicles and market interest rates.

     California law, and the law of some other states, require that retail installment sales contracts such as the Contracts permit full prepayment without penalty. Any Full Prepayments reduce the average life of the Contracts. The Servicer will permit the sale or other transfer of a Financed Vehicle without accelerating the maturity of the related Contract if such Contract is assumed by a person satisfying Onyx's then current underwriting standards. See "The Onyx Portfolio of Motor Vehicle Contracts -- Underwriting of Motor Vehicle Contracts."


     Onyx has limited historical experience with respect to prepayments and is not aware of publicly available industry statistics that set forth principal prepayment experience for retail installment sales contracts similar to the Contracts. Onyx can make no prediction as to the actual prepayment rates that will be experienced on the Contracts in either stable or changing interest rate environments. Certificate Owners will bear all reinvestment risk resulting from the rate of prepayment of the Contracts.


                              YIELD CONSIDERATIONS

     Interest due will be passed through on each Distribution Date in an amount equal to the product of one-twelfth of the Pass-Through Rate and the Pool Balance as of the end of the Collection Period preceding the related Collection Period (or the Original Pool Balance, in the case of the first Distribution
Date). In the event of a principal prepayment on a Contract during a Collection Period, Certificateholders will receive interest for the full month on the related Distribution Date. See "The Certificates and the Agreement -- Distributions of Principal and Interest."

     Although the Contracts have different APRs, the yield on each individual Contract, using the Recomputed Yield for Rule of 78's Contracts, will equal or
exceed   %. Therefore, disproportionate rates of prepayments between Contracts with higher and lower APRs will not affect the yield to Certificateholders.

                                  POOL FACTOR

     The "Pool Factor" will be a six-digit decimal which the Servicer will compute each month indicating the Pool Balance at the end of the month as a fraction of the Original Pool Balance. The Pool Factor will be

1.000000 as of the Closing Date; thereafter, the Pool Factor will decline to reflect reductions in the Pool Balance. The amount of a Certificateholder's pro rata share of the Pool Balance for a given month can be determined by multiplying the original denomination of such holder's Certificate by the Pool Factor for that month.

     Pursuant to the Agreement, Certificateholders will receive monthly reports from the Trustee concerning payments received on the Contracts, the Pool Balance, the Pool Factor, and various other items of information.
Certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "The Certificates and the Agreement."

                                USE OF PROCEEDS

     The net proceeds to be received by the Seller from the sale of Certificates will be used to repay certain indebtedness incurred in connection with its acquisition of the Contracts and to pay certain other expenses in connection with the pooling of the Contracts and the issuance of the Certificates.

                                   THE SELLER

     The Seller is a wholly-owned, limited purpose finance subsidiary of Onyx which was incorporated under the laws of the State of Delaware on July 28, 1994 and has a limited operating history. The principal office of the Seller is located at 8001 Irvine Center Drive, 6th Floor, Irvine, CA 92618. The telephone number of such office is (714) 790-5400.

     The Seller was organized principally for the purpose of purchasing retail installment sales contracts from Onyx in connection with its activities as a finance subsidiary of Onyx. The Seller was organized for limited purposes, and its certificate of incorporation limits its activities to purchasing Motor Vehicle Contracts from Onyx and transferring such Motor Vehicle Contracts to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes.

     The Seller has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by Onyx under any Insolvency Law will not result in consolidation of the assets and liabilities of the Seller with those of Onyx. These steps include the creation of the Seller as a separate, limited purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors). However, there can be no assurance that the activities of the Seller would not result in a court concluding that the assets and liabilities of the Seller should be consolidated with those of Onyx in a proceeding under any Insolvency Law.

     The Seller has received the advice of counsel to the effect that, subject to certain facts, assumptions and qualifications, it would not be a proper exercise by a court of its equitable discretion to disregard the separate corporate existence of the Seller and to require the consolidation of the assets and liabilities of the Seller with the assets and liabilities of Onyx in the event of the application of any Insolvency Law to Onyx. However, there can be no assurance that a court would not conclude that the assets and liabilities of the Seller should be consolidated with those of Onyx. If a court were to reach such a conclusion, or a filing were made under any Insolvency Law by or against the Seller, or if an attempt were made to litigate any of the foregoing issues, delays in distributions on the Certificates could occur or reductions in the amounts of such distributions could result.

     The Contracts will have been sold by Onyx to the Seller pursuant to a Sale and Servicing Agreement dated as of September 8, 1994, as amended (the "Purchase Agreement"). The Contracts will be sold by the Seller to the Trust pursuant to the Agreement. Onyx and the Seller intend that the transfer of the Contracts by Onyx to the Seller under the Purchase Agreement constitute a "true sale" of the Contracts to the Seller. If the transfer constitutes such a "true sale," the Contracts and the proceeds thereof would not be part of the bankruptcy estate of Onyx under Section 541 of the United States Bankruptcy Code (the "Bankruptcy

Code") should Onyx become the subject of a bankruptcy case subsequent to the transfer of the Contracts to the Seller.

     The Seller has received the advice of counsel to the effect that, subject to certain facts, assumptions and qualifications, in the event Onyx were to become the subject of a voluntary or involuntary case under the Bankruptcy Code subsequent to the transfer of the Contracts to the Seller, the transfer of the Contracts by Onyx to the Seller pursuant to the Purchase Agreement would be characterized as a "true sale" of the Contracts from Onyx to the Seller and the Contracts and the proceeds thereof would not form part of Onyx's bankruptcy estate pursuant to Section 541 of the Bankruptcy Code.

                                  THE SERVICER

     The Contracts initially will be serviced by Onyx Acceptance Corporation ("Onyx"). Onyx was incorporated in California in 1993 and reincorporated in Delaware in 1996 in connection with its initial public offering of Common Stock, which was successfully completed in March 1996. All stock offered in connection with such public offering was sold. Onyx is engaged principally in the business of providing indirect automobile financing to new car dealerships and selected used car dealerships within California, and to an increasing degree in other states across the country. Onyx has been in existence for over four years and is headed by a management team with extensive experience in the origination and servicing of indirect and direct automobile loans, and who, from 1985 to present, have actively participated in a number of public securitizations of Motor Vehicle Contracts.


     Onyx is headquartered in Irvine, California and operates eleven Auto Finance Centers, five in California and one in each of Arizona, Florida, Georgia, Nevada, Washington and Illinois. The California centers are located in:
(i) Orange and Metropolitan Los Angeles Counties, (ii) North Los Angeles and Ventura Counties, (iii) the San Francisco Bay Area, (iv) Riverside and San Bernardino Counties, (v) San Diego County, and (vi) Sacramento County. Through these offices, Onyx is able to service the most populous California counties including Los Angeles, Riverside, San Bernardino, Ventura, Orange, San Diego, San Francisco, Santa Clara, Alameda, San Mateo, Santa Cruz, Marin, Contra Costa, and Sacramento counties. In addition, Onyx services Oregon and Idaho through its Washington center. The Arizona center is located in Phoenix, and services the Phoenix metropolitan and suburban areas as well as Texas. The Washington center is located in Seattle and services the Seattle metropolitan and suburban areas and Idaho. The Nevada center is located in Las Vegas and services the Las Vegas metropolitan and suburban areas as well as Colorado and Utah. The Florida center is located in Deerfield Beach and services Florida. The Georgia office is located in Alpharetta and services Georgia. The Illinois office is located in Rosemont and services the Chicago metropolitan and suburban areas and Michigan and Indiana. Onyx currently has agreements with over 3,200 Dealers.



     Onyx acquires individual Motor Vehicle Contracts from Dealers, and to a lesser extent subsidiaries of Onyx purchase such contracts from credit unions or directly originate such contracts, after reviewing and approving the customer's credit application in accordance with its underwriting policies and procedures. See "The Contracts." Onyx, together with its subsidiaries, had acquired or originated Motor Vehicle Contracts totaling approximately $1.2 billion from commencement of operations through December 31, 1997. As of December 31, 1997, Onyx had amassed a servicing portfolio of approximately $757.3 million. As of December 31, 1997, approximately 77% of Onyx's servicing portfolio consisted of motor vehicle installment contracts secured by used motor vehicles, and 23% secured by new motor vehicles. As of December 31, 1997, Onyx had total assets of approximately $146.6 million and stockholders' equity of $40.5 million.



     Onyx finances acquisitions and originations of Motor Vehicle Contracts on a short term basis through a commercial paper conduit program and has previously financed acquisitions and originations of motor vehicle installment contracts on a long term basis through sales of Motor Vehicle Contracts to grantor trusts.


                       THE CERTIFICATES AND THE AGREEMENT

     The Certificates will be issued pursuant to the Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreement. Where particular provisions of or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

GENERAL


     The Certificates will be offered for purchase in minimum denominations of $1,000 and integral multiples thereof, except that one Certificate may be issued in a denomination that includes any residual portion of the Original Pool Balance. Each Certificate will rank pari passu with each other Certificate. The Certificates will initially be represented by one or more Certificates registered in the name of Cede, as nominee of DTC, except as set forth below. The interests of holders of beneficial interests in the Certificates (each a "Certificate Owner") will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described herein, no Certificate Owner will be entitled to receive a certificate representing such person's interest in the Certificates. All references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "-- Book-Entry Registration" and "-- Definitive Certificates."


DISTRIBUTIONS OF PRINCIPAL AND INTEREST


     On each Distribution Date, monthly interest (the "Interest Distribution") in an amount equal to the product of one-twelfth of the Pass-Through Rate and the Pool Balance as of the end of the Collection Period preceding the related Collection Period will be distributed on a pro rata basis to the Certificateholders of record as of the related Record Date; provided that the Interest Distribution with respect to the first Distribution Date will include
an additional $     per $1,000 of initial principal balance of the Certificates.
The "Pool Balance" as of any date is the Aggregate Scheduled Balance of the Contracts as of such date, excluding those Contracts which as of such date have become Liquidated Contracts or have been repurchased by the Seller or purchased by the Servicer. Interest will be paid from collections received on the Contracts on deposit in the Collection Account or previously collected and available for distribution. A "Collection Period" with respect to a Distribution Date will be the calendar month preceding the month in which such Distribution Date occurs; provided, that with respect to Liquidated Contracts the Collection Period will be the period from but excluding the sixth Business Day preceding the immediately preceding Distribution Date to and including the sixth Business Day preceding such Distribution Date. With respect to the first Distribution Date the "Collection Period" for Liquidated Contracts will be the period from and including the Cut-Off Date to and including the sixth Business Day preceding such first Distribution Date. Each Interest Distribution will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Unless and until Definitive Certificates have been issued, distributions on each Distribution Date will be made through the facilities of DTC and the related "Record Date" will be the Business Day prior to such Distribution Date. If Definitive Certificates are issued, the related "Record Date" will be the last day of the calendar month preceding such Distribution Date. The final distribution of principal of and interest on each Certificate will be made only upon presentation and surrender of such Certificate on or after the Final Distribution Date (or such earlier termination date as is provided by the Agreement) at the office or agency of the Trustee maintained for that purpose.


     On each Distribution Date, the Principal Distribution for the related Collection Period will be passed through to the Certificateholders. The "Principal Distribution" on any Distribution Date is the Aggregate Scheduled Balance Decline during the related Collection Period. The Principal Distribution on the Final Distribution Date will include the Aggregate Scheduled Balance of all Contracts that are outstanding at the end of the Collection Period immediately prior to the Final Distribution Date. The "Aggregate Scheduled Balance Decline" for any Distribution Date is the amount by which the Aggregate Scheduled Balance of the Contracts as of the beginning of the related Collection Period exceeds the Aggregate Scheduled Balance of such Contracts as of the end of the related Collection Period. The "Aggregate Scheduled Balance" of the Contracts is the sum of the Scheduled Balances of each Contract. The "Scheduled Balance" of a Rule of 78's

Contract at any date is equal to the Cut-Off Date Scheduled Balance of such Contract reduced by the portion of each scheduled payment of principal and interest due on such Contract (the "Monthly P&I") on or prior to the date of calculation that is allocable to principal under the Recomputed Actuarial Method. The Scheduled Balance of a Simple Interest Contract at any date is equal to the Cut-Off Date Scheduled Balance of such Contract reduced by the portion of Monthly P&I paid on or prior to the date of calculation that is allocated to principal under the Simple Interest Method. The Scheduled Balance of any Contract that is a Liquidated Contract or that has been purchased by the Servicer or repurchased by the Seller will equal zero. A "Liquidated Contract" is a Contract that (a) is the subject of a Full Prepayment, (b) is a Defaulted Contract with respect to which Liquidation Proceeds constituting, in the Servicer's reasonable judgment, the final amounts recoverable have been received and deposited in the Collection Account, (c) is paid in full on or after its Maturity Date or (d) has been a Defaulted Contract for four or more Collection Periods and as to which Liquidation Proceeds have not been deposited in the Collection Account; provided, however, that in any event a Contract that is delinquent in the amount of five monthly installments of Monthly P&I at the end of a Collection Period is a Liquidated Contract. A "Defaulted Contract" with respect to any Collection Period is a Contract (a) which is, at the end of such Collection Period, delinquent in the amount of two monthly installments of Monthly P&I or (b) with respect to which the related Financed Vehicle has been repossessed or repossession efforts with respect to the related Financed Vehicle have been commenced.


     The Monthly P&I for a Contract due on each Due Date is substantially equal for the term of the Contract. The Scheduled Balance of each Contract as of the Cut-Off Date, which will be treated as being equal to the Cut-Off Date Scheduled Balance, will be set forth in a schedule to the Agreement. The yield of each Contract (using the Recomputed Yield for Rule of 78's Contracts) will at least
equal   %.

     At the issuance of the Certificates, the initial aggregate principal amount of the Certificates will equal the Aggregate Scheduled Balance of all the Contracts as of the Cut-Off Date.


THE FINANCIAL GUARANTEE INSURANCE POLICY



     If on any Servicer Report Date with respect to any Distribution Date the amount on deposit in the Collection Account after giving effect to all amounts deposited to or payable from the Payahead Account with respect to such Distribution Date, is less than the sum of the Servicing Fee, the Principal Distribution and Interest Distribution for such Distribution Date, the Trustee, by delivering a notice in accordance with the Financial Guarantee Insurance Policy shall demand payment under the Financial Guarantee Insurance Policy in an amount equal to such deficiency. The Insurer shall pay or cause to be paid such amount to the Trustee for credit to the Collection Account. The Trustee shall withdraw from the Collection Account and shall pay such amount to the Certificateholders on the related Distribution Date.



     If on the Business Day preceding the Final Distribution Date, any principal amount of Certificates is still outstanding, then the Trustee shall demand payment on the Financial Guarantee Insurance Policy in an amount equal to the amount by which the outstanding principal amount of the Certificates, plus interest thereon at the Pass-Through Rate, exceeds the amount on deposit in the Collection Account which is available for distribution on the Final Distribution Date. The Insurer shall pay or cause to be paid such amount to the Trustee pursuant to the Trustee's instructions for credit to the Collection Account and on the Final Distribution Date, the Trustee shall withdraw from the Collection Account and shall pay such amount to the Certificateholders.


BOOK-ENTRY REGISTRATION

     Certificateholders may hold their Certificates through DTC if they are Participants, or indirectly through Participants.

     Cede, as nominee for DTC, will hold one or more global Certificates. Transfers between Participants will occur in the ordinary way in accordance with DTC rules.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations (including the Underwriters). Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").


     Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificateholders will receive all distributions of principal of and interest on the Certificates from the Trustee, as paying agent, or its successor in such capacity (the "Paying Agent"), through the Participants who in turn will receive them from DTC. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Paying Agent to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Certificate Owners. It is anticipated that the only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Agreement, and Certificate Owners will only be permitted to exercise the rights of Certificateholders indirectly through the Participants who in turn will exercise the rights of Certificateholders through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates, Certificate Owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Seller that it will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Seller that it will take such actions with respect to the particular portion of the Certificates represented by the undivided interests held by Participants which have directed DTC, on their behalf, to take such action. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES


     The Certificates will be issued in fully registered, certificated form in denominations of $1,000 and integral multiples thereof to Certificate Owners or their nominees (the "Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Seller advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to the Certificates, and the Trustee and the Seller are unable to locate a qualified successor, or (ii) after the occurrence of an Event of Default, Certificate Owners representing in the aggregate more than 50% of the Pool Balance advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system with respect to the Certificates through any depositary is no longer in the best interest of the Certificate Owners.


     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by

DTC of the Definitive Certificates representing the Certificates and instructions for reregistration, the Trustee will issue the Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders under the Agreement (collectively, "Holders").

     Distribution of principal of and interest on the Certificates will be made by the Paying Agent directly to Holders of Definitive Certificates in accordance with the procedures set forth herein and in the Agreement. Interest Distributions and Principal Distributions on each Distribution Date and on the Final Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the certificate register. The final payment of any Certificate (whether Definitive Certificates or the Certificate registered in the name of DTC's nominee), however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the fifteenth day of the month of such final distribution.

     Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar, which shall initially be the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

SALE AND ASSIGNMENT OF THE CONTRACTS


     At the time of issuance of the Certificates, the Seller will sell and assign to the Trustee, without recourse, the Seller's entire interest in the Contracts and the proceeds thereof, including its security interests in the Financed Vehicles. Each Contract will be identified in a schedule appearing as an exhibit to the Agreement. The Trustee will, concurrently with such sale and assignment, execute, authenticate and deliver the definitive certificates representing the Certificates to the Underwriters against payment to the Seller of the net purchase price of the sale of the Certificates. Pursuant to the Purchase Agreement, prior to sale of the Contracts to the Trustee and the issuance of the Certificates, Onyx will sell and assign to the Seller Onyx's entire interest in the Contracts.


     Pursuant to the Agreement, the Seller will represent to the Trustee and the Trust for the benefit of holders of the Certificates and the Insurer that: (i) each Contract contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security; (ii) each Contract and the sale of the related Financed Vehicle complied at the time it was made in all material respects with all requirements of applicable federal, state, and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Fair Debt Collection Practices Act, the Fair Credit Billing Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and any other consumer credit, equal opportunity and disclosure laws applicable to such Contract and sale; (iii) each Contract constitutes the legal, valid, and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in all respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights; (iv) as of the Closing Date, each Contract was secured by a validly perfected first priority security interest in the Financed Vehicle in favor of the Seller as secured party or all necessary action with respect to such Contract has been taken to perfect a first priority security interest in the related Financed Vehicle in favor of the Seller as secured party, which security interest is assignable and has been so assigned by the Seller to the Trust; (v) as of the Closing Date, the Seller had good and marketable title to and was the sole owner of each Contract, free of liens, claims, encumbrances and rights of others; (vi) as of the Closing Date, there are no rights of rescission, offset, counterclaim, or defense, and the Seller has no knowledge of the same being asserted or threatened, with respect to any Contract; (vii) as of the Closing Date, the Seller had no knowledge of any liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes relating to a Financed Vehicle, that would be liens prior to, or equal or coordinate with, the lien granted by the Contract; (viii) except for payment defaults continuing for a period of not more than 30 days as of the Cut-Off Date, the Seller has no knowledge that a default, breach, violation, or event permitting acceleration under the terms of any Contract exists, and the Seller has no knowledge that a continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Contract exists, and the Seller has not waived any of the foregoing; (ix) each Contract requires that the Obligor thereunder obtain comprehensive and collision insurance covering the Financed Vehicle; (x) each Contract was acquired from a dealer with whom Onyx ordinarily does business (except for Contracts purchased or originated by a subsidiary of Onyx); (xi) no adverse selection procedures were utilized in selecting the Contracts; (xii) scheduled payments under each Contract have been applied in accordance with the method for allocating principal and interest set forth in the Contract (either the Rule of 78's or the Simple Interest Method); and (xiii) there is only one original of each Contract and such original is being held by the Trustee as custodian on behalf of the Trust and Insurer. As of the last day of the Collection Period following the Collection Period (or, if the Seller elects, the last day of such Collection Period) during which the Seller becomes aware or receives written notice from the Trustee or the Servicer that a Contract does not meet any of the criteria in the Agreement and such failure materially and adversely affects the interests of the Certificateholders or the Insurer in a Contract, the Seller, unless it cures the failed criterion, will repurchase the Contract from the Trustee at a price equal to the Scheduled Balance thereof plus accrued interest (the "Repurchase Amount"). The repurchase obligation will constitute the sole remedy available to the Certificateholders or the Trustee for the failure of a Contract to meet any of the criteria set forth in the Agreement.


THE COLLECTION ACCOUNT AND ELIGIBLE INVESTMENTS

     The Servicer will cause all collections made on the Contracts during a Collection Period to be deposited in or credited to an account (the "Collection Account") established by the Servicer under the Agreement. Funds in the Collection Account will be invested in Eligible Investments by the Trustee acting at the direction of the Insurer. "Eligible Investments" are: (a) direct obligations issued or fully guaranteed by the United States or any agency or instrumentality of the United States whose obligations are backed by the full faith and credit of the United States and, to the extent, at the time of the investment, acceptable to the Insurer and each Rating Agency for securities having a rating equivalent to the rating of the Certificates at the Closing Date, the direct obligations of, or obligations fully guaranteed by, the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association;
(b) deposits in or other obligations of any bank (including the Trustee) whose long-term unsecured debt obligations are rated "AA-" or better by Standard & Poor's and "Aa2" or better by Moody's or any bank acceptable to the Insurer; (c) repurchase obligations with respect to federal government or agency securities described in clause (a) above entered into with any bank described in clause (b) above; (d) interest-bearing or discount corporate securities rated "AA-" or better by Standard & Poor's and "Aa2" or better by Moody's; (e) commercial paper having the highest rating obtainable from Standard & Poor's and Moody's; (f) investments in money market funds or money market mutual funds having a rating from Standard & Poor's and Moody's in the highest investment category granted thereby, including funds for which the Trustee or any of its affiliates is investment manager or advisor; and (g) such other securities that are acceptable to the Insurer. Eligible Investments made with respect to the Collection Account will mature no later than the next following Distribution Date. Income from amounts on deposit in the Collection Account which are invested in Eligible Investments will be paid to the Servicer monthly unless earlier directed by the Servicer.

PAYAHEAD ACCOUNT

     For Simple Interest Contracts, payments made by an Obligor in excess of the Monthly P&I due on the current Due Date and any other amount currently due on a Contract (including Full Prepayments) will be passed through to the Certificateholders as part of the Principal Distribution on the Distribution Date immediately following the Collection Period in which such payment was collected.

     For Rule of 78's Contracts, however, payments made by an Obligor in excess of the Monthly P&I due on the current Due Date and any other amount currently due on a Contract (other than Full Prepayments) ("Payaheads") will be initially deposited in the Collection Account and subsequently transferred from the Collection Account, as of each Servicer Report Date, to an account established in the name of Bankers Trust

Company for the benefit of the Obligors and the Certificateholders as their interests may appear (the "Payahead Account") and shall be held in such account until passed through in accordance with the original schedule of payments for the related Contract or until the amount of such partial prepayment equals the amount the Obligor would be required to pay in order to prepay the Contract in full. The Payahead Account will be an Eligible Account. Amounts on deposit in the Payahead Account will be invested in Eligible Investments with maturity dates such that on each Distribution Date Monthly P&I for each Rule of 78's Contract with respect to which a partial prepayment had been made will be available to be passed through to Certificateholders. The Payahead Account will not be part of the Trust and the Trustee will not have a security interest in the Payahead Account. Earnings on Eligible Investments credited to the Payahead Account will be paid to the Servicer. Full Prepayments during any Collection Period will be deposited directly into the Collection Account for distribution to Certificateholders on the Distribution Date next succeeding such Collection Period.

PAYMENTS ON CONTRACTS

     All collections on the Contracts will be deposited in or credited to the Collection Account within two Business Days of the receipt by the Servicer of payments from Obligors. Such collections will include: Full Prepayments and partial prepayments (pending transfer of Payaheads on Rule of 78's Contracts to the Payahead Account), Net Liquidation Proceeds and Net Insurance Proceeds, any amounts deposited by Onyx or the Seller in the Collection Account to purchase Contracts because of certain material defects in documents related to the Contracts or certain breaches in representations or warranties regarding the Contracts made by Onyx or the Seller in the Agreement that materially and adversely affect the interests of the Certificateholders or the Insurer, any amounts deposited by the Servicer in the Collection Account to purchase Contracts as to which the Servicer has breached certain servicing covenants, and any amounts deposited by the Servicer in the Collection Account as a result of such entity exercising its right under certain circumstances to purchase all or a portion of the Contracts. "Net Liquidation Proceeds" are proceeds received by the Servicer (net of Liquidation Expenses) upon liquidation of any Defaulted Contract. "Liquidation Expenses" are the reasonable out-of-pocket expenses (exclusive of overhead expenses) incurred by the Servicer in realizing upon a Defaulted Contract which are not recoverable under any insurance policy. "Net Insurance Proceeds" are proceeds paid by any insurer under a comprehensive and collision or vendor's single interest insurance policy related to a Contract (other than funds used for the repair of the related Financed Vehicle or otherwise released to the related Obligor in accordance with normal servicing procedures) and proceeds from the Blanket Insurance Policy, after reimbursement to the Servicer of expenses recoverable under such policy. Partial prepayments of Rule of 78's Contracts are initially deposited in the Collection Account and are transferred to the Payahead Account on the Servicer Report Date.

DISTRIBUTIONS


     Subject to the last sentence of this paragraph, distributions on the Certificates will be made on each Distribution Date by the Paying Agent out of net collections on the Contracts (exclusive of amounts representing payments due in the Collection Period in which such Distribution Date occurs and any future Collection Periods) for the Collection Period preceding such Distribution Date plus amounts payable from the Payahead Account. The amount of such net collections, and amounts payable from the Payahead Account will be applied, first, to the Servicer in payment of the Servicing Fee, second, to payment of the Interest Distribution and the Principal Distribution to the Certificateholders on such Distribution Date in accordance with the Agreement, third, to the Insurer, the premium for the Financial Guarantee Insurance Policy, and fourth, any balance shall be distributed to a separate spread account trust to be applied in accordance with the spread account trust agreement and the Insurance Agreement, which provide that to the extent funds are not required to reimburse the Insurer for draws on the Financial Guarantee Insurance Policy, to satisfy obligations owing to the Insurer or to reserve against the possibility of future draws, amounts remaining shall be released to the beneficiaries of the spread account trust. Any amounts distributed pursuant to clause fourth above will not be available to make distributions to the Certificateholders on the current or any future Distribution Date. Under the Financial Guarantee Insurance Policy, the Insurer is obligated to provide for payment to the Trustee on each Distribution Date of the amount, if any, by which the amount available for distribution from the net collections on Contracts and amounts payable from the Payahead Account, is less than the sum of the Servicing Fee, the Interest Distribution and the Principal Distribution due to the Certificateholders for such Distribution Date. In addition, on the Final Distribution Date, to the extent the amount on deposit and available in the Collection Account, including amounts payable from the Payahead Account, is less than all remaining unpaid interest and principal on the Certificates, the Insurer is obligated to pay under the Financial Guarantee Insurance Policy or cause to be paid the amount of such shortfall. See
"-- Distributions of Principal and Interest."


INSURANCE ON FINANCED VEHICLES


     Each Obligor on a Contract is required to maintain insurance covering physical damage to the Financed Vehicle of such Obligor in an amount not less than the lesser of its maximum insurable value or the unpaid principal balance under such Contract. Onyx or the applicable Onyx subsidiary is required to be named as a loss payee under the policy of insurance obtained by the Obligor. The Financed Vehicle is required to be insured against loss and damage due to fire, theft, transportation, collision and other risks covered by comprehensive coverage. Onyx also maintains a vendor's single interest insurance policy, as to which the Seller has been named as an additional insured, which provides coverage upon repossession of a Financed Vehicle in an amount equal to the lesser of the actual cash value of such Financed Vehicle, the cost of repair or replacement for such Financed Vehicle and the unpaid balance of the related Contract. Since Obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies vary.


     Onyx has obtained the Blanket Insurance Policy from United Financial Casualty Company with a rating of "A" by A.M. Best, with respect to each Contract. Subject to certain conditions, the Blanket Insurance Policy covers the lesser of actual damage to a Financed Vehicle or the amount by which the Obligor's unpaid remaining principal balance on the related Contract exceeds the proceeds from disposition of the Financed Vehicle. Onyx's rights under the Blanket Insurance Policy with respect to the Contracts under the Blanket Insurance Policy will be assigned to the Trust pursuant to the Agreement.

SERVICER REPORTS TO THE TRUSTEE AND THE INSURER

     The Servicer will perform certain monitoring and reporting functions for the Trustee and the Insurer, including the preparation and delivery on the Servicer Report Date to the Trustee and the Insurer of a statement (the "Distribution Date Statement") setting forth the amounts on deposit in the Collection Account, the sources of such amounts and the amounts to be paid to Certificateholders. The Distribution Date Statement shall also include information regarding Contracts purchased by the Servicer or repurchased by the Seller.

REPURCHASE OF CONTRACTS

     The Servicer will have the option to purchase the remaining Contracts, and thereby cause early retirement of the Certificates, on any Distribution Date as of which the Pool Balance (after giving effect to the Principal Distribution otherwise to be made on such Distribution Date) has declined to 10% or less of the Original Pool Balance. Any such purchase must be effected at a price equal to the Aggregate Scheduled Balance of the Contracts in the Trust on the date of repurchase, plus accrued interest thereon and all amounts due to the Insurer under the Insurance Agreement. In addition, Onyx or the Seller is required to purchase or repurchase, respectively, Contracts under certain circumstances if certain representations and warranties made by Onyx or the Seller respectively are incorrect in any manner that materially and adversely affects the interest of the Certificateholders or the Insurer. Additionally, the Servicer is required to purchase Contracts as to which the Servicer has breached certain servicing covenants.

SERVICING FEE


     The Servicer will be entitled to compensation for the performance of its obligations under the Agreement. The Servicer shall be entitled to receive on each Distribution Date an amount equal to the product of one-twelfth of 1.00% per annum (the "Servicing Fee Rate") multiplied by the Pool Balance as of the end of the Collection Period preceding the related Collection Period. As additional compensation, the Servicer or its designee shall be entitled to retain all late payment charges, extension fees and similar items paid in respect of the Contracts. The Servicer or its designee will also receive as servicing compensation reinvestment earnings on Eligible Investments and the amount, if any, by which the outstanding principal balance based on the Rule of 78's of a Contract that is subject to a Full Prepayment exceeds the Scheduled Balance of such Contract. The Servicer shall pay all expenses incurred by it in connection with its servicing activities under the Agreement and shall not be entitled to reimbursement of such expenses except to the extent they constitute Liquidation Expenses or expenses recoverable under an applicable insurance policy.


WAIVERS AND EXTENSIONS



     The Agreement requires the Servicer to use its best efforts to collect all payments called for under the terms and provisions of the Contracts. The Servicer, consistent with the foregoing, may in its discretion (i) waive any late payment charges in connection with delinquent payments on a Contract, (ii) waive prepayment charges and (iii) grant up to three extensions of thirty (30) days or less in order to work out a default or an impending default. The maturity date of a Contract, however, may not be extended more than ninety (90) days past the originally scheduled maturity date, and in no event beyond the Final Distribution Date.


REALIZATION UPON DEFAULTED CONTRACTS

     The Servicer will liquidate any Contract that comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Such liquidation may be through repossession or sale of the Financed Vehicle securing such Contract or otherwise. In connection with such repossession or other conversion, the Servicer will follow such procedures as are normal and usual for holders of motor vehicle retail installment sales contracts. In this regard, the Servicer may sell the Financed Vehicle at a repossession or other sale.

                           DESCRIPTION OF THE INSURER


     The following information with respect to the Insurer has been furnished by the Insurer and none of Onyx, the Seller or the Underwriters have made any independent investigation of such information.



     The Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company (the "Company"). The Company is not obligated to pay the debts of or claims against the Insurer. The Insurer is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Insurer, changes in control and transactions among affiliates. Additionally, the Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.



     Effective February 17, 1998, the Company acquired all of the outstanding stock of Capital Markets Assurance Corporation ("CMAC") through a merger with its parent CapMAC Holdings Inc. Pursuant to a reinsurance agreement, CMAC has ceded all of its net insured risks, as well as its unearned premiums and contingency reserves, to the Insurer and the Insurer has reinsured CMAC's net outstanding exposure. The Company is not obligated to pay the debts of or claims against CMAC.



     As of December 31, 1996 the Insurer had admitted assets of $4.4 billion (audited), total liabilities of $3.0 billion (audited), and total capital and surplus of $1.4 billion (audited) determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities. As of Septem-ber 30, 1997, the Insurer had admitted assets of $5.1 billion (unaudited), total liabilities of $3.4 billion (unaudited), and total capital and surplus of $1.7 billion (unaudited) determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities.



     Furthermore, copies of the Insurer's year end financial statements prepared in accordance with statutory accounting practices are available without charge from the Insurer. A copy of the Annual Report on Form 10-K of the Company is available from the Insurer or the Securities and Exchange Commission. The address of the Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Insurer is (914) 273-4545.



     The Financial Guarantee Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.



     Moody's rates the claims paying ability of the Insurer "Aaa." Standard & Poor's rates the claims paying ability of the Insurer "AAA." Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) rates the claims paying ability of the Insurer "AAA." Each such rating of the Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.



     The above ratings are not recommendations to buy, sell or hold the Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Certificates. The Insurer does not guaranty the market price of the Certificates nor does it guaranty that the ratings on the Certificates will not be revised or withdrawn.



     Audited financial statements of the Insurer as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 are included in this Prospectus beginning at F-1. Unaudited financial statements of the Insurer for the nine-month periods ended September 30, 1996 and September 30, 1997 are included in this Prospectus beginning at F-27. Such financial statements have been prepared on the basis of generally accepted accounting principles. Copies of the Insurer's 1996 year-end audited financial statements prepared in accordance with statutory accounting practices are available from the Insurer. The address of the Insurer is 113 King Street, Armonk, New York 10504.


                     ADDITIONAL PROVISIONS OF THE AGREEMENT

STATEMENTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the Trustee will include with each distribution to each Certificateholder the Distribution Date Statement setting forth for such Distribution Date the following information:

        (i) the amount of the distribution to Certificateholders allocable to principal;

        (ii) the amount of the distribution to Certificateholders allocable to interest;

        (iii)  the certificate distribution amount for such Distribution Date;

        (iv) the premiums payable to the Insurer and the amount to be deposited in the spread account;

        (v) the aggregate Servicing Fee paid to the Servicer with respect to the Contracts for the related Collection Period;

        (vi) the number of, and aggregate amount of monthly principal and interest payments due on, the Contracts which are delinquent as of the end of the related Collection Period presented on a 30-day, 60-day and 90-day basis;


        (vii) the amount available in the Collection Account for payment of the Certificate distribution amount and the Servicing Fee and the amount, if any, required from the Insurer pursuant to the Financial Guarantee Insurance Policy to pay any shortfall;


        (viii) the aggregate amount of Liquidation Proceeds received for Defaulted Contracts;

        (ix)    the net credit losses for the Collection Period;

        (x) the number and net outstanding balance of Contracts for which the Financed Vehicle has been repossessed;


        (xi)    the Pool Balance; and



        (xii) the amount in the Collection Account available for such Distribution Date.


     Within a reasonable period of time after the end of each calendar year, but not later than the latest date permitted by law, commencing with the year ended December 31, 1998, the Trustee and the Paying Agent shall furnish to each person who on any Record Date during such calendar year shall have been a registered Certificateholder a statement containing the sum of the amounts described in
(i), (ii) and (viii) above and such other information in respect of the Certificates as may be reasonably necessary for such Certificateholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences."

EVIDENCE AS TO COMPLIANCE

     The Agreement will provide that a firm of independent public accountants will furnish to the Trustee and the Insurer, on or before each March 15 after the end of each fiscal year of the Servicer, beginning with the fiscal year ended December 31, 1998, a statement as to compliance by the Servicer during the preceding fiscal year with certain standards relating to the servicing of the Contracts.

     The Agreement will also provide for delivery to the Trustee and the Insurer, on each March 15 after the end of each fiscal year of the Servicer, commencing with the fiscal year ended December 31, 1998, of a certificate signed by an authorized officer of the Servicer stating that the Servicer has fulfilled its obligations under the Agreement throughout the preceding fiscal year or, if there has been a default in the fulfillment of any such obligation, describing each such default.

     Copies of such statements and certificates may be obtained by Certificateholders by a request in writing addressed to the Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

     The Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder except upon determination that the Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's servicing obligations and duties under the Agreement. See "-- The Trustee."

     The Agreement will further provide that neither the Servicer nor any of its directors, officers, employees, and agents shall be under any liability to the Trust or the Certificateholders for taking any action or for refraining from taking any action pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under the Agreement and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, and the Servicer will be entitled to be reimbursed therefor out of the Collection Account. Any such indemnification or reimbursement could reduce the amount otherwise available for distribution to Certificateholders.

     Any corporation into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer is a party or any corporation succeeding to the business of the Servicer, or, with respect to the Servicer's obligation as the Servicer, will be the successor of the Servicer under the Agreement.

EVENTS OF DEFAULT


     "Events of Default" under the Agreement will consist of: (i) any failure by the Servicer to deposit in or credit to the Collection Account or the Payahead Account any amount required to be so deposited or credited, which failure continues unremedied for three Business Days after written notice from the Trustee or the Insurer is received by the Servicer or discovery by the Servicer;
(ii) any failure by the Servicer to deliver to the Insurer or the Trustee certain reports required by the Agreement by the Servicer Report Date or to perform certain other covenants under the Agreement; (iii) any failure by the Servicer or the Seller duly to observe or perform in any material respect any other covenants or agreements of the Servicer or the Seller in the Agreement, which failure materially and adversely affects the rights of Certificateholders, the Insurer or the Trustee and which continues unremedied for 30 days after the giving of written notice of such failure (A) to the Servicer or the Seller as the case may be, by the Trustee or the Insurer or (B) to the Servicer or the Seller, as the case may be, and to the Trustee by Holders of Certificates evidencing not less than 25% of the Pool Balance or by the Insurer; (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings and certain actions by the Servicer or Seller indicating its insolvency, reorganization pursuant to bankruptcy or similar proceedings or inability to pay its obligations; (v) any breach of any of the representations and warranties of the Servicer or the Seller (except for any breaches relating to Contracts repurchased by the Seller or the Servicer) which breach has a material adverse effect on the Trust and which continues for 30 days after the giving of notice of such breach to the Seller or the Servicer, as the case may be, by the Trustee or the Holders of Certificates evidencing not less than 25% of the Pool Balance or the Insurer; (vi) any change in control of the Servicer in violation of the covenant set forth in Section 7.2 of the Agreement; and (vii) any determination by the Insurer that the quality of performance of the Servicer is not in compliance with either the terms of the Agreement or that the Servicer's performance is not adequate, as measured in accordance with industry standards, in respect of all contracts serviced by the Servicer.


RIGHTS UPON EVENT OF DEFAULT

     As long as an Event of Default under the Agreement remains unremedied, the Trustee, the Insurer or Holders of Certificates evidencing not less than 25% of the Pool Balance may terminate all the rights and obligations of the Servicer under the Agreement, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements; provided, however, that the Trustee will not be obligated to purchase Contracts if certain representations and warranties of Onyx as Servicer prove incorrect or if certain covenants of Onyx as Servicer are breached. In the event that the Trustee is unwilling or unable so to act, it may appoint, with the consent of the Insurer, or petition a court of competent jurisdiction for the appointment of a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of automobile retail installment sale contract receivables.

     The Holders of Certificates evidencing not less than 51% of the Pool Balance (not including any Certificates held by the Seller, the Servicer or any affiliate) may, on behalf of all Certificateholders, with the consent of the Insurer, waive any default by the Servicer or the Seller in the performance of its obligations, other than failure to make any required deposits to or payments from the Collection Account.

     The Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct, or defend any litigation thereunder or in relation thereto at the request, order, or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. No Certificateholder will have any right under the Agreement to institute any proceeding with respect to the Agreement, unless such Holder previously has given to the Trustee written notice of default and unless the Holders of Certificates evidencing not less than 25% of the Pool Balance with the consent of the Insurer have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 30 days has neglected or refused to institute any such proceedings.


     Notwithstanding any provision in the Agreement to the contrary, in the event that the Insurer is in default under the Financial Guarantee Insurance Policy or is subject to any insolvency proceeding, the Insurer shall not have the right to terminate the Servicer, or to control or direct the actions of the Seller, the Servicer or the Trustee pursuant to the terms of the Agreement, nor shall the consent of the Insurer be required with respect to any action (or waiver of a right to take action) to be taken by the Seller, the Servicer or the Trustee; provided, that the consent of the Insurer shall be required at all times with respect to any amendment of the Agreement.


AMENDMENT


     The Agreement may be amended by the Seller, the Servicer and the Trustee, without the consent of the Certificateholders but with the consent of the Insurer, to cure any ambiguity, correct or supplement any provision therein which may be inconsistent with any other provision therein, or make any other provisions with respect to matters or questions arising under such Agreement which are not inconsistent with the provisions of the Agreement; provided that such action will not materially and adversely affect the interest of any Certificateholder. Any such amendment shall not be deemed to materially and adversely affect the interests of any Certificateholder if the person requesting the amendment obtains a letter from each Rating Agency to the effect that the amendment would not result in a downgrading or withdrawal of the ratings then assigned to the Certificates by such Rating Agency, without regard to the Financial Guarantee Insurance Policy.


     The Agreement may also be amended by the Seller, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing not less than 51% of the Pool Balance and the Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collection of payments on Contracts or distributions required to be made on any Certificate or
(ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of all Certificateholders.

LIST OF CERTIFICATEHOLDERS

     Upon written request of the Servicer, the Trustee will provide to the Servicer within 15 days after receipt of such request a list of the names and addresses of all Certificateholders of record as of the most recent Record Date. Upon written request by three or more Certificateholders or by Holders of Certificates evidencing not less than 25% of the Pool Balance, the Trustee will afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Agreement.

     The Agreement will not provide for the holding of any annual or other meetings of Certificateholders.

TERMINATION

     The obligations of the Seller, the Servicer and the Trustee to the Certificateholders pursuant to the Agreement will terminate upon the earlier of
(i) the maturity or other liquidation of the last Contract and the disposition of any amounts received upon liquidation of any remaining Contracts that are part of the Trust

Property and (ii) (a) the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust, (b) the termination of the Financial Guarantee Insurance Policy in accordance with its terms and the surrender of the Financial Guarantee Insurance Policy to the Insurer for cancellation, (c) the payment of all amounts owed to the Trustee under the Agreement and (d) the payment of all amounts owed to the Insurer under the Insurance Agreement and the spread account trust agreement. In order to avoid excessive administrative expense, the Servicer is permitted at its option to purchase the remaining Contracts from the Trust on any Distribution Date as of which the Pool Balance (after giving effect to the Principal Distribution otherwise to be made on such Distribution Date) has declined to 10% or less of the Original Pool Balance at a price equal to the Aggregate Scheduled Balance of such Contracts on the date of repurchase plus accrued interest on the Contracts and all amounts due to the Insurer under the Insurance Agreement. The Trustee will give written notice of termination to each Certificateholder of record. The final distribution to any Certificateholder will be made only upon surrender and cancellation of such Certificateholder's Certificate at an office or agency of the Trustee specified in the notice of termination. Any funds remaining in the Trust, after the Trustee has taken certain measures to locate a Certificateholder and such measures have failed, will be distributed to a charity designated by the Servicer.


THE TRUSTEE


     The Trustee will not make any representations as to the validity or sufficiency of the Agreement, the Certificates, or any Contracts or related documents, or the investment of any monies by the Servicer before such monies are deposited in or credited to the Collection Account. The Trustee has not examined the Contracts. If no Event of Default has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Trustee under the Agreement, the making of distributions to Certificateholders in the amounts specified in certificates provided by the Servicer and drawing on the Financial Guarantee Insurance Policy if required to make distributions to the Certificateholders.


     Bankers Trust Company will be the Trustee under the Agreement. The Trustee, and any of its affiliates, may hold Certificates in their own names. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Servicer and the Trustee acting jointly shall have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee may resign at any time, in which event a successor trustee will be appointed pursuant to the terms of the Agreement. The Trustee may be removed if it ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Any resignation or removal of the Trustee and appointment of a successor does not become effective until acceptance of the appointment by the successor trustee.

     The Trustee shall be entitled to a fee payable on an annual basis by the Servicer. The Agreement will further provide that the Trustee will be entitled to indemnification by the Servicer for, and will be held harmless against, any loss, liability, or expense incurred by the Trustee not resulting from the Trustee's own willful misfeasance, bad faith, or negligence (other than errors in judgment) or by reason of breach of any of their respective representations or warranties set forth in the Agreement, except to the extent that such loss, liability, or expense relates to a specific Contract or Contracts or certain taxes that could be asserted against the Trustee, the Trust or the Contracts, in which case the Trustee would be entitled to be indemnified by the Trust.

     Onyx and the Insurer may maintain other banking relationships with the Trustee in the ordinary course of business.

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

GENERAL

     The Contracts are "chattel paper" as defined in the Uniform Commercial Code ("UCC") as in effect in California. Pursuant to the UCC, an ownership interest in chattel paper may be perfected by possession of the collateral or filing a UCC-1 financing statement with the California Secretary of State.

     Under the Agreement, the Trustee initially will have custody of the Contracts following the sale of the Contracts to the Trust and will hold the Contracts as bailee for the benefit of the Trust. Upon receiving the prior consent of the Insurer, which cannot be unreasonably withheld, the Servicer may be appointed by the Trustee to act as the custodian of the Contracts. Upon such appointment physical possession of the Contracts would shift from the Trustee to the Servicer. While the Contracts will not be physically marked to indicate the ownership interest thereof by the Trust, UCC-1 financing statements will be filed with the California Secretary of State to perfect by filing and give notice of the Trust's ownership interest in the Contracts. If, through inadvertence or otherwise, any of the Contracts were sold to another party who purchased such Contracts in the ordinary course of its business and took possession of such Contracts, the purchaser would acquire an interest in the Contracts superior to the interests of the Trust if the purchaser acquired the Contracts in good faith, for value and without actual knowledge of the Trust's ownership interest in the Contracts.

SECURITY INTERESTS IN THE FINANCED VEHICLES


     All Financed Vehicles were either registered in the State of California or one of the other states listed above under "The Contracts" at the time of origination of the related Contract. Perfection of security interests in motor vehicles is generally governed by state certificate of title statutes or by the motor vehicle registration laws of the state in which each vehicle is located. Security interests in vehicles registered in the State of California (the state in which approximately 51.92% of the Financed Vehicles as of the Cut-Off Date will be located) may be perfected by depositing with the California Department of Motor Vehicles a properly endorsed certificate of title showing the secured party as legal owner or an application for an original registration together with an application for registration of the secured party as legal owner. The Seller will warrant to the Trust in the Agreement that Onyx or a subsidiary of Onyx has taken all steps necessary to obtain a perfected first priority security interest with respect to all Financed Vehicles securing the Contracts and that such security interest has been assigned to the Trust. If Onyx fails, because of clerical errors or otherwise, to effect or maintain the notation of such security interest on the certificate of title relating to a Financed Vehicle, the Trust may not have a first priority security interest in such Financed Vehicle.



     The Seller will sell the Contracts and assign the security interest in each Financed Vehicle to the Trust. However, because of the administrative burden and expense, the Trust will not amend the certificates of title to identify the Trust as the new secured party. Accordingly, Onyx or a subsidiary of Onyx will continue to be named as the secured party on the certificates of title relating to the Financed Vehicles. Under the law of California and most other states, the assignment of the Contracts is an effective conveyance of the security interests in the Financed Vehicles without amendment of the lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, there exists a risk in not identifying the Trust as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trust could be released.



     In the absence of fraud or forgery by the Financed Vehicle owner or administrative error by state recording officials, notation of the lien of Onyx or a subsidiary of Onyx will be sufficient to protect the Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which Onyx or a subsidiary of Onyx has failed to perfect the security interest assigned to the Trust, such security interest would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests.


     In the event that the owner of a Financed Vehicle relocates to a state other than the state in which the Financed Vehicle was registered at the inception of the Contract, under the laws of most states the perfected security interest in the Financed Vehicle would continue for four months after such relocation and thereafter, in most instances, until the owner re-registers the Financed Vehicle in such state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Therefore, the Servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can effect the re-registration. If the Financed Vehicle owner moves to a state that provides for notation of lien on the certificate of title to perfect the security interests in the Financed Vehicle, Onyx or a subsidiary of Onyx, absent clerical errors or fraud, would receive notice of surrender of the certificate of title if its lien is noted thereon. Each subsidiary of Onyx named as the secured party on a certificate of title will agree to promptly forward to Onyx any such notice received by such subsidiary. Accordingly, Onyx will have notice and the opportunity to re-perfect the security interest in the Financed Vehicle in the state of relocation. If the Financed Vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, reregistration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle installment sales contracts, Onyx takes steps to effect such re-perfection upon receipt of notice of registration or information from the Obligor as to relocation. Similarly, when an Obligor under a Contract sells a Financed Vehicle, the Servicer must provide the owner with the certificate of title, or the Servicer will receive notice as a result of its lien or its subsidiary's lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Contract before release of the lien. Under the Agreement, Onyx, at its cost, is obligated to maintain the continuous perfection of the security interest of Onyx or its subsidiary in the Financed Vehicle.


     Under the law of California and most other states, liens for unpaid taxes, storage of and repairs performed on a motor vehicle take priority even over a perfected security interest. Under the laws of certain states, however, certain liens for storage of and repairs performed on a motor vehicle do not take priority over a perfected security interest. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the lien of a secured party. The Seller will represent in the Agreement that as of the initial issuance of the Certificates no such state or federal liens exist with respect to any Financed Vehicle securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Servicer in the event such a lien arises.

ENFORCEMENT OF SECURITY INTERESTS IN FINANCED VEHICLES


     The Servicer, on behalf of the Trust, may take action itself to enforce the security interest in Financed Vehicles with respect to Defaulted Contracts by repossession and resale of such Financed Vehicles. In addition to the provisions of the UCC, under California law the Contracts originated in California are subject to the provisions of the Rees-Levering Motor Vehicle Sales and Finance Act (the "Rees-Levering Act"). In California the provisions of the Rees-Levering Act control in the event of a conflict with the provisions of the UCC. Contracts originated in states other than California may be subject to retail installment sales laws and similar laws of those states. Under the UCC and laws applicable in most states, a creditor can, without prior notice to the debtor, repossess a motor vehicle securing a motor vehicle installment contract by voluntary surrender, by "self-help" repossession without breach of peace, and by judicial process. The Rees-Levering Act in California and similar laws in other states place restrictions on repossession sales, including notice to the debtor of the intent to sell and of the debtor's right to redeem the vehicle. In addition, the UCC requires commercial reasonableness in the conduct of the sale.


     In the event of such repossession and resale of a Financed Vehicle, the Servicer for the benefit of the Trust would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the motor vehicle securing such debtor's motor vehicle installment contract. Under California law and the law of most other states the proceeds from the resale of the motor vehicle securing the debtor's motor vehicle installment contract are applied first to the expenses of resale and repossession, and if the remaining proceeds are not sufficient to repay the indebtedness, the creditor may seek a deficiency judgment for the balance. The priority of application of proceeds from the sale of repossessed vehicles under the Contracts originated in most other states is similar.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws, may limit or delay the ability of the creditor to repossess and resell collateral or enforce a deficiency judgment.

     In the event that deficiency judgments are not satisfied, are satisfied at a discount or are discharged, in whole or in part, in bankruptcy proceedings, including proceedings under Chapters 7 or 13 of the United States Bankruptcy Code, the loss will be borne by the Trust.

OTHER MATTERS

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller (and certain related creditors and their assigns) in a consumer credit transaction to all claims and defenses which the Obligor could assert against the seller of goods. Liability under the FTC Rule is limited to amounts paid under a Contract; however, the Obligor may also assert the FTC Rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such Obligor.

     The courts have imposed general equitable principles on repossession and litigation involving deficiency balances. These equitable principles may have an effect of relieving an Obligor from some or all of the legal consequences of a default.

     Numerous other federal and state consumer protection laws and related regulations impose requirements applicable to the origination, sale and servicing of the Contracts, including the Federal Truth-in-Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act, the Rees-Levering Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, state adoptions of the National Consumers Act and of the Uniform Consumer Credit Code and other state motor vehicle retail installment sales acts and similar laws. The Seller has represented to the Trust in the Agreement that each of the Contracts, and the sale of the related Financed Vehicles sold thereunder, complied with all material requirements of such laws and the regulations issued pursuant thereto.

REPURCHASE OBLIGATION

     Under the Agreement, the Seller will make representations and warranties relating to validity, subsistence, perfection and priority of the security interest in each Financed Vehicle as of the Closing Date. See "The Certificates and the Agreement -- Sale and Assignment of the Contracts." Accordingly, if any defect exists in the perfection of the security interest in any Financed Vehicle as of the Closing Date and such defect adversely affects the Trust's interest in the related Contract, such defect would constitute a breach of a warranty under the Agreement and would create an obligation of the Seller to repurchase such Contract unless the breach is cured. Additionally, in the Agreement the Servicer will make certain representations, warranties and affirmative covenants regarding, among other things, the maintenance of the security interest in each Financed Vehicle, the breach of which would create an obligation of the Servicer to purchase any affected Contract from the Trust unless the breach is cured.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material anticipated Federal income tax consequences of the purchase, ownership, and disposition of Certificates. This summary is based upon laws, regulations, rulings, and decisions currently in effect, all of which are subject to change (which change may be retroactive). The discussion does not deal with all Federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Consequences to individual investors of investment in the Certificates will vary according to their individual circumstances. In addition, this summary generally does not address foreign, state or local taxation issues. Accordingly, investors should consult their own tax advisors to determine the Federal, state, local, and other tax consequences of the purchase, ownership, and disposition of the Certificates. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the Federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions.

     BECAUSE MANY OF THE ISSUES DISCUSSED HEREIN ARE COMPLEX AND THEIR RESOLUTION IS UNCERTAIN, INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE CERTIFICATES.

FEDERAL INCOME TAX STATUS OF THE TRUST

     In the opinion of Andrews & Kurth L.L.P., special tax counsel to the Seller, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for Federal income tax purposes. Accordingly, subject to the discussion below, each Certificate Owner will be subject to Federal income taxation as if it owned directly its interest in each asset owned by the Trust and paid directly its share of reasonable expenses paid by the Trust.

TREATMENT OF CERTIFICATE OWNERS' INTEREST IN TRUST ASSETS

     Each Certificate Owner could be considered to own either (i) an undivided interest in a single debt obligation held by the Trust and having a principal amount equal to the total stated principal amount of the Contracts and an interest rate equal to the Pass-Through Rate or (ii) an interest in each of the Contracts and any other Trust Property. The Agreement will express the intent of the Seller to sell, and the Certificateholders to purchase, the Contracts (other than the Retained Strip (as defined below)) and the Seller, the Certificateholders, and each Certificate Owner, by accepting a beneficial interest in a Certificate, will agree to treat the Certificates as ownership interests in the Contracts and any other Trust Property.

     Treatment as Debt Obligation. If a Certificate Owner were considered to own an undivided interest in a single debt obligation, rather than reporting its share of the interest accrued on each Contract it would, in general, be required to include in income interest accrued or received on the principal amount of the Certificates at the Pass-Through Rate in accordance with its usual method of accounting.

     The Certificates would be subject to the original issue discount ("OID") rules, generally in the manner discussed below with respect to Stripped Contracts. However, in determining whether such OID is de minimis, the weighted average life of the Certificates would be determined using a reasonable assumption regarding anticipated prepayments (a "Prepayment Assumption"). OID includible in income for any accrual period (generally, the period between payment dates) would generally be calculated using a Prepayment Assumption and an anticipated yield established as of the date of initial sale of the Certificates, and would increase or decrease to reflect prepayments at a faster or slower rate than anticipated. The Certificates would also be subject to the market discount provisions of the Code to the extent that a Certificate Owner purchased such Certificates at a discount from the initial issue price (as adjusted to reflect prior accruals of original issue discount).

     The remainder of the discussion herein assumes that a Certificate Owner will be treated as owning an interest in each Contract (and the proceeds thereof) and any other Trust Property, although the Servicer will report information on an aggregate basis.

SPECIFIC TAX ISSUES CONCERNING RULE OF 78'S CONTRACTS

     For the Rule of 78's Contracts, the purchase price deemed paid by the Certificate Owners for each Contract will reflect the principal balance of such Contract as of the Cut-Off Date based on the Rule of 78's (the "Cut-Off Date Scheduled Balance"). Because the Rule of 78's allocates a greater portion of the early payments under a Contract to interest than the actuarial method, the Cut-Off Date Scheduled Balance of each Contract exceeds the amount that would have been its principal balance as of the Cut-Off Date if such Contract had been amortized from origination under an actuarial method (such amount, the "Cut-Off Date Actuarial Balance").

     The Trustee and the Servicer intend to account for interest and principal on the Rule of 78's Contracts using the actuarial method, but based on the Cut-Off Date Scheduled Balance rather than the Cut-Off Date Actuarial Balance. As described above, the remaining payments due on a Rule of 78's Contract are not sufficient to amortize the Cut-Off Date Scheduled Balance of such Contract at a yield equal to its APR. Accordingly, in order to amortize the Cut-Off Date Scheduled Balance over the remaining term of the Rule of 78's Contract using the actuarial method of accounting, the Servicer will recompute the effective yield of such Contract based on the remaining payments due and the Cut-Off Date Scheduled Balance (such yield, stated as a per annum rate, the "Recomputed Yield") and will allocate each payment of Monthly P&I between principal and interest on each Contract beginning with the Cut-Off Date Scheduled Balance by applying the Recomputed Yield instead of the APR.

     The proper tax method for accounting for the Rule of 78's Contracts is uncertain. As described above, the Servicer and the Trustee intend to report income to the Certificate Owners based on the Recomputed Actuarial Method (as defined below) and assuming for purposes of calculating OID, that the income on the Scheduled Balance of each Contract, at a rate equal to the Recomputed Yield minus the Retained Strip, would be treated as "qualified stated interest." See "-- Discount and Premium -- Original Issue Discount on Stripped Contracts." Alternatively, the IRS could take the position that a Certificate Owner that amortizes a Rule of 78's Contract under the Recomputed Actuarial Method (rather than under the Rule of 78's method) has actually acquired a Contract having an actual principal balance equal to the Cut-Off Date Actuarial Balance at a premium equal to the difference between the Cut-Off Date Actuarial Balance and the Cut-Off Date Scheduled Balance, and that the actuarial method must be applied from the time of a Contract's origination using its actual APR (such method, the "Origination Actuarial Method"). In that event (unless the Certificate Owner were to make a Total Accrual Election, as described immediately below) it appears likely that the Certificate Owner would be required to include income at a rate equal to the full APR of the Contract (minus the Retained Strip) on a balance equal to the Cut-Off Date Actuarial Balance amortized based on the APR and an actuarial method, and should be entitled to amortize the difference between the Cut-Off Date Scheduled Balance and the Cut-Off Date Actuarial Balance to the extent it had a valid election in effect. See "-- Discount and Premium."

     As an alternative to separately accruing stated interest, OID, de minimis OID, market discount, de minimis market discount, unstated interest, premium, and acquisition premium, a Certificate Owner may elect to include all income that accrues on the Certificate using the constant yield method. If a Certificate Owner makes this election (the "Total Accrual Election"), income on a Certificate will be calculated as though (i) the issue price of the Certificate were equal to the Certificate Owner's adjusted basis in the Certificate immediately after its acquisition by the Certificate Owner; (ii) the Certificate were issued on the Certificate Owner's acquisition date; and (iii) none of the interest payments on the Certificate are "qualified stated interest" payments. A Certificate Owner may make such an election for a Certificate that has premium or market discount, respectively, only if the Certificate Owner makes, or has previously made, an election to amortize bond premium or to include market discount in income currently.

     If a Rule of 78's Contract is prepaid in full, any amount collected from the Obligor pursuant to the Contract in excess of the principal balance thereof and accrued interest thereon, computed using the actuarial method and the Recomputed Yield, as described above (such method, the "Recomputed Actuarial Method" and such amount, the "Recomputed Principal Balance"), will be paid to the owner of retained yield. Such amount may be treated as additional income in the nature of a prepayment penalty to a Certificate Owner who had reported income with respect to the Contracts on the Recomputed Actuarial Method, and would be deductible only to the extent described below. Alternatively, such amount might be treated as an interest in the Contract retained by the owner of retained yield, in which event it would not be included in a Certificate Owner's income.

INCOME ON ALL CONTRACTS

     For federal income tax purposes, the owner of retained yield will be treated as having retained a portion (the "Retained Strip") of the interest due
on each Contract having a yield in excess of      % calculated using the
actuarial method (each, a "Stripped Contract") equal to the difference between
(x) the Recomputed

Yield of the Contract and (y)      %. The Retained Strip will be treated as
"stripped coupons" within the meaning of Section 1286 of the Code, and the Stripped Contracts will be treated as "stripped bonds." If, as described above, the IRS were to take the position that the Origination Actuarial Method must be applied, the Retained Strip would consist of a different portion of the interest that accrues at the APR on the actuarial principal balance of a Contract for each monthly period over which interest accrues on such Contract ("Contract Due Period").

     Each Certificate Owner will be required to report on its federal income tax return its share of the gross income of the Trust, including interest and certain other charges accrued on the Contracts and original issue discount and market discount (to the extent described below), investment earnings on amounts held pending distribution, and any gain upon collection or disposition of the Contracts. Such income (other than any original issue discount or market discount, as described below) will be includible in income in accordance with a Certificate Owner's usual method of accounting. Accordingly, interest will be includible in a Certificate Owner's gross income at the time it accrues on the Contracts, or, in the case of Certificate Owners who are cash basis taxpayers, when received by the Servicer on behalf of Certificate Owners. Because (i) interest accrues on the Contracts over differing monthly periods and is paid in arrears and (ii) interest collected on a Contract is generally paid to Certificate Owners in the following month, the amount of interest accruing to a Certificate Owner during any month will not equal the interest distributed in that month.

     A Certificate Owner will be entitled to deduct, consistent with its method of accounting, its pro rata share of reasonable servicing fees and other fees paid or incurred by the Trust as provided in Section 162 or 212 of the Code. If a Certificate Owner is an individual, estate or trust, the deduction for such holder's share of such fees will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees, exceed 2% of such holder's adjusted gross income. In addition, in the case of Certificate Owners who are individuals, certain otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of such holder's adjusted gross income in excess of a statutorily defined threshold ($124,500 in the case of a married couple filing jointly for the taxable year beginning in 1998 and will be adjusted for inflation each year thereafter). The Servicer will not report to Certificate Owners the amount of income or deductions attributable to interest earned on collections and certain other amounts (which are includible in gross income, but the deductions of which are subject to the foregoing limitations) and, accordingly, such a holder will not have sufficient information from the report itself to accurately reflect the holder's net taxable income.

     For administrative convenience, the Servicer intends to report the total amount of income with respect to the Certificates on an aggregate basis (as though all of the Contracts were a single obligation), rather than on an asset-by-asset basis. The amount and, in some instances, character, of the income reported to a Certificate Owner may differ under this method for a particular period from that which would be reported if income were reported on a precise asset-by-asset basis. Accordingly, the IRS could require that a Certificate Owner calculate its income either (i) on an asset-by-asset basis, accounting separately for each Contract, or (ii) aggregating all Stripped Contracts under the aggregation rule described below and accounting for the remaining Contracts on an asset-by-asset basis. If reporting on an aggregate basis results in under-reporting of income, or if the IRS were to take a position different from that adopted by the Trust with respect to any issue, a Certificate Owner could be required to pay interest on underpayments of tax and could be subject to penalties for under-reporting of income. See "-- Discount and Premium -- Original Issue Discount on Stripped Contracts." In computing its income on an asset-by-asset basis, a Certificate Owner would allocate its tax basis among the Contracts in proportion to their fair market values. Because the Recomputed Yields of the Contracts vary widely, the allocation of basis and computation of income on an asset-by-asset basis could have a more significant effect on the income of a Certificate Owner than it would if the Contracts had more uniform characteristics.

     The remainder of the disclosure generally describes the Code provisions governing reporting of income on the Contracts on a separate asset basis.

DISCOUNT AND PREMIUM

     In determining whether a Certificate Owner has purchased its interest in the Contracts (or any Contract) at a discount and whether such Contracts (or any Contract) have OID or market discount, a portion of the purchase price of a Certificate should be allocated to the Certificate Owner's undivided interest in accrued but unpaid interest and amounts collected at the time of purchase but not distributed. As a result, the portion of the purchase price allocable to a Certificate Owner's undivided interest in the Contracts (or any Contract) (the "Purchase Price") will be decreased and the potential OID and/or market discount on the Contracts (or any Contract) could be increased.

     Original Issue Discount on Stripped Contracts. Because the Stripped Contracts represent stripped bonds, they will be subject to the OID rules of the Code. Under Treasury Regulations issued under Section 1286 of the Code (the "Section 1286 Regulations"), it appears that, in general, the portion of the interest on each Contract payable to the Certificate Owners may be treated as "qualified stated interest." As a result, the amount of OID on a Contract (or Contracts) will equal the amount, if any, by which the Purchase Price is less than the portion of the remaining principal balance of the Contract (or Contracts) allocable to the interest acquired. However, if the IRS were to take the position that the Origination Actuarial Method must be applied, then a Certificate Owner would be deemed to receive interest at a different rate for each Collection Period and the remainder of the interest deemed to accrue at the Contract's APR on the actuarial principal balance would be included in the Retained Strip. As a result, it appears that none of the interest on the Stripped Contracts would be "qualified stated interest." In that event, the entire yield deemed to accrue to a Certificate Owner would be includible in income as OID, based on a yield which should generally equal a rate equal to
     %.

     The Trustee will calculate OID, if any, on all of the Contracts (including Stripped Contracts) on an aggregate basis and without the use of a Prepayment Assumption. Regulations issued under the OID provisions of the Code (the "OID Regulations") suggest that all payments on the Stripped Contracts that are allocable to the Certificates may be aggregated in determining whether the Stripped Contracts will be treated as having OID, although the regulation does not include the Contracts that are not "stripped bonds." Separate accounting for the Stripped Contracts and the Contracts that are not stripped would reduce the possibility that the Stripped Contracts would be treated as issued with OID;
however, as discussed below, any Contracts having a yield equal to      % (using
a Recomputed Yield for Rule of 78's Contracts) may be treated as having imputed interest, market discount, or both. In addition, it is not clear whether use of a Prepayment Assumption is required in computing OID. However, the Taxpayer Relief Act of 1997 contains a provision that requires the use of a Prepayment Assumption to accrue OID with respect to "any pool of debt instruments the yield on which may be affected by reason of prepayments (or to the extent provided in regulation, by reason of other events)." This provision may require use of a Prepayment Assumption with respect to computation of OID, if any, on the Contracts. If the IRS were to require that OID be computed on a Contract-by-Contract basis, or that a Prepayment Assumption be used, the character and timing of a Certificate Owner's income could be adversely affected. Because under the stripped bond rules each sale of a Certificate results in a recalculation of OID, a Certificate Owner technically will not be subject to the market discount provisions of the Code with respect to Stripped Contracts.

     The tax treatment of a Stripped Contract (or the Stripped Contracts in the aggregate) will depend upon whether the amount of OID on the Contract or Contracts is less than a statutorily defined de minimis amount. In general, under the Section 1286 Regulations the amount of OID on a Stripped Contract will be de minimis if it is less than 1/4 of one percent for each full year of weighted average maturity remaining after the purchase date until the maturity of the Contract (although as described above it is not clear whether expected prepayments are taken into account). If the amount of OID is de minimis under this rule, a Stripped Contract would not be treated as having OID. In such case, the actual amount of discount on a Stripped Contract would be includible in income as principal payments are received on the Contract, in the proportion that each principal payment bears to the total principal amount of the Contract. If the IRS were to require the use of the Origination Actuarial Method, the OID on a Contract would not be de minimis.

     If the OID on a Contract (or Contracts) is not treated as being de minimis, a Certificate Owner will be required to include in income any OID as it accrues on a daily basis, regardless of when cash payments are received, using a method reflecting a constant yield to maturity on the Contract (or Contracts). Accrued OID would increase a Certificate Owner's tax basis in the Certificate (and the applicable Contracts). Distributions of principal and other items attributable
to accrued OID (other than payments of interest on the Contracts at      %)
would reduce a Certificate Owner's tax basis. Application of the OID rules, particularly if a prepayment assumption is required and the Contracts are not aggregated, would be complex and could significantly affect the timing of inclusion of income on a Certificate.

     The Trustee intends to account for OID, if any, reportable by holders of Certificates by reference to the price paid for a Certificate by an initial purchaser, although the amount of OID will differ for subsequent purchasers. Such subsequent purchasers should consult their tax advisors regarding the proper calculation of OID on the interest in Contracts represented by a Certificate.

     Market Discount. Contracts, other than the Stripped Contracts, will not be treated as stripped bonds. However, to the extent that the portion of the purchase price allocated to a Certificate Owner's undivided interest in a Contract other than a Stripped Contract is less than the "stated redemption price at maturity", such Contract could have market discount. The market discount on such a Contract will be considered to be zero if it is less than a statutorily defined de minimis amount.

     In general, under the market discount provisions of the Code, principal payments received by the Trust and all or a portion of the gain recognized upon a sale or other disposition of a Contract or upon the sale or other disposition of a Certificate in an amount in excess of accrued market discount will be treated as capital gain, assuming such Certificate Owner held such Certificate as a capital asset. In addition, a portion of the interest deductions of the Certificate Owner attributable to any indebtedness treated as incurred or continued to purchase or carry a Contract may have to be deferred, unless a Certificate Owner makes an election to include market discount in income currently as it accrues, which election would apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. Taxpayers may, in general, elect to accrue market discount either under a constant yield-to-maturity method or in the proportion that the period the taxpayer held the obligation bears to the period from the date the taxpayer acquired the obligation until the maturity of such obligation.

     Premium. In the event that a Contract is treated as purchased at a premium (i.e., its Purchase Price exceeds the portion of the remaining principal balance of such Contract allocable to the Certificate Owner), such premium will be amortizable by the Certificate Owner as an offset to interest income (with a corresponding reduction in the Certificate Owner's basis) under a constant yield-to-maturity method over the term of the Contract if an election under
Section 171 of the Code is made with respect to the interests in the Contracts represented by the Certificates or was previously in effect. Any such election will also apply to all debt instruments held by the Certificate Owner during the year in which the election is made and all debt instruments acquired thereafter. If a Contract with unamortized premium is prepaid, any loss will constitute an ordinary loss if the Contract was issued by a natural person before June 4, 1997, and otherwise will constitute a capital loss.

SALE OF A CERTIFICATE

     If a Certificate is sold, gain or loss will be recognized equal to the difference between the amount realized on the sale and the Certificate Owner's adjusted basis in the Contracts and any other assets held by the Trust. A Certificate Owner's adjusted basis will equal the Certificate Owner's cost for the Certificate, increased by any discount previously included in income, and decreased by any deduction previously allowed for accrued premium and by the amount of principal payments previously received on the Contracts. Any gain or loss not attributable to accrued interest or accrued market discount will be capital gain or loss if the Certificate was held as a capital asset.

FOREIGN CERTIFICATE OWNER

     Interest attributable to Contracts which is payable to a foreign Certificate Owner that is not engaged in a trade or business in the United States will generally not be subject to the 30% withholding tax generally imposed with respect to such payments, provided that such Certificate Owner fulfills certain certification requirements. Under such certification requirements, the Certificate Owner must certify, under penalties of perjury, that it is not a "United States person" and it is the beneficial owner of the Certificates, and must provide its name and address. For this purpose, "United States person" means a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof (except, in the case of a partnership as otherwise provided by regulations), an estate, the income of which is includible in gross income for United States federal income tax purposes regardless of its source or a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have authority to control all substantial decisions of the trust.

     Final Treasury Regulations (the "Final Regulations") could affect the procedures to be followed by a nonresident investor in complying with United States Federal withholding, backup withholding and information reporting rules for payments made after December 31, 1998. Prospective investors are urged to consult their tax advisors regarding the effect, if any, of the Final Regulations on the purchase, ownership and disposition of the Certificates.

BACKUP WITHHOLDING

     Payments made on the Certificates and proceeds from the sale of Certificates will not be subject to a "backup" withholding tax of 31% unless, in general, the Certificate Owner fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain restrictions on (i) employee benefit plans subject to ERISA, (ii) "plans" (as defined in Section 4975(e)(1) of the Code) and (iii) entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each, a "Plan"), and on persons who have certain specified relationships to such Plans ("Parties in Interest" under ERISA and "Disqualified Persons" under the Code). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, and ERISA and the Code prohibit certain transactions between a Plan and Parties in Interest or Disqualified Persons with respect to such Plans. Under ERISA, any person who exercises any discretionary authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant.)

     The Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulation"). This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, grantor trusts and certain other entities in which a Plan (which is subject to Title I of ERISA and/or Section 4975 of the Code) makes an "equity" investment will be deemed to be assets of the investing Plan unless certain exceptions apply. The Plan Asset Regulation contains certain exceptions to this general rule. Accordingly if a Plan purchases the Certificates, the Trust could be deemed to hold plan assets unless one of the exceptions under the Plan Assets Regulation is applicable to the Trust.

     Under the terms of the Plan Asset Regulation, if the Trust were deemed to hold plan assets by reason of a Plan's investment in Certificates, such plan assets would include an undivided interest in the Trust and Contracts underlying the Trust and any other assets held by the Trust. In such an event, the persons providing services with respect to the assets of the Trust, including the Contracts, may be subject to the fiduciary responsibility provisions of Title I of ERISA. In addition, those persons and certain other persons, including Obligors on the receivables held in the Trust, may be subject to the prohibited transaction provisions of

ERISA and Section 4975 of the Code with respect to certain transactions involving such assets or the Certificates, unless a statutory or administrative exemption from the prohibited transaction rules applies.


     The DOL has granted administrative exemptions to Merrill Lynch, Pierce, Fenner & Smith Incorporated (Prohibited Transaction Exemption 90-29, as amended), and to Salomon Brothers Inc (Prohibited Transaction Exemption 89-89) (collectively, the "Exemptions"), from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemptions. The receivables covered by the Exemptions include motor vehicle installment loans such as the Contracts. The Exemptions will apply to the acquisition, holding and resale of the Certificates purchased by a Plan from the Underwriters, provided that all conditions of the Exemptions (certain of which are described below) are met.



     Among the conditions that must be satisfied for the Exemptions to apply are the following:


           (1) The acquisition of the Certificates by or on behalf of a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

           (2) The rights and interests evidenced by the Certificates acquired by or on behalf of the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

           (3) The Certificates acquired by or on behalf of the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's, Moody's, Duff & Phelps Inc. or Fitch Investors Service, Inc.;

           (4) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below);


           (5) The sum of all payments made to the Underwriters in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Seller pursuant to the sale of the Contracts to the Trust represents not more than the fair market value of such Contracts; the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and


           (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.


     The Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or his affiliate) is an Obligor on the receivables held in the trust provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of Certificates, at least 50% of each class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an Obligor with respect to 5% or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in Certificates does not exceed 25% of all of the Certificates outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemptions do not apply to Plans sponsored by the Seller, the Underwriters, the Trustee, the Servicer, the Insurer, any Obligor with respect to Contracts included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the "Restricted Group").


     As of the date hereof, no Obligor with respect to Contracts included in the Trust constitutes more than 5% of the aggregate unamortized principal balance of the assets of the Trust. Because the Certificates are the only class of certificates to be issued by the Trust, the second general condition described above is satisfied. It is a condition of the issuance of the Certificates that they be rated in the highest rating category by at least two Rating Agencies. A fiduciary of a Plan contemplating the purchase of a Certificate (other than pursuant to the original issuance of the Certificates) must make its own determination that at the time of such acquisition, the Certificates continue to satisfy the third general condition described above. The Seller and the Servicer expect that the fourth general condition set forth above will be satisfied with respect to the Certificates. A fiduciary of a Plan contemplating purchasing a Certificate must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to its purchase of Certificates.

     Any Plan fiduciary considering the purchase of Certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions for exemptive relief have been satisfied and whether, under the general fiduciary standards of prudent investment and diversification, the Certificates are otherwise an appropriate investment for a Plan under ERISA and the Code.

                                  UNDERWRITING


     Subject to the terms and conditions set forth in the Underwriting Agreement
dated March   , 1998 (the "Underwriting Agreement") between the Seller and the
Underwriters named below (the "Underwriters"), the Seller has agreed to sell to each of the Underwriters, and each of the Underwriters has severally agreed to purchase, the principal amount of the Certificates set forth opposite its name in the table below:



                                                               PRINCIPAL
                                                               AMOUNT OF
                        UNDERWRITER                           CERTIFICATES
                        -----------                           ------------
Merrill Lynch, Pierce, Fenner & Smith
        Incorporated........................................   $
Salomon Brothers Inc........................................   $
                                                               ---------
     Total..................................................   $
                                                               =========



     The Seller has been advised by the Underwriters that they propose initially to offer the Certificates to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at such price less a
concession not in excess of      % of the principal amount thereof. The
Underwriters may allow, and such dealers may reallow, a discount not in excess
of      % of the principal amount of the Certificates on sales to certain other dealers. After the initial public offering, the public offering price of the Certificates and such concession and discount may be changed. The Underwriters are obligated to purchase and pay for all of the Certificates if any Certificates are purchased. The Underwriters currently intend, but are not obligated, to make a market in the Certificates.



     During and after the offering, the Underwriters may purchase and sell the Certificates in the open market in transactions in the United States. These transactions may include overallotment and stabilizing transactions and purchases to cover short positions created in connection with the offering. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the Certificates sold in the offering for their account may by reclaimed by the Underwriters if such Certificates are repurchased by the Underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Certificates, which may be higher than the price that might otherwise prevail in the open market. These transactions may be effected in the over-the-counter market or otherwise, and these activities, if commenced, may be discontinued at any time.



     The Seller and Onyx have agreed to indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.


                                 LEGAL MATTERS


     Certain matters with respect to the legality of the Certificates and with respect to the federal income tax matters discussed under "Certain Federal Income Tax Consequences" will be passed upon for the Seller by Andrews & Kurth L.L.P., Dallas, Texas. Certain legal matters with respect to the Certificates will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters relating to the Financial Guarantee Insurance Policy will be passed upon for the Insurer by Shaw Pittman Potts & Trowbridge, New York, New York.


                                    EXPERTS


     The consolidated financial statements of MBIA Insurance Corporation and subsidiaries as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 are included herein beginning on page F-1 and have been audited by Coopers & Lybrand, independent certified public accountants, as set forth in their report thereon and are included in reliance upon the authority of such firm as experts in accounting and auditing.

                         INDEX OF PRINCIPAL DEFINITIONS


Aggregate Scheduled Balance.................................         4, 24
Aggregate Scheduled Balance Decline.........................         4, 24
Agreement...................................................             3
APR.........................................................            17
Auto Finance Centers........................................            12
Bankruptcy Code.............................................            22
Blanket Insurance Policy....................................            13
Business Day................................................             4
Cede........................................................             7
Certificate Owner...........................................         7, 24
Certificateholder...........................................            26
Certificates................................................          1, 3
Closing Date................................................             8
CMAC........................................................            31
Code........................................................            39
Collection Account..........................................            28
Collection Period...........................................         4, 24
Commission..................................................             2
Company.....................................................            31
Contract Due Period.........................................            42
Contracts...................................................          1, 3
Cut-Off Date................................................             1
Cut-Off Date Actuarial Balance..............................            40
Cut-Off Date Scheduled Balance..............................     3, 17, 40
Dealers.....................................................             6
Defaulted Contract..........................................         5, 25
Definitive Certificates.....................................            26
Distribution Date...........................................          1, 4
Distribution Date Statement.................................            30
Disqualified Persons........................................            45
DOL.........................................................            45
Due Date....................................................            13
DTC.........................................................          1, 7
Eligibility Requirements....................................            18
Eligible Investments........................................            28
ERISA.......................................................         7, 45
Exchange Act................................................             2
Exemptions..................................................            46
Events of Default...........................................            34
Final Distribution Date.....................................          1, 4
Final Regulations...........................................            45
Financed Vehicles...........................................          1, 3
Financial Guarantee Insurance Policy........................       1, 4, 5
FTC Rule....................................................            39
Full Prepayment.............................................            21
Holders.....................................................            27
Indirect Participants.......................................            26
Insolvency Laws.............................................             9
Insurance Agreement.........................................             5
Insurer.....................................................          1, 4
Interest Distribution.......................................      1, 4, 24
IRS.........................................................            40

Liquidated Contract.........................................         5, 25
Liquidation Expenses........................................            29
Monthly P&I.................................................         5, 25
Moody's.....................................................             7
Motor Vehicle Contracts.....................................            11
Net Insurance Proceeds......................................            29
Net Liquidation Proceeds....................................            29
Obligor.....................................................             9
OCS.........................................................            13
OID.........................................................            40
OID Regulations.............................................            43
Onyx........................................................      1, 3, 23
Origination Actuarial Method................................            41
Original Pool Balance.......................................             7
Participants................................................            24
Parties in Interest.........................................            45
Pass-Through Rate...........................................             4
Payaheads...................................................         6, 28
Payahead Account............................................            29
Paying Agent................................................            26
Plan........................................................            45
Plan Asset Regulation.......................................            45
Pool Balance................................................         4, 24
Pool Factor.................................................            21
Prepayment Assumption.......................................            40
Principal Distribution......................................      1, 4, 24
Purchase Agreement..........................................            22
Purchase Price..............................................            43
Recomputed Actuarial Method.................................        18, 41
Recomputed Principal Balance................................            41
Recomputed Yield............................................        18, 41
Record Date.................................................            24
Rees-Levering Act...........................................            38
Repurchase Amount...........................................            28
Restricted Group............................................            46
Retained Strip..............................................            41
Rule of 78's Contracts......................................         6, 17
Scheduled Balance...........................................         5, 24
Section 1286 Regulations....................................            43
Seller......................................................          1, 3
Servicer....................................................          1, 3
Servicer Report Date........................................             6
Servicing Fee...............................................             5
Servicing Fee Rate..........................................         5, 30
Simple Interest Contracts...................................         6, 17
Simple Interest Method......................................            17
Standard & Poor's...........................................             7
Stripped Contract...........................................            41

Total Accrual Election.                                                 41
Trust.......................................................      1, 3, 11
Trust Property..............................................             3
Trustee.....................................................         3, 11
UCC.........................................................         8, 37
Underwriters................................................            48
Underwriting Agreement......................................            48

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES


                        CONSOLIDATED FINANCIAL STATEMENTS


                        As of December 31, 1996 and 1995
                             and for the years ended
                        December 31, 1996, 1995 and 1994

                    [LETTERHEAD OF COOPERS & LYBRAND L.L.P.]


                        REPORT OF INDEPENDENT ACCOUNTANTS
                        ---------------------------------


TO THE BOARD OF DIRECTORS AND SHAREHOLDER OF
MBIA INSURANCE CORPORATION:

We have audited the accompanying consolidated balance sheets of MBIA Insurance Corporation and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of MBIA Insurance Corporation and Subsidiaries as of December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.


                                             /s/ COOPERS & LYBRAND


New York, New York
February 3, 1997.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                 (Dollars in thousands except per share amounts)

                                                                  December 31, 1996    December 31, 1995
                                                                  -----------------    -----------------
                 ASSETS
Investments:
   Fixed-maturity securities held as available-for-sale
     at fair value (amortized cost $4,001,562 and $3,428,986)        $4,149,700            $3,652,621
   Short-term investments, at amortized cost
     (which approximates fair value)                                    169,889               198,035
   Other investments                                                     14,851                14,064
                                                                     ----------            ----------
        TOTAL INVESTMENTS                                             4,334,440             3,864,720
Cash and cash equivalents                                                 3,288                 2,135
Securities purchased under agreements to resell                         108,900                   ---
Accrued investment income                                                65,194                60,247
Deferred acquisition costs                                              147,750               140,348
Prepaid reinsurance premiums                                            216,846               200,887
Goodwill (less accumulated amortization of
   $42,262 and $37,366)                                                 100,718               105,614
Property and equipment, at cost (less accumulated
   depreciation of $14,782 and $12,137)                                  47,176                41,169
Receivable for investments sold                                             975                 5,729
Other assets                                                             40,871                42,145
                                                                     ----------            ----------
        TOTAL ASSETS                                                 $5,066,158            $4,462,994
                                                                     ==========            ==========
               LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities:
   Deferred premium revenue                                          $1,785,875            $1,616,315
   Loss and loss adjustment expense reserves                             59,314                42,505
   Securities sold under agreements to repurchase                       108,900                   ---
   Deferred income taxes                                                195,704               212,925
   Payable for investments purchased                                     48,811                10,695
   Other liabilities                                                     63,683                54,682
                                                                     ----------            ----------
        TOTAL LIABILITIES                                             2,262,287             1,937,122
                                                                     ----------            ----------
Shareholder's Equity:
   Common stock, par value $150 per share; authorized,
     issued and outstanding - 100,000 shares                             15,000                15,000
   Additional paid-in capital                                         1,041,876             1,021,584
   Retained earnings                                                  1,651,315             1,341,855
   Cumulative translation adjustment                                     (1,188)                2,704
   Unrealized appreciation of investments,
     net of deferred income tax provision
     of $52,175 and $78,372                                              96,868               144,729
                                                                     ----------            ----------
        TOTAL SHAREHOLDER'S EQUITY                                    2,803,871             2,525,872
                                                                     ----------            ----------
        TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                   $5,066,158            $4,462,994
                                                                     ==========            ==========


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME

                             (Dollars in thousands)

                                                      Years ended December 31
                                              ---------------------------------------
                                                 1996           1995           1994
                                              ---------      ---------      ---------
Revenues:
     Gross premiums written                   $ 462,444      $ 349,812      $ 361,523
     Ceded premiums                             (54,852)       (45,050)       (49,281)
                                              ---------      ---------      ---------
         Net premiums written                   407,592        304,762        312,242
     Increase in deferred premium revenue      (154,111)       (88,365)       (93,226)
                                              ---------      ---------      ---------
         Premiums earned (net of ceded
             premiums of $38,893,
              $30,655 and $33,340)              253,481        216,397        219,016
     Net investment income                      247,286        219,834        193,966
     Net realized gains                          11,740          7,777         10,335
     Other                                        3,163          2,168          1,539
                                              ---------      ---------      ---------
         Total revenues                         515,670        446,176        424,856
                                              ---------      ---------      ---------
Expenses:
     Losses and loss adjustment                  15,334         10,639          8,093
     Policy acquisition costs, net               24,660         21,283         21,845
     Operating                                   46,654         41,812         41,044
                                              ---------      ---------      ---------
         Total expenses                          86,648         73,734         70,982
                                              ---------      ---------      ---------
Income before income taxes                      429,022        372,442        353,874
Provision for income taxes                       90,562         81,748         77,125
                                              ---------      ---------      ---------
Net income                                    $ 338,460      $ 290,694      $ 276,749
                                              =========      =========      =========


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY
            For the years ended December 31, 1996, 1995 and 1994 (In
                       thousands except per share amounts)

                                                                                                          Unrealized
                                            Common Stock       Additional                Cumulative     Appreciation
                                         -------------------      Paid-in    Retained   Translation    (Depreciation)
                                          Shares      Amount      Capital    Earnings    Adjustment   of Investments
                                         --------    -------   ----------   ----------  -----------   --------------
Balance, January 1, 1994                 100,000     $15,000   $  943,794   $  895,312      $(1,203)         $ 4,840
Net income                                   ---         ---          ---      276,749          ---              ---
Change in foreign currency translation       ---         ---          ---          ---        1,630              ---
Change in unrealized depreciation
   of investments net of change in
   deferred income taxes of $27,940          ---         ---          ---          ---          ---          (52,480)
Dividends declared (per
   common share $380.00)                     ---         ---          ---      (38,000)         ---              ---
Tax reduction related to tax sharing
   agreement with MBIA Inc.                  ---         ---        9,861          ---          ---              ---
                                         -------     -------   ----------   ----------  -----------   --------------
Balance, December 31, 1994               100,000      15,000      953,655    1,134,061          427          (47,640)
                                         -------     -------   ----------   ----------  -----------   --------------
Net income                                   ---         ---          ---      290,694          ---              ---
Change in foreign currency translation       ---         ---          ---          ---        2,277              ---
Change in unrealized appreciation
   of investments net of change in
   deferred income taxes of $(103,707)       ---         ---          ---          ---          ---          192,369
Dividends declared (per
   common share $829.00)                     ---         ---          ---      (82,900)         ---              ---
Capital contribution from MBIA Inc.          ---         ---       52,800          ---          ---              ---
Tax reduction related to tax sharing
   agreement with MBIA Inc.                  ---         ---       15,129          ---          ---              ---
                                         -------     -------   ----------   ----------  -----------   --------------
Balance, December 31, 1995               100,000      15,000    1,021,584    1,341,855        2,704          144,729
                                         -------     -------   ----------   ----------  -----------   --------------
Net income                                   ---         ---          ---      338,460          ---              ---
Change in foreign currency translation       ---         ---          ---          ---       (3,892)             ---
Change in unrealized appreciation
   of investments net of change in
   deferred income taxes of $26,197          ---         ---          ---          ---          ---          (47,861)
Dividends declared (per
   common share $290.00)                     ---         ---          ---      (29,000)         ---              ---
Tax reduction related to tax sharing
   agreement with MBIA Inc.                  ---         ---       20,292          ---          ---              ---
                                         =======     =======   ==========   ==========  ===========   ==============
Balance, December 31, 1996               100,000     $15,000   $1,041,876   $1,651,315      $(1,188)         $96,868
                                         =======     =======   ==========   ==========  ===========   ==============


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)


                                                                     Years ended December 31
                                                            --------------------------------------
                                                               1996          1995          1994
                                                            ----------     --------     ----------
Cash flows from operating activities:
      Net income                                            $  338,460     $290,694     $  276,749
      Adjustments to reconcile net income to net
        cash provided by operating activities:
          Increase in accrued investment income                 (4,947)      (4,900)        (3,833)
          Increase in deferred acquisition costs                (7,402)      (7,300)       (12,564)
          Increase in prepaid reinsurance premiums             (15,959)     (14,395)       (15,941)
          Increase in deferred premium revenue                 170,070      104,104        109,167
          Increase in loss and loss adjustment
            expense reserves                                    16,809        2,357          6,413
          Depreciation                                           2,952        2,676          1,607
          Amortization of goodwill                               4,896        4,929          4,961
          Amortization of bond (discount) premium, net          (7,526)      (2,426)           621
          Net realized gains on sale of investments            (11,740)      (7,778)       (10,335)
          Deferred income taxes                                  8,982       11,391         19,082
          Other, net                                            26,687       29,080         (8,469)
                                                            ----------    ---------     ----------
          Total adjustments to net income                      182,822      117,738         90,709
                                                            ----------    ---------     ----------

          Net cash provided by operating activities            521,282      408,432        367,458
                                                            ----------    ---------     ----------

Cash flows from investing activities:
      Purchase of fixed-maturity securities, net
        of payable for investments purchased                (1,519,213)    (897,128)    (1,060,033)
      Sale of fixed-maturity securities, net of
        receivable for investments sold                        873,823      473,352        515,548
      Redemption of fixed-maturity securities,
        net of receivable for investments redeemed             158,087       83,448        128,274
      Sale (purchase) of short-term investments, net             4,676      (32,281)         3,547
      Sale (purchase) of other investments, net                    468         (692)        87,456
      Capital expenditures, net of disposals                    (8,970)      (4,228)        (3,665)
                                                            ----------     --------     ----------

          Net cash used by investing activities               (491,129)    (377,529)      (328,873)
                                                            ----------     --------     ----------

Cash flows from financing activities:
      Capital contribution from MBIA Inc.                          ---       52,800            ---
      Dividends paid                                           (29,000)     (82,900)       (38,000)
                                                            ----------     --------     ----------

          Net cash used by financing activities                (29,000)      30,100)       (38,000)
                                                            ----------     --------     ----------

Net increase in cash and cash equivalents                        1,153          803            585
Cash and cash equivalents - beginning of year                    2,135        1,332            747
                                                            ----------     --------     ----------

Cash and cash equivalents - end of year                     $    3,288     $    2,135   $    1,332
                                                            ==========     ==========   ==========

Supplemental cash flow disclosures:
      Income taxes paid                                     $   63,018     $   50,790   $   53,569



               The accompanying notes are an integral part of the
                       consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.  BUSINESS AND ORGANIZATION

MBIA Insurance Corporation (MBIA Corp.), formerly known as Municipal Bond Investors Assurance Corporation, is a wholly owned subsidiary of MBIA Inc. MBIA Inc. was incorporated in Connecticut on November 12, 1986 as a licensed insurer and, through a series of transactions during December 1986, became the successor to the business of the Municipal Bond Insurance Association (the Association), a voluntary unincorporated association of insurers writing municipal bond and note insurance as agent for the member insurance companies.

     Effective December 31, 1989, MBIA Inc. acquired for $288 million all of the outstanding stock of Bond Investors Group, Inc. (BIG), the parent company of Bond Investors Guaranty Insurance Company (BIG Ins.), which was subsequently renamed MBIA Insurance Corp. of Illinois (MBIA Illinois).

     In January 1990, MBIA Illinois ceded its portfolio of net insured obligations to MBIA Corp. in exchange for cash and investments equal to its unearned premium reserve of $153 million. Subsequent to this cession, MBIA Inc. contributed the common stock of BIG to MBIA Corp. resulting in additional paid-in capital of $200 million. The insured portfolio acquired from BIG Ins. consists of municipal obligations with risk characteristics similar to those insured by MBIA Corp. On December 31, 1990, BIG was merged into MBIA Illinois.

     Also in 1990, MBIA Inc. formed MBIA Assurance S.A. (MBIA Assurance), a wholly owned French subsidiary, to write financial guarantee insurance in the international community. MBIA Assurance provides insurance for public infrastructure financings, structured finance transactions and certain obligations of financial institutions. The stock of MBIA Assurance was contributed to MBIA Corp. in 1991 resulting in additional paid-in capital of $6 million. Pursuant to a reinsurance agreement with MBIA Corp., a substantial amount of the risks insured by MBIA Assurance is reinsured by MBIA Corp.

     In 1993, MBIA Inc. formed a wholly owned subsidiary, MBIA Investment Management Corp. (IMC). IMC, which commenced operations in August 1993, provides guaranteed investment agreements to states, municipalities and municipal authorities that are guaranteed as to principal and interest. MBIA Corp. insures IMC's outstanding investment agreement liabilities.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


     In 1994, MBIA Inc. formed a wholly owned subsidiary, MBIA Securities Corp. which was subsequently renamed MBIA Capital Management Corp. (CMC). CMC provides fixed-income investment management services for MBIA Inc., its municipal cash management service businesses and public pension funds. In 1995, portfolio management for a portion of MBIA Corp.'s insurance related investment portfolio was transferred to CMC; the management of the balance of this portfolio was transferred in January 1996.


2.  SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements have been prepared on the basis of generally accepted accounting principles (GAAP). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant accounting policies are as follows:

CONSOLIDATION

The consolidated financial statements include the accounts of MBIA Corp. and its wholly owned subsidiaries. All significant intercompany balances have been eliminated. Certain amounts have been reclassified in prior years' financial statements to conform to the current presentation.

INVESTMENTS

MBIA Corp.'s entire investment portfolio is considered available-for-sale and is reported in the financial statements at fair value, with unrealized gains and losses, net of deferred taxes, reflected as a separate component of shareholder's equity.

     Bond discounts and premiums are amortized using the effective-yield method over the remaining term of the securities. For pre-refunded bonds the remaining term is determined based on the contractual refunding date. Short-term investments are carried at amortized cost, which approximates fair value, and include all fixed-maturity securities with a remaining term to maturity of less than one year. Investment income is recorded as earned. Realized gains or losses on the sale of investments are determined by specific identification and are included as a separate component of revenues.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


     Other investments include MBIA Corp.'s interest in a limited partnership and a mutual fund which invests principally in marketable equity securities. MBIA Corp. records dividends from these investments as a component of investment income. In addition, MBIA Corp. records its share of the unrealized gains and losses on these investments, net of applicable deferred income taxes, as a separate component of shareholder's equity.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand and demand deposits with banks.

SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL AND SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

Securities purchased under agreements to resell and securities sold under agreements to repurchase are accounted for as collateralized transactions and are recorded at principal or contract value. It is MBIA Corp.'s policy to take possession of securities purchased under agreements to resell.

     MBIA Corp. minimizes the credit risk that counterparties to transactions might be unable to fulfill their contractual obligations by monitoring customer credit exposure and collateral value and requiring additional collateral to be deposited with MBIA Corp. when deemed necessary.

POLICY ACQUISITION COSTS

Policy acquisition costs include only those expenses that relate primarily to, and vary with, premium production. For business produced directly by MBIA Corp., such costs include compensation of employees involved in underwriting and policy issuance functions, certain rating agency fees, state premium taxes and certain other underwriting expenses, reduced by ceding commission income on premiums ceded to reinsurers. Policy acquisition costs are deferred and amortized over the period in which the related premiums are earned.

PREMIUM  REVENUE  RECOGNITION

Premiums are earned pro rata over the period of risk. Premiums are allocated to each bond maturity based on par amount and are earned on a straight-line basis over the term of each maturity. When an insured issue is retired early, is called by the issuer, or is in substance paid in advance through a refunding or defeasance accomplished by placing U.S. Government securities in escrow, the remaining deferred premium revenue, net of the

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


portion which is credited to a new policy in those cases where MBIA Corp. insures the refunding issue, is earned at that time, since there is no longer risk to MBIA Corp. Accordingly, deferred premium revenue represents the portion of premiums written that is applicable to the unexpired risk of insured bonds and notes.

GOODWILL

Goodwill represents the excess of the cost of acquisitions over the tangible net assets acquired. Goodwill attributed to the acquisition of MBIA Corp. is amortized by the straight-line method over 25 years. Goodwill attributed to the acquisition of MBIA Illinois is amortized according to the recognition of future profits from its deferred premium revenue and installment premiums, except for a minor portion attributed to state licenses, which is amortized by the straight-line method over 25 years.

PROPERTY AND EQUIPMENT

Property and equipment consists of MBIA Corp.'s headquarters, furniture, fixtures and equipment, which are recorded at cost and are depreciated on the straight-line method over their estimated service lives ranging from 2 to 31 years. Maintenance and repairs are charged to expenses as incurred.

LOSSES AND LOSS ADJUSTMENT EXPENSES

Reserves for losses and loss adjustment expenses (LAE) are established in an amount equal to MBIA Corp.'s estimate of the identified and unidentified losses, including costs of settlement, on the obligations it has insured.

     To the extent that specific insured issues are identified as currently or likely to be in default, the present value of expected payments, including loss and LAE associated with these issues, net of expected recoveries, is allocated within the total loss reserve as case-specific reserves. Management of MBIA Corp. periodically evaluates its estimates for losses and LAE and any resulting adjustments are reflected in current earnings. Management believes that the reserves are adequate to cover the ultimate net cost of claims, but the reserves are necessarily based on estimates, and there can be no assurance that the ultimate liability will not exceed such estimates.

INCOME TAXES

MBIA Corp. is included in the consolidated tax return of MBIA Inc. The tax provision for MBIA Corp. for financial reporting purposes is determined on a stand alone basis. Any benefit derived by MBIA Corp. as a result of the tax

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


sharing agreement with MBIA Inc. and its subsidiaries is reflected directly in shareholder's equity for financial reporting purposes.

     Deferred income taxes are provided with respect to the temporary differences between the tax bases of assets and liabilities and the reported amounts in the financial statements that will result in deductibles or taxable amounts in future years when the reported amount of the asset or liability is recovered or settled. Such temporary differences relate principally to premium revenue recognition, deferred acquisition costs and the contingency reserve.

     The Internal Revenue Code permits companies writing financial guarantee insurance to deduct from taxable income amounts added to the statutory contingency reserve, subject to certain limitations. The tax benefits obtained from such deductions must be invested in non-interest bearing U.S. Government tax and loss bonds. MBIA Corp. records purchases of tax and loss bonds as payments of federal income taxes. The amounts deducted must be restored to taxable income when the contingency reserve is released, at which time MBIA Corp. may present the tax and loss bonds for redemption to satisfy the additional tax liability.

FOREIGN CURRENCY TRANSLATION

Assets and liabilities denominated in foreign currencies are translated at year-end exchange rates. Operating results are translated at average rates of exchange prevailing during the year. Unrealized gains or losses resulting from translation are included as a separate component of shareholder's equity.


3. STATUTORY ACCOUNTING PRACTICES

The financial statements have been prepared on the basis of GAAP, which differs in certain respects from the statutory accounting practices prescribed or permitted by the insurance regulatory authorities. Statutory accounting practices differ from GAAP in the following respects:

o premiums are earned only when the related risk has expired rather than over the period of the risk;

o acquisition costs are charged to operations as incurred rather than deferred and amortized as the related premiums are earned;

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


o a contingency reserve is computed on the basis of statutory requirements, and reserves for losses and LAE are established, at present value, for specific insured issues which are identified as currently or likely to be in default. Under GAAP, reserves are established based on MBIA Corp.'s reasonable estimate of the identified and unidentified losses and LAE on the insured obligations it has written;

o federal income taxes are only provided on taxable income for which income taxes are currently payable, while under GAAP, deferred income taxes are provided with respect to temporary differences;

o fixed-maturity securities are reported at amortized cost rather than fair value;

o tax and loss bonds purchased are reflected as admitted assets as well as payments of income taxes; and

o certain assets designated as "non-admitted assets" are charged directly against surplus but are reflected as assets under GAAP.

     The following is a reconciliation of consolidated shareholder's equity presented on a GAAP basis to statutory capital and surplus for MBIA Corp. and its subsidiaries:


                                             As of December 31
---------------------------------------------------------------------------
In thousands                         1996           1995            1994
---------------------------------------------------------------------------
GAAP shareholder's equity         $2,803,871     $2,525,872      $2,055,503
Premium revenue recognition         (368,762)      (328,450)       (296,524)
Deferral of acquisition costs       (147,750)      (140,348)       (133,048)
Unrealized (gains) losses           (148,138)      (223,635)         71,932
Contingency reserve                 (892,793)      (743,510)       (620,988)
Loss and loss adjustment
  expense reserves                    39,065         28,024          18,181
Deferred income taxes                195,704        205,425          90,328
Tax and loss bonds                   103,008         70,771          50,471
Goodwill                            (100,718)      (105,614)       (110,543)
Other                                (16,465)       (14,397)        (15,274)
---------------------------------------------------------------------------
Statutory capital and surplus     $1,467,022     $1,274,138      $1,110,038
---------------------------------------------------------------------------

     Consolidated net income of MBIA Corp. determined in accordance with statutory accounting practices for the years ended December 31, 1996, 1995 and 1994 was $316.6 million, $278.3 million and $224.9 million, respectively.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


4. PREMIUMS EARNED FROM REFUNDED AND CALLED BONDS

Premiums earned include $44.4 million, $34.0 million and $53.0 million for 1996, 1995 and 1994, respectively, related to refunded and called bonds.


5. INVESTMENTS

MBIA Corp.'s investment objective is to optimize long-term, after-tax returns while emphasizing the preservation of capital through maintenance of high-quality investments with adequate liquidity. MBIA Corp.'s investment policies limit the amount of credit exposure to any one issuer. The fixed-maturity portfolio is comprised of high-quality (average rating Double-A) taxable and tax-exempt investments of diversified maturities.

     The following tables set forth the amortized cost and fair value of the fixed-maturities and short-term investments included in the consolidated investment portfolio of MBIA Corp. as of December 31, 1996 and 1995.


                                         Gross         Gross
                       Amortized    Unrealized    Unrealized             Fair
In thousands                Cost         Gains        Losses            Value
-----------------------------------------------------------------------------
December 31, 1996
Taxable bonds
 United States
   Treasury and
   Government Agency  $    6,585      $    171      $    (10)      $    6,746
 Corporate and other
   obligations           767,472        13,978        (7,272)         774,178
 Mortgage-backed         472,295        12,185        (4,003)         480,477
Tax-exempt bonds
 State and municipal
   obligations         2,925,099       137,389        (4,300)       3,058,188
-----------------------------------------------------------------------------
Total                 $4,171,451      $163,723      $(15,585)      $4,319,589
-----------------------------------------------------------------------------

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


                           Gross         Gross
                       Amortized    Unrealized    Unrealized          Fair
In thousands                Cost         Gains        Losses         Value
--------------------------------------------------------------------------
December 31, 1995
Taxable bonds
 United States
  Treasury and
  Government Agency   $    6,742      $    354       $  ---     $    7,096
 Corporate and
  other obligations      592,604        30,536         (212)       622,928
 Mortgage-backed         389,943        21,403         (932)       410,414
Tax-exempt bonds
 State and
  municipal
  obligations          2,637,732       175,081        (2,595)    2,810,218
--------------------------------------------------------------------------
Total                 $3,627,021      $227,374       $(3,739)   $3,850,656
--------------------------------------------------------------------------

     Fixed-maturity investments carried at fair value of $7.8 million and $8.2 million as of December 31, 1996 and 1995, respectively, were on deposit with various regulatory authorities to comply with insurance laws.

     The table below sets forth the distribution by expected maturity of the fixed-maturities and short-term investments at amortized cost and fair value at December 31, 1996. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations.


                                          Amortized             Fair
In thousands                                   Cost            Value
--------------------------------------------------------------------
Maturity
Within 1 year                            $  158,786       $  158,768
Beyond 1 year but within 5 years            535,176          561,478
Beyond 5 years but within 10 years        1,218,877        1,263,126
Beyond 10 years but within 15 years         828,646          867,813
Beyond 15 years but within 20 years         807,952          836,153
Beyond 20 years                             149,719          151,774
--------------------------------------------------------------------
                                          3,699,156        3,839,112
Mortgage-backed                             472,295          480,477
--------------------------------------------------------------------
Total fixed-maturities and
  short-term investments                 $4,171,451       $4,319,589
--------------------------------------------------------------------

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


6. INVESTMENT INCOME AND GAINS AND LOSSES

Investment income consists of:


                                         Years ended December 31
                                  ------------------------------------
In thousands                        1996          1995          1994
----------------------------------------------------------------------
Fixed-maturities                  $245,109      $216,653      $193,729
Short-term investments               4,961         6,008         3,003
Other investments                       61            17            12
----------------------------------------------------------------------
 Gross investment income           250,131       222,678       196,744
Investment expenses                  2,845         2,844         2,778
----------------------------------------------------------------------
 Net investment income             247,286       219,834       193,966

Net realized gains (losses):
 Fixed-maturities:
 Gains                              16,760         9,941         9,635
 Losses                             (5,353)       (2,537)       (8,851)
----------------------------------------------------------------------
 Net                                11,407         7,404           784
----------------------------------------------------------------------
 Other investments:
 Gains                                 333           382         9,551
 Losses                                ---            (9)          ---
----------------------------------------------------------------------
 Net                                   333           373         9,551
----------------------------------------------------------------------
 Total realized gains               11,740         7,777        10,335
----------------------------------------------------------------------
Total investment income           $259,026      $227,611      $204,301
----------------------------------------------------------------------


         Net unrealized gains consist of:

                                 As of December 31
 ---------------------------------------------------
 In thousands                      1996      1995
 ---------------------------------------------------
 Fixed-maturities:
  Gains                         $163,723   $227,374
  Losses                         (15,585)    (3,739)
 ---------------------------------------------------
 Net                             148,138    223,635
 Other investments:
  Gains                              934        287
  Losses                             (29)      (821)
 ---------------------------------------------------
  Net                                905       (534)
 ---------------------------------------------------
 Total                           149,043    223,101
 Deferred income taxes            52,175     78,372
 ---------------------------------------------------
 Unrealized gains, net          $ 96,868   $144,729
 ---------------------------------------------------

     The deferred taxes relate primarily to unrealized gains and losses on MBIA Corp.'s fixed-maturity investments, which are reflected in shareholder's equity.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


     The change in net unrealized gains (losses) consists of:


                                         Years ended December 31
                                  ------------------------------------
In thousands                        1996          1995          1994
----------------------------------------------------------------------
Fixed-maturities                 $(75,497)      $295,567    $(289,327)
Other investments                   1,439            508       (8,488)
----------------------------------------------------------------------
Total                             (74,058)       296,075     (297,815)
Deferred income taxes             (26,197)       103,706      (27,940)
----------------------------------------------------------------------
Unrealized gains (losses), net   $(47,861)      $192,369    $(269,875)
----------------------------------------------------------------------


7. INCOME TAXES

The provision for income taxes is composed of:


                                        Years ended December 31
                                  -----------------------------------
In thousands                        1996          1995        1994
---------------------------------------------------------------------
  Current                          $81,580        $70,357     $58,043
  Deferred                           8,982         11,391      19,082
---------------------------------------------------------------------
  Total                            $90,562        $81,748     $77,125
---------------------------------------------------------------------


     The provision for income taxes gives effect to permanent differences between financial and taxable income. Accordingly, MBIA Corp.'s effective income tax rate differs from the statutory rate on ordinary income. The reasons for MBIA Corp.'s lower effective tax rates are as follows:


                                            Years ended December 31
                                        ----------------------------------
In thousands                              1996          1995        1994
--------------------------------------------------------------------------
Income taxes computed on pre-tax
  financial income at statutory rates     35.0 %        35.0 %      35.0 %
Increase (reduction) in taxes
  resulting from:
    Tax-exempt interest                  (12.1)        (12.5)      (12.0)
    Amortization of goodwill               0.4           0.5         0.5
    Other                                 (2.2)         (1.1)       (1.7)
--------------------------------------------------------------------------
Provision for income taxes                21.1 %        21.9 %      21.8 %
--------------------------------------------------------------------------


     MBIA Corp. recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on tax assets and

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     The tax effects of temporary differences that give rise to deferred tax assets and liabilities at December 31, 1996 and 1995 are presented below:

In thousands                                       1996       1995
------------------------------------------------------------------
Deferred tax assets
 Tax and loss bonds                            $102,222   $ 71,183
 Alternative minimum tax credit carryforward     58,068     39,072
 Loss and loss adjustment expense reserve        13,673      9,809
 Other                                            3,305        954
------------------------------------------------------------------
Total gross deferred tax assets                 177,268    121,018
------------------------------------------------------------------
Deferred tax liabilities
 Contingency reserve                            186,173    131,174
 Deferred premium revenue                        76,526     64,709
 Deferred acquisition costs                      51,713     49,122
 Unrealized gains                                52,175     78,372
 Contingent commissions                             491      7,158
 Other                                            5,894      3,408
------------------------------------------------------------------
Total gross deferred tax liabilities            372,972    333,943
------------------------------------------------------------------
Net deferred tax liability                     $195,704   $212,925
------------------------------------------------------------------


8. DIVIDENDS AND CAPITAL REQUIREMENTS

Under New York state insurance law, MBIA Corp. may pay a dividend only from earned surplus subject to the maintenance of a minimum capital requirement. The dividends in any 12-month period may not exceed the lesser of 10% of its policyholders' surplus as shown on its last filed statutory-basis financial statements, or of adjusted net investment income, as defined, for such 12-month period, without prior approval of the superintendent of the New York State Insurance Department.

     In accordance with such restrictions on the amount of dividends which can be paid in any 12-month period, MBIA Corp. had $118 million available for the payment of dividends as of December 31, 1996. In 1996, 1995 and 1994, MBIA Corp. declared and paid dividends of $29 million, $83 million and $38 million, respectively, to MBIA Inc.

     Under Illinois Insurance Law, MBIA Illinois may pay a dividend from unassigned surplus, and the dividends in any 12-month period may not exceed the greater of 10% of policyholders' surplus (total capital and surplus)

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

at the end of the preceding calendar year, or the net income of the preceding calendar year without prior approval of the Illinois State Insurance Department.

     In accordance with such restrictions on the amount of dividends which can be paid in any 12-month period, MBIA Illinois had $10 million available for the payment of dividends as of December 31, 1996.

     The insurance departments of New York state and certain other statutory insurance regulatory authorities and the agencies that rate the bonds insured by MBIA Corp. and its subsidiaries have various requirements relating to the maintenance of certain minimum ratios of statutory capital and reserves to net insurance in force. MBIA Corp. and its subsidiaries were in compliance with these requirements as of December 31, 1996.


9. LINES OF CREDIT

MBIA Corp. has a standby line of credit commitment in the amount of $725 million with a group of major banks to provide loans to MBIA Corp. if it incurs cumulative losses (net of any recoveries) from September 30, 1996 in excess of the greater of $500 million or 6.25% of average annual debt service. The obligation to repay loans made under this agreement is a limited recourse obligation payable solely from, and collateralized by, a pledge of recoveries realized on defaulted insured obligations including certain installment premiums and other collateral. This commitment has a seven-year term expiring on September 30, 2003 and contains an annual renewal provision subject to approval by the bank group.

     MBIA Corp. and MBIA Inc. maintain bank liquidity facilities aggregating $300 million. At December 31, 1996, MBIA Inc. had $29.1 million outstanding under these facilities.


10. NET INSURANCE IN FORCE

MBIA Corp. guarantees the timely payment of principal and interest on municipal, asset-/mortgage-backed and other non-municipal securities. MBIA Corp.'s ultimate exposure to credit loss in the event of nonperformance by the insured is represented by the insurance in force as set forth below.

     The insurance policies issued by MBIA Corp. are unconditional commitments to guarantee timely payment on the bonds and notes to

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


bondholders. The creditworthiness of each insured issue is evaluated prior to the issuance of insurance and each insured issue must comply with MBIA Corp.'s underwriting guidelines. Further, the payments to be made by the issuer on the bonds or notes may be backed by a pledge of revenues, reserve funds, letters of credit, investment contracts or collateral in the form of mortgages or other assets. The right to such money or collateral would typically become MBIA Corp.'s upon the payment of a claim by MBIA Corp.

     As of December 31, 1996, insurance in force, net of cessions to reinsurers, had a range of maturity of 1-42 years. The distribution of net insurance in force by geographic location and type of bond, including $3.3 billion and $2.7 billion relating to IMC's municipal investment agreements guaranteed by MBIA Corp. in 1996 and 1995, respectively, is set forth in the following tables:


                                      As of December 31
              ----------------------------------------------------------------
$ in billions              1996                             1995
--------------------------------------------- --------------------------------
                   Net       Number  % of Net       Net       Number  % of Net
Geographic   Insurance    of Issues Insurance Insurance    of Issues Insurance
Location      In Force  Outstanding  In Force  In Force  Outstanding  In Force
--------------------------------------------- --------------------------------
Domestic
 California     $ 60.7        3,378     14.6%    $ 51.2        3,122     14.8%
 New York         33.7        5,057      8.1       30.1        4,846      8.7
 Florida          29.6        1,632      7.1       26.9        1,684      7.7
 Texas            21.9        2,052      5.3       20.4        2,031      5.9
 Pennsylvania     21.2        2,216      5.1       19.7        2,143      5.7
 New Jersey       18.8        1,863      4.6       16.4        1,730      4.7
 Illinois         18.5        1,145      4.5       15.0        1,090      4.3
 Ohio             11.1        1,032      2.7        9.1        1,017      2.6
 Massachusetts    10.9        1,100      2.6        9.3        1,070      2.7
 Michigan          9.5        1,021      2.3        7.9        1,012      2.3
--------------------------------------------     ----------------------------
  Subtotal       235.9       20,496     56.9      206.0       19,745     59.4
 Other states    170.1       11,502     41.1      135.6       11,147     39.1
--------------------------------------------     ----------------------------
  Total domestic 406.0       31,998     98.0      341.6       30,892     98.5
International      8.4          169      2.0        5.1           53      1.5
--------------------------------------------     ----------------------------
Total           $414.4       32,167    100.0%    $346.7       30,945    100.0%
--------------------------------------------     ----------------------------

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


                                     As of December 31
              ----------------------------------------------------------------
$ in billions              1996                             1995
--------------------------------------------- --------------------------------
                   Net       Number  % of Net       Net       Number  % of Net
             Insurance    of Issues Insurance Insurance    of Issues Insurance
Type of Bond  In Force  Outstanding  In Force  In Force  Outstanding  In Force
--------------------------------------------- --------------------------------

Domestic
 Municipal:
  General
   obligation   $110.5       11,763     26.7%    $ 91.6       11,445     26.4%
  Utilities       67.9        4,799     16.4       60.3        4,931     17.4
  Health care     54.0        2,386     13.0       51.9        2,458     15.0
  Transportation  30.3        1,520      7.3       25.5        1,562      7.4
  Special
   revenue        28.9        1,543      7.0       24.4        1,445      7.0
  Industrial
   development
    and
    pollution
    control
    revenue       18.1          931      4.4      17.2          924       5.0
  Higher
   education      17.8        1,309      4.3      15.2        1,261       4.4
  Housing         17.7        2,455      4.3      15.8        2,671       4.5
  Other            3.8          169      0.9       7.3          134       2.1
---------------------------------------------    -----------------------------
   Total
    municipal    349.0       26,875     84.3     309.2       26,831      89.2
---------------------------------------------    -----------------------------
 Structured
  finance*        38.6          349      9.3      20.2          256       5.8
 Other            18.4        4,774      4.4      12.2        3,805       3.5
---------------------------------------------    -----------------------------
   Total
    domestic     406.0       31,998     98.0     341.6       30,892      98.5
---------------------------------------------    -----------------------------
International
 Infrastructure    3.6          121      0.9       1.6           34       0.5
 Structured
  finance*         2.1           22      0.5       1.6            8       0.5
 Other             2.7           26      0.6       1.9           11       0.5
---------------------------------------------    -----------------------------
   Total
    international  8.4          169      2.0       5.1           53       1.5
---------------------------------------------    -----------------------------
Total           $414.4       32,167    100.0%   $346.7       30,945     100.0%
---------------------------------------------    -----------------------------

* Asset-/mortgage-backed

11. REINSURANCE

MBIA Corp. reinsures portions of its risks with other insurance companies through various quota and surplus share reinsurance treaties and facultative agreements. In the event that any or all of the reinsurers were unable to meet their obligations, MBIA Corp. would be liable for such defaulted amounts.

     Amounts deducted from gross insurance in force for reinsurance ceded by MBIA Corp. and its subsidiaries were $57.6 billion and $50.1 billion, at December 31, 1996 and 1995, respectively. The distribution of ceded

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


insurance in force by geographic location and type of bond is set forth in the following tables:


                                           As of December 31
                        -------------------------------------------------
In billions                        1996                      1995
----------------------------------------------     ----------------------
                                          % of                       % of
                            Ceded        Ceded         Ceded        Ceded
                        Insurance    Insurance     Insurance    Insurance
Geographic Location      In Force     In Force      In Force     In Force
----------------------------------------------     ----------------------
Domestic
 California                 $ 9.4        16.2%         $ 8.8        17.5%
 New York                     6.2        10.7            5.7        11.4
 New Jersey                   3.3         5.7            3.1         6.1
 Texas                        2.9         5.1            2.8         5.6
 Pennsylvania                 2.9         5.1            2.7         5.4
 Illinois                     2.6         4.5            2.2         4.5
 Florida                      2.4         4.1            2.3         4.6
 Washington                   1.9         3.2            1.4         2.7
 District of Columbia         1.5         2.7            1.5         3.0
 Massachusetts                1.4         2.5            1.1         2.1
 Ohio                         1.3         2.3            1.0         2.0
 Puerto Rico                  1.2         2.1            1.3         2.6
----------------------------------------------     ----------------------
  Subtotal                   37.0        64.2           33.9        67.5
 Other states                16.9        29.4           14.4        28.8
----------------------------------------------     ----------------------
  Total domestic             53.9        93.6           48.3        96.3
International                 3.7         6.4            1.8         3.7
----------------------------------------------     ----------------------
Total                       $57.6       100.0%         $50.1       100.0%
----------------------------------------------     ----------------------

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


                                        As of December 31
                        -------------------------------------------------
In billions                        1996                      1995
----------------------------------------------     ----------------------
                                          % of                       % of
                            Ceded        Ceded         Ceded        Ceded
                        Insurance    Insurance     Insurance    Insurance
Type of Bond             In Force     In Force      In Force     In Force
----------------------------------------------     ----------------------
Domestic
 Municipal:
  General obligation        $14.4        24.9%         $11.7        23.3%
  Utilities                  10.2        17.7            9.0        18.0
  Transportation              6.4        11.1            5.5        11.0
  Health care                 6.3        11.0            6.6        13.1
  Special revenue             3.4         5.9            3.2         6.4
  Industrial
   development and
   pollution control
    revenue                   3.2         5.6            3.0         6.0
  Housing                     1.6         2.7            1.4         2.8
  Higher education            1.5         2.6            1.2         2.4
  Other                       1.0         1.7            2.4         4.8
----------------------------------------------         ------------------
    Total municipal          48.0        83.2           44.0        87.8
 Structured finance*          4.5         7.9            3.6         7.2
 Other                        1.4         2.5            0.7         1.3
----------------------------------------------         ------------------
    Total domestic           53.9        93.6           48.3        96.3
----------------------------------------------         ------------------
International
 Infrastructure               1.6         2.7            0.7         1.4
 Structured finance*          1.1         1.9            0.2         0.5
 Other                        1.0         1.8            0.9         1.8
----------------------------------------------         ------------------
    Total international       3.7         6.4            1.8         3.7
----------------------------------------------         ------------------
Total                       $57.6       100.0%         $50.1       100.0%
----------------------------------------------         ------------------

* Asset-/mortgage-backed


12. EMPLOYEE BENEFITS

MBIA Corp. participates in MBIA Inc.'s pension plan covering substantially all employees. The pension plan is a defined contribution plan and MBIA Corp. contributes 10% of each eligible employee's annual total compensation. Pension expense for the years ended December 31, 1996, 1995 and 1994 was $3.4 million, $3.2 million and $3.0 million, respectively. MBIA Corp. also has a profit sharing/401(k) plan which allows eligible employees to contribute up to 10% of eligible compensation. MBIA Corp. matches employee contributions up to the first 5% of total compensation. MBIA Corp. contributions to the profit sharing plan aggregated $1.5 million, $1.4 million

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


and $1.4 million for the years ended December 31, 1996, 1995 and 1994, respectively. The 401(k) plan amounts are invested in common stock of MBIA Inc. Amounts relating to the above plans that exceed limitations established by Federal regulations are contributed to a non-qualified deferred compensation plan. Of the above amounts for the pension and profit sharing plans, $3.0 million, $2.7 million and $2.6 million for the years ended December 31, 1996, 1995 and 1994, respectively, are included in policy acquisition costs.

     MBIA Corp. also participates in MBIA Inc.'s common stock incentive plan which enables employees of MBIA Corp. to acquire shares of MBIA Inc. or to benefit from appreciation in the price of the common stock of MBIA Inc.

     MBIA Corp. also participates in MBIA Inc.'s restricted stock program, adopted in December 1995, whereby key executive officers of MBIA Corp. are granted restricted shares of MBIA Inc. common stock. During 1996 and 1995, the amounts amortized were $164,000 and $9,000, respectively, of which $102,000 and $5,000 are included in policy acquisition costs.

     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) 123, "Accounting for Stock-Based Compensation," effective for financial statements for fiscal years beginning after December 15, 1995. SFAS 123 required MBIA Inc. to adopt, at its election, either 1) the provisions in SFAS 123 which require the recognition of compensation expense for employee stock-based compensation plans, or 2) the provisions in SFAS 123 which require the pro forma disclosure of net income and earnings per share as if the recognition provisions of SFAS 123 had been adopted. MBIA Inc. adopted the disclosure requirements of SFAS 123 effective January 1, 1996 and continues to account for its employee stock-based compensation plans under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". Accordingly, the adoption of SFAS 123 had no impact on MBIA Corp.'s financial position or results of operations. Had compensation cost for the MBIA Inc. stock option program been recognized based on the fair value at the grant date consistent with the recognition provisions of SFAS 123, the impact on MBIA Corp.'s net income would not have been material. However, since the options vest over five years and additional awards could be made in future years, the effects of applying SFAS 123 in 1996 are not likely to be representative of the effects on reported net income for future years.

13. RELATED PARTY TRANSACTIONS

Since 1989, MBIA Corp. has executed five surety bonds to guarantee the payment obligations of the members of the Association, one of which is a former principal shareholder of MBIA Inc., which had their Standard & Poor's Corporation claims-paying rating downgraded from Triple-A on their previously issued Association policies. In the event that they do not meet their Association policy payment obligations, MBIA Corp. will pay the required amounts directly to the paying agent instead of to the former Association member as was previously required. The aggregate amount payable by MBIA Corp. on these surety bonds is limited to $340 million. These surety bonds remain outstanding as of December 31, 1996.

     MBIA Corp. had investment management and advisory agreements with an affiliate of a former principal shareholder of MBIA Inc., which provided for payment of fees on assets under management. Total related expenses for the years ended December 31, 1995 and 1994 amounted to $2.5 million and $2.6 million, respectively. These agreements were terminated on January 1, 1996 at which time CMC assumed full management of MBIA Corp.'s consolidated investment portfolios. Total fees paid to CMC on assets under management for the years ended December 31, 1996 and 1995 amounted to $2.8 million and $0.1 million, respectively.

     MBIA Corp. has various insurance coverages provided by a former principal shareholder of MBIA Inc., the cost of which totaled $2.1 million, $1.9 million and $1.9 million, respectively, for the years ended December 31, 1996, 1995 and 1994.

     Included in other assets at December 31, 1996 and 1995 is $2.0 million and $1.1 million of net receivables from MBIA Inc. and other subsidiaries.

     As of December 31, 1996, MBIA Corp. held securities subject to agreements to resell of $108.9 million, and transferred securities subject to agreements to repurchase of $108.9 million with IMC and MBIA Inc. These agreements have a term of less than one year. The interest expense paid and income received relating to these agreements for the year ended December 31, 1996 was $2.3 million and $2.4 million, respectively.


14.  FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair value amounts of financial instruments shown in the following table have been determined by MBIA Corp. using available market information and appropriate valuation methodologies. However, in certain cases considerable judgment is necessarily required to interpret market data to develop estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amount MBIA Corp. could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

FIXED-MATURITY SECURITIES - The fair value of fixed-maturity securities is based upon quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

SHORT-TERM INVESTMENTS - Short-term investments are carried at amortized cost which approximates fair value.

OTHER INVESTMENTS - Other investments include MBIA Corp.'s interest in a limited partnership and a mutual fund that invests principally in marketable equity securities. The fair value of these investments is based on quoted market prices.

CASH AND CASH EQUIVALENTS, RECEIVABLE FOR INVESTMENTS SOLD AND PAYABLE FOR INVESTMENTS PURCHASED - The carrying amounts of these items are a reasonable estimate of their fair value.

SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL - The fair value is estimated based upon the quoted market prices of the transactions' underlying collateral.

PREPAID REINSURANCE PREMIUMS - The fair value of MBIA Corp.'s prepaid reinsurance premiums is based on the estimated cost of entering into an assumption of the entire portfolio with third party reinsurers under current market conditions.

DEFERRED PREMIUM REVENUE - The fair value of MBIA Corp.'s deferred premium revenue is based on the estimated cost of entering into a cession of the entire portfolio with third party reinsurers under current market conditions.

LOSS AND LOSS ADJUSTMENT EXPENSE RESERVES - The carrying amount is composed of the present value of the expected cash flows for specifically identified claims combined with an estimate for unidentified claims.

Therefore, the carrying amount is a reasonable estimate of the fair value of the reserve.

SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE - The fair value is estimated based upon the quoted market prices of the transactions' underlying collateral.

INSTALLMENT PREMIUMS - The fair value is derived by calculating the present value of the estimated future cash flow stream discounted at 9%.


                           As of December 31, 1996  As of December 31, 1995
                           -----------------------  -----------------------
                              Carrying   Estimated    Carrying    Estimated
In thousands                    Amount  Fair Value      Amount   Fair Value
--------------------------------------------------  -----------------------
Assets:
Fixed-maturity securities   $4,149,700  $4,149,700  $3,652,621   $3,652,621
Short-term investments         169,889     169,889     198,035      198,035
Other investments               14,851      14,851      14,064       14,064
Cash and cash equivalents        3,288       3,288       2,135        2,135
Securities purchased under
  agreements to resell         108,900     124,471         ---          ---
Prepaid reinsurance
  premiums                     216,846     189,631     200,887      174,444
Receivable for
  investments sold                 975         975       5,729        5,729

Liabilities:
Deferred premium
  revenue                    1,785,875   1,545,976   1,616,315    1,395,159
Loss and loss adjustment
  expense reserves              59,314      59,314      42,505       42,505
Securities sold under
  agreements to repurchase     108,900     115,838         ---          ---
Payable for investments
  purchased                     48,811      48,811      10,695       10,695

Off-balance-sheet instruments:
Installment premiums               ---     287,969         ---      235,371

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES





                        CONSOLIDATED FINANCIAL STATEMENTS

                 AS OF SEPTEMBER 30, 1997 AND DECEMBER 31, 1996

              AND FOR THE PERIODS ENDED SEPTEMBER 30, 1997 AND 1996

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES



                                    I N D E X
                                    ---------


                                                                           PAGE
                                                                           ----
Consolidated Balance Sheets -
    September 30, 1997 (Unaudited) and December 31, 1996 (Audited)         F-29

Consolidated Statements of Income -
    Three months and nine months ended September 30, 1997
      and 1996 (Unaudited)                                                 F-30

Consolidated Statement of Changes in Shareholder's Equity -
    Nine months ended September 30, 1997 (Unaudited)                       F-31

Consolidated Statements of Cash Flows -
    Nine months ended September 30, 1997 and 1996 (Unaudited)              F-32

Notes to Consolidated Financial Statements (Unaudited)                     F-33

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                 (Dollars in thousands except per share amounts)


                                                                September 30, 1997     December 31, 1996
                                                                ------------------     -----------------
                                                                    (Unaudited)            (Audited)
                    ASSETS
Investments:
   Fixed-maturity securities held as available-for-sale
      at fair value (amortized cost $4,513,710 and $4,001,562)          $4,725,555            $4,149,700
   Short-term investments, at amortized cost
      (which approximates fair value)                                      207,356               169,889
   Other investments                                                        16,209                14,851
                                                                        ----------            ----------
        TOTAL INVESTMENTS                                                4,949,120             4,334,440

Cash and cash equivalents                                                    3,962                 3,288
Securities purchased under agreements to resell                            168,120               108,900
Accrued investment income                                                   73,615                65,194
Deferred acquisition costs                                                 153,487               147,750
Prepaid reinsurance premiums                                               230,559               216,846
Goodwill (less accumulated amortization
   of $45,929 and $42,262)                                                  97,051               100,718
Property and equipment, at cost (less accumulated
   depreciation of $17,260 and $14,782)                                     51,173                47,176
Receivable for investments sold                                             45,948                   975
Other assets                                                                45,697                40,871
                                                                        ----------            ----------
        TOTAL ASSETS                                                    $5,818,732            $5,066,158
                                                                        ==========            ==========

               LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities:
   Deferred premium revenue                                             $1,913,605            $1,785,875
   Loss and loss adjustment expense reserves                                73,246                59,314
   Securities sold under agreements to repurchase                          168,120               108,900
   Deferred income taxes                                                   232,800               195,704
   Payable for investments purchased                                        69,705                48,811
   Other liabilities                                                       136,693                63,683
                                                                        ----------            ----------
        TOTAL LIABILITIES                                                2,594,169             2,262,287
                                                                        ----------            ----------

Shareholder's Equity:
   Common stock, par value $150 per share; authorized,
      issued and outstanding - 100,000 shares                               15,000                15,000
   Additional paid-in capital                                            1,134,709             1,041,876
   Retained earnings                                                     1,943,413             1,651,315
   Cumulative translation adjustment                                        (7,866)               (1,188)
   Unrealized appreciation of investments,
      net of deferred income tax provision
      of $75,107 and $52,175                                               139,307                96,868
                                                                        ----------            ----------
        TOTAL SHAREHOLDER'S EQUITY                                       3,224,563             2,803,871
                                                                        ----------            ----------

        TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                      $5,818,732            $5,066,158
                                                                        ==========            ==========


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

                             (Dollars in thousands)


                                                   Three months ended            Nine months ended
                                                      September 30                  September 30
                                               -------------------------     -------------------------
                                                   1997          1996            1997          1996
                                               -----------   -----------     -----------   -----------
Revenues:
    Gross premiums written                        $124,858      $ 80,353       $ 382,602     $ 335,807
    Ceded premiums                                 (16,204)       (9,036)        (45,017)      (35,665)
                                                  --------      --------       ---------     ---------
        Net premiums written                       108,654        71,317         337,585       300,142
    Increase in deferred premium revenue           (33,959)       (6,336)       (117,303)     (111,889)
                                                  --------      --------       ---------     ---------
        Premiums earned (net of ceded
            premiums of $10,039, $10,285,
            $31,304 and $29,187)                    74,695        64,981         220,282       188,253
    Net investment income                           72,283        62,935         206,201       183,339
    Net realized gains                               6,119         3,115          12,974         9,702
    Other                                              321           724           1,014         2,047
                                                  --------      --------       ---------     ---------
        Total revenues                             153,418       131,755         440,471       383,341
                                                  --------      --------       ---------     ---------

Expenses:
    Losses and loss adjustment                       4,892         2,888          13,150        10,354
    Policy acquisition costs, net                    7,037         6,404          20,612        18,294
    Operating                                       12,984        12,551          36,813        34,625
                                                  --------      --------       ---------     ---------
        Total expenses                              24,913        21,843          70,575        63,273
                                                  --------      --------       ---------     ---------

Income before income taxes                         128,505       109,912         369,896       320,068

Provision for income taxes                          27,183        22,026          77,798        67,311
                                                  --------      --------       ---------     ---------

Net income                                        $101,322      $ 87,886       $ 292,098     $ 252,757
                                                  ========      ========       =========     =========


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
      CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY (Unaudited)


                  For the nine months ended September 30, 1997

                 (Dollars in thousands except per share amounts)


                                      Common Stock        Additional                  Cumulative     Unrealized
                                   -------------------     Paid-in       Retained    Translation    Appreciation
                                    Shares     Amount      Capital       Earnings     Adjustment   of Investments
                                   --------   --------   -----------   -----------   -----------   --------------
Balance, January 1, 1997            100,000    $15,000    $1,041,876    $1,651,315       ($1,188)        $ 96,868

Net income                              ---        ---           ---       292,098           ---              ---

Change in foreign
    currency translation                ---        ---           ---           ---        (6,678)             ---

Change in unrealized
    appreciation of investments
    net of change in deferred
    income taxes of ($22,932)           ---        ---           ---           ---           ---           42,439

Capital contribution from
    MBIA Inc.                           ---        ---        80,000           ---           ---              ---

Tax reduction related to tax
    sharing agreement
    with MBIA Inc.                      ---        ---        12,833           ---           ---              ---

                                    -------    -------    ----------    ----------       -------         --------
Balance, September 30, 1997         100,000    $15,000    $1,134,709    $1,943,413       ($7,866)        $139,307
                                    =======    =======    ==========    ==========       =======         ========



               The accompanying notes are an integral part of the
                       consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                             (Dollars in thousands)



                                                                     Nine months ended
                                                                        September 30
                                                                ----------------------------
                                                                    1997             1996
                                                                ------------     -----------
Cash flows from operating activities:
     Net income                                                   $  292,098     $   252,757
     Adjustments to reconcile net income to net
        cash provided by operating activities:
        Increase in accrued investment income                         (8,421)         (5,839)
        Increase in deferred acquisition costs                        (5,737)         (4,589)
        Increase in prepaid reinsurance premiums                     (13,713)         (6,478)
        Increase in deferred premium revenue                         131,016         118,367
        Increase in loss and loss adjustment expense reserves         13,932           9,136
        Depreciation                                                   2,904           2,179
        Amortization of goodwill                                       3,667           3,672
        Amortization of bond discount, net                            (7,391)         (5,510)
        Net realized gains on sale of investments                    (12,974)         (9,702)
        Deferred income taxes                                         14,296          10,325
        Other, net                                                    70,962          16,606
                                                                 -----------     -----------
        Total adjustments to net income                              188,541         128,167
                                                                 -----------     -----------

        Net cash provided by operating activities                    480,639         380,924
                                                                 -----------     -----------

Cash flows from investing activities:
     Purchase of fixed-maturity securities, net
        of payable for investments purchased                      (1,606,108)     (1,047,429)
     Sale of fixed-maturity securities, net of
        receivable for investments sold                              917,679         589,812
     Redemption of fixed-maturity securities,
        net of receivable for investments redeemed                   126,478         106,439
     Sale (purchase) of short-term investments, net                    8,345         (12,693)
     Sale of other investments, net                                      565             361
     Capital expenditures, net of disposals                           (6,924)         (3,851)
                                                                 -----------     -----------

        Net cash used by investing activities                       (559,965)       (367,361)
                                                                 -----------     -----------

Cash flows from financing activities:
     Capital contributions from MBIA Inc.                             80,000             ---
     Dividends paid                                                      ---         (13,000)
                                                                 -----------     -----------

        Net cash provided (used) by financing activities              80,000         (13,000)
                                                                 -----------     -----------

Net increase in cash and cash equivalents                                674             563
Cash and cash equivalents - beginning of period                        3,288           2,135
                                                                 -----------     -----------

Cash and cash equivalents - end of period                        $     3,962     $     2,698
                                                                 ===========     ===========

Supplemental cash flow disclosures:
     Income taxes paid                                            $   58,968      $   50,678




               The accompanying notes are an integral part of the
                       consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.  Basis of Presentation
-------------------------

The accompanying consolidated financial statements are unaudited and include the accounts of MBIA Insurance Corporation and its Subsidiaries (the "Company"). The statements do not include all of the information and disclosures required by generally accepted accounting principles. These statements should be read in conjunction with the Company's consolidated financial statements and notes thereto for the year ended December 31, 1996. The accompanying consolidated financial statements have not been audited by independent accountants in accordance with generally accepted auditing standards but in the opinion of management such financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to summarize fairly the Company's financial position and results of operations. The results of operations for the nine months ended September 30, 1997 may not be indicative of the results that may be expected for the year ending December 31, 1997. The December 31, 1996 condensed balance sheet data was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances have been eliminated. Certain amounts have been reclassified in prior years' financial statements to conform to the current presentation.


2.  Dividends Declared
----------------------

No dividends were declared by the Company during the nine months ended September 30, 1997.

======================================================

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER OR THE UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF A TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               ------------------

                               TABLE OF CONTENTS


                                         PAGE
                                         ----
Available Information...................    2
Reports to Certificateholders...........    2
Summary.................................    3
Risk Factors............................    8
The Trust...............................   11
The Onyx Portfolio of Motor Vehicle
  Contracts.............................   11
The Contracts...........................   17
Maturity and Prepayment Assumptions.....   21
Yield Considerations....................   21
Pool Factor.............................   21
Use of Proceeds.........................   22
The Seller..............................   22
The Servicer............................   23
The Certificates and the Agreement......   23
Description of the Insurer..............   31
Additional Provisions of the
  Agreement.............................   32
Certain Legal Aspects of the
  Contracts.............................   37
Certain Federal Income Tax
  Consequences..........................   39
ERISA Considerations....................   45
Underwriting............................   48
Legal Matters...........................   48
Experts.................................   48
Financial Statements of Insurer.........  F-1

               -----------------

  UNTIL           , 1998 (90 DAYS AFTER THE
DATE OF THIS PROSPECTUS) ALL DEALERS EFFECTING
TRANSACTIONS IN THE CERTIFICATES, WHETHER OR
NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE
REQUIRED TO DELIVER A PROSPECTUS. THIS
DELIVERY REQUIREMENT IS IN ADDITION TO THE
OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS
WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT
TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
==============================================


======================================================

                                  $173,000,000


                                ONYX ACCEPTANCE
                              GRANTOR TRUST 1998-1

                                      % AUTO LOAN
                           PASS-THROUGH CERTIFICATES,
                                 SERIES 1998-1

                             [ONYX ACCEPTANCE LOGO]

                     ONYX ACCEPTANCE FINANCIAL CORPORATION,
                                     Seller

                          ONYX ACCEPTANCE CORPORATION,
                                    Servicer

                          ---------------------------

                              P R O S P E C T U S

                          ---------------------------

                              MERRILL LYNCH & CO.


                              SALOMON SMITH BARNEY


                                 MARCH   , 1998

======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


Registration Fee............................................
Printing and Engraving......................................  $ 60,000
Trustee's Fee...............................................     7,500
Legal Fees and Expenses.....................................   142,500
Blue Sky Fees and Expenses..................................    15,000
Accountant's Fees and Expenses..............................    18,000
Rating Agency Fees..........................................   100,000
Miscellaneous Fees and Expenses.............................     7,000
                                                              --------
     Total Expenses.........................................  $350,000
                                                              ========


---------------


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Under Section 145 of the Delaware General Corporation Law ("Delaware Law") Onyx Acceptance Financial Corporation (the "Company") has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Company's Bylaws (the "Bylaws") (Exhibit 3.2 hereto) provide that the Company shall indemnify its directors and officers to the fullest extent permitted by law and requires the Company to advance litigation expenses upon receipt by the Company of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director is not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws shall not be deemed to be exclusive of any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     The Certificate of Incorporation (the "Certificate of Incorporation") (Exhibit 3.1 hereto) provides that, pursuant to Delaware Law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefits to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware Law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Certificate of Incorporation further provides that the Company shall indemnify its directors and officers to the fullest extent permitted by law, and requires the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the director to repay such advances if it is ultimately determined that the director is not entitled to indemnification. The Certificate of Incorporation also provides that rights conferred under such Certificate of Incorporation shall not be deemed to be exclusive of any other right such persons may have or acquire under any statute, the Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

     The Company has acquired a directors' and officers' liability insurance policy that, subject to the terms and conditions of the policy, insures the directors and officers of the Company against losses arising from any wrongful act (as defined by the policy) in his or her capacity as a director or officer. The policy reimburses the Company for amounts which the Company lawfully indemnifies or for which it is required or permitted by law to indemnify its directors and officers.

     In addition, the Company has entered into agreements to indemnify its directors and certain of its officers in addition to indemnification provided for in the Certificate of Incorporation and Bylaws. These agreements will, among other things, indemnify the Company's directors and certain of its officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Company, on account of services as a director or officer of the Company or as a director or officer of any subsidiary of the Company, or as a director or officer of any other company or enterprise that the person provides services to at the request of the Company.

     The Underwriting Agreement provides for indemnification by the Company of the Underwriter, for certain liabilities rising under the Securities Act or otherwise. It also provides, in certain limited instances, for indemnification by the Underwriter of the Company with respect to information furnished by or on behalf of the Underwriter that are contained in this prospectus or included as part of this Registration Statement.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     Not applicable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) EXHIBITS


        EXHIBIT
        NUMBER                             DESCRIPTION
        -------                            -----------
          1.1      Form of Underwriting Agreement
          3.1      Certificate of Incorporation of the Seller incorporated
                   herein by reference to the Registrant's Registration
                   Statement on Form S-1 (No. 333-4220)
          3.2      Bylaws of the Seller incorporated herein by reference to the
                   Registrant's Registration Statement on Form S-1 (No.
                   333-4220)
          4.1      Form of Pooling and Servicing Agreement by and among the
                   Seller, the Servicer and the Trustee
          5.1      Opinion of Andrews & Kurth L.L.P., with respect to legality
          8.1      Opinion of Andrews & Kurth L.L.P., with respect to federal income tax matters
         23.1      Consent of Andrews & Kurth L.L.P., (contained in Exhibit
                   5.1)
         23.2      Consent of Andrews & Kurth L.L.P., (contained in Exhibit
                   8.1)
         23.3      Consent of Coopers & Lybrand LLP with respect to financial statements of MBIA Insurance Corporation
         24        Powers of Attorney*


---------------


*  Previously filed


     (b) FINANCIAL STATEMENT SCHEDULES

          Not applicable.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes as follows:

          (a) To provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

          (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (c) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.


          (d) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-46359 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on March 5, 1998.


                                          Onyx Acceptance Financial Corporation


                                          By: /s/     JOHN W. HALL*
                                            ------------------------------------
                                                        John W. Hall
                                               Director, President and Chief
                                                      Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement No. 333-46359 has been signed below by the following persons in the capacities and on the dates indicated:



                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----

                  /s/ JOHN W. HALL*                         President and Chief          March 5, 1998
-----------------------------------------------------   Executive Officer, Director
                    John W. Hall                       (Principal Executive Officer)

                  /s/ DON P. DUFFY*                      Executive Vice President        March 5, 1998
-----------------------------------------------------  and Chief Financial Officer,
                    Don P. Duffy                       Director (Principal Financial
                                                          and Accounting Officer)

                 /s/ REGAN E. KELLY                      Executive Vice President,       March 5, 1998
-----------------------------------------------------            Director
                   Regan E. Kelly

                /s/ KURT C. BICKNELL*                            Director                March 5, 1998
-----------------------------------------------------
                  Kurt C. Bicknell

                                                                 Director
-----------------------------------------------------
                    Steve M. Bond



*By:      /s/ REGAN S. KELLY
     -------------------------------
             Regan S. Kelly
            Attorney-in-fact

                                 EXHIBIT INDEX


                                                                         SEQUENTIALLY
EXHIBIT                                                                    NUMBERED
NUMBER                             DESCRIPTION                               PAGE
-------                            -----------                           ------------
  1.1      Form of Underwriting Agreement..............................
  3.1      Certificate of Incorporation of the Seller incorporated
           herein by reference to the Registrant's Registration
           Statement on Form S-1 (No. 333-4220)........................
  3.2      Bylaws of the Seller incorporated herein by reference to the
           Registrant's Registration Statement on Form S-1 (No.
           333-4220)...................................................
  4.1      Form of Pooling and Servicing Agreement by and among the
           Seller, the Servicer and the Trustee........................
  5.1      Opinion of Andrews & Kurth L.L.P., with respect to
           legality....................................................
  8.1      Opinion of Andrews & Kurth L.L.P., with respect to federal income tax matters..........................................
 23.1      Consent of Andrews & Kurth L.L.P., (contained in Exhibit
           5.1)........................................................
 23.2      Consent of Andrews & Kurth L.L.P., (contained in Exhibit
           8.1)........................................................
 23.3      Consent of Coopers & Lybrand LLP with respect to financial statements of MBIA Insurance Corporation....................
 24        Powers of Attorney*.........................................


---------------


 *   Previously filed